                                                                 EXHIBIT 10.18


                               U.S. $700,000,000

                  FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

                           Dated as of March 31, 1997

                                     Among

                      GENERAL NUTRITION, INCORPORATED and
                         GENERAL NUTRITION CORPORATION,

                                 as Borrowers,

                                      and

                       GENERAL NUTRITION COMPANIES, INC.

                                      and

                     THE RESTATEMENT LENDERS NAMED HEREIN,

                            as Restatement Lenders,

                                      and

                           BANQUE NATIONALE DE PARIS,

               as Administrative Agent and as Documentation Agent
                   and as Issuing Bank and as Swing Line Bank

                                      and

             PNC BANK, NATIONAL ASSOCIATION and ABN AMRO BANK N.V.

                             as Syndication Agents

                                      and

         THE SUMITOMO BANK, LIMITED, FIRST UNION NATIONAL BANK OF NORTH
       CAROLINA, THE FUJI BANK, LIMITED, NEW YORK BRANCH, FLEET NATIONAL
                 BANK and UNITED STATES NATIONAL BANK OF OREGON

                                  as Co-Agents

                         T A B L E   O F   C O N T E N T S

                                                                            Page

                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

    SECTION 1.01.  Certain Defined Terms...................................  2
    SECTION 1.02.  Computation of Time Periods............................. 26
    SECTION 1.03.  Accounting Terms........................................ 27
    SECTION 1.04.  Currency Equivalents Generally.......................... 27

                                   ARTICLE II

                       AMOUNTS AND TERMS OF THE ADVANCES

    SECTION 2.01.  The Advances............................................ 27
    SECTION 2.02.  Making the Advances..................................... 28
    SECTION 2.03.  Repayment............................................... 31
    SECTION 2.04.  Optional Reduction of the Commitments................... 31
    SECTION 2.05.  Prepayments............................................. 31
    SECTION 2.06.  Interest................................................ 32
    SECTION 2.07.  Fees.................................................... 33
    SECTION 2.08.  Conversion of Advances.................................. 34
    SECTION 2.09.  Increased Costs, Etc.................................... 34
    SECTION 2.10.  Payments and Computations............................... 36
    SECTION 2.11.  Taxes................................................... 37
    SECTION 2.12.  Sharing of Payments, Etc................................ 39
    SECTION 2.13.  Letters of Credit....................................... 40
    SECTION 2.14.  Use of Proceeds......................................... 44

                                  ARTICLE III

                             CONDITIONS OF LENDING

    SECTION 3.01.  Conditions Precedent to Fourth Restatement Date......... 44
    SECTION 3.02.  Conditions Precedent to Each Borrowing and Issuance..... 48
    SECTION 3.03.  Determinations Under Section 3.01....................... 48

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

    SECTION 4.01.  Representations and Warranties of the Borrowers......... 49

                                   ARTICLE V

                           COVENANTS OF THE BORROWERS

    SECTION 5.01.  Affirmative Covenants................................... 55
    SECTION 5.02.  Negative Covenants...................................... 58
    SECTION 5.03.  Reporting Requirements to Lenders....................... 68
    SECTION 5.04.  Financial Covenants..................................... 71

                                   ARTICLE VI

                               EVENTS OF DEFAULT

    SECTION 6.01.  Events of Default....................................... 73
    SECTION 6.02.  Actions in Respect of the Letters of Credit upon Default.76

                                  ARTICLE VII

                                   THE AGENTS

    SECTION 7.01.  Authorization and Action.................................76
    SECTION 7.02.  Agents' Reliance, Etc....................................77
    SECTION 7.03.  Agents, Issuing Bank, Swing Line Bank and Affiliates.....77
    SECTION 7.04.  Lender Credit Decision...................................78
    SECTION 7.05.  Indemnification..........................................78
    SECTION 7.06.  Successor Administrative Agents..........................79
    SECTION 7.07.  The Agents...............................................80

                                  ARTICLE VIII

                                 MISCELLANEOUS

    SECTION 8.01.  Amendments, Etc..........................................80
    SECTION 8.02.  Notices, Etc.............................................80
    SECTION 8.03.  No Waiver; Remedies......................................81
    SECTION 8.04.  Costs and Expenses.......................................81
    SECTION 8.05.  Right of Setoff..........................................82
    SECTION 8.06.  Binding Effect...........................................83
    SECTION 8.07.  Assignments and Participations...........................83

    SECTION 8.08.  Governing Law............................................86
    SECTION 8.09.  Execution in Counterparts................................86
    SECTION 8.10.  No Liability of the Issuing Bank.........................86
    SECTION 8.11.  Confidentiality..........................................87
    SECTION 8.12.  Jurisdiction, Etc........................................87
    SECTION 8.13.  Waiver of Jury Trial.....................................88


                                   SCHEDULES

Schedule I                 -        Commitments and Applicable Lending Offices

Schedule II                -        Assignment of Existing Advances

Schedule 4.01(b)           -        Subsidiaries

Schedule 4.01(k)           -        Plans, Multiemployer Plans and Welfare Plans

Schedule 4.01(r)           -        Environmental Permits

Schedule 4.01(s)           -        Listings by the Environmental Protection Agency

Schedule 4.01(t)           -        Hazardous Materials

                                    EXHIBITS

Exhibit A-1                -        Form of Amended and Restated Revolving Credit Note

Exhibit A-2                -        Form of Swing Line Note

Exhibit B                  -        Form of Notice of Borrowing

Exhibit C                  -        Form of Assignment and Acceptance

Exhibit D                  -        Form of Fourth Amended and Restated Parent Guaranty

Exhibit E                  -        Form of Fourth Amended and Restated Subsidiary Guaranty

Exhibit F                  -        Form of Assignment Agreement

Exhibit G                  -        Form of Intercompany Subordination Agreement

                  FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

     FOURTH AMENDED AND RESTATED CREDIT AGREEMENT dated as of March 31, 1997 among GENERAL NUTRITION, INCORPORATED, a Pennsylvania corporation ("GNI"), GENERAL NUTRITION CORPORATION, a Pennsylvania corporation ("GNC"), GENERAL NUTRITION COMPANIES, INC., a Delaware corporation ("GNCI"), the banks and other lenders (the "Restatement Lenders") listed on the signature pages hereof, BANQUE NATIONALE DE PARIS ("BNP"), as administrative agent (together with any successor appointed pursuant to Article VII, the "Administrative Agent") and as documentation agent (the "Documentation Agent"), for the Lenders hereunder, PNC Bank, National Association and ABN AMRO Bank N.V., as syndication agents (the "Syndication Agents"), THE SUMITOMO BANK, LIMITED, FIRST UNION NATIONAL BANK OF NORTH CAROLINA, THE FUJI BANK, LIMITED, NEW YORK BRANCH, FLEET NATIONAL BANK and UNITED STATES NATIONAL BANK OF OREGON, as co-agents (the "Co-Agents," and, together with the Administrative Agent, the Documentation Agent, and the Syndication Agents, the "Agents") and BNP, as issuing bank (the "Issuing Bank") and as swing line bank (the "Swing Line Bank").

PRELIMINARY STATEMENTS:

     (1) The Restatement Lenders (as defined below) and the Borrowers have agreed to amend and restate the Existing Credit Agreement (as defined below) in order to allow the Existing Lenders (as defined below) to assign a portion of their Commitments to the Restatement Lenders hereunder, and to modify their Commitments in order to (i) pay transaction fees and expenses in connection with the transactions contemplated hereunder, (ii) finance capital expenditures and corporate acquisitions of businesses or product lines in the Health Care Business (as defined below) and (iii) provide funds for other general corporate purposes. The Restatement Lenders have indicated their willingness to agree to amend and restate the Existing Credit Agreement and to lend such amounts on the terms and conditions of this Agreement.

     (2) Simultaneously with the execution hereof, the Existing Lenders have entered into an Assignment Agreement in the form of Exhibit F attached hereto dated as of the date hereof (the "Assignment Agreement"), with the Restatement Lenders pursuant to which such Existing Lenders have agreed to sell and assign to the Restatement Lenders, and the Restatement Lenders have agreed to purchase and assume, as of the Fourth Restatement Date, all of such Existing Lenders' rights and obligations under the Existing Credit Agreement on the terms set forth in the Assignment Agreement. After giving effect to such sale and assignment as of the Fourth Restatement Date, the Commitments of and the amount of Advances owing to each of the Restatement Lenders will be as set forth on
Schedule I.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree that, subject to the satisfaction of the conditions set forth in Section 3.01, the Existing Credit Agreement is amended and restated in its entirety to read as follows:

                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

     SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Advance" means a Revolving Credit Advance, a Letter of Credit Advance or a Swing Line Advance.

     "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling," "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 5% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

     "Adjusted Maximum Leverage Ratio" means, with respect to any period, the ratio of (a) Consolidated Total Adjusted Debt of GNCI and its Subsidiaries at the end of such period to (b) Consolidated EBITDA of GNCI and its Subsidiaries for such period (the computation of such ratio to include, in the case of Indebtedness created, incurred or assumed in connection with any Investment permitted by Sections 5.02(e)(i), (iv), (v), (vi), (vii) and (ix), the EBITDA of each such Person in which such Investment was made for the 12-month period, or such shorter period as appropriate, ended on or immediately prior to the end of such period).

     "Administrative Agent" has the meaning specified in the recital of parties to this Agreement.

     "Administrative Agent's Account" means the account of the Administrative Agent maintained by the Administrative Agent at the Federal Reserve Bank of New York, 33 Liberty Street, New York, New York 10048, ABA No. 026007689, for further credit to Account No. 75042070103, or such other account maintained by the

Administrative Agent and designated by the Administrative Agent in a written notice to the Lenders and the Borrowers.

     "Agents" has the meaning specified in the recital of parties to this Agreement.

     "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

     "Applicable Margin" means, as of any date, a percentage per annum determined by reference to the Performance Level applicable on such date as set forth below:

                           Applicable Margin              Applicable
    Performance                   for                     Margin for               Letters of
       Level                   Base Rate                Eurodollar Rate              Credit
                               Advances                    Advances
--------------------  ---------------------------  -------------------------  --------------------
          I                       0%                         0.50%                   0.50%
         II                       0%                         0.75%                   0.75%
         III                      0%                         1.00%                   1.00%
         IV                       0%                         1.25%                   1.25%
          V                      0.25%                       1.50%                   1.50%
--------------------  ---------------------------  -------------------------  --------------------

provided, however, that (a) no change in the Applicable Margin shall be effective until three Business Days after the date on which the Administrative Agent receives financial statements pursuant to Section 5.03(b) or (c), as the case may be, demonstrating that a new Performance Level is applicable; (b) for the period commencing on the Fourth Restatement Date and ending on the date three Business Days after delivery of financial statements for the Rolling Period ended on or about April 26, 1997, the Applicable Margin shall be as set forth opposite Performance Level I; and (c) notwithstanding anything contained herein to the contrary, the Applicable Margin shall be at Performance Level V upon the occurrence and during the continuance of an Event of Default.

     "Applicable Percentage" means, as of any date, a percentage per annum determined by reference to the Performance Level applicable on such date as set forth below:

          Performance                      Applicable
             Level                         Percentage
-------------------------------  -------------------------------
               I                             0.175%
              II                             0.200%
              III                            0.200%
              IV                             0.250%
               V                             0.250%
-------------------------------  -------------------------------

provided, however, that (a) no change in the Applicable Percentage shall be effective until three Business Days after the date on which the Administrative Agent receives financial statements pursuant to Section 5.03(b) or (c), as the case may be, demonstrating that a new Performance Level is applicable; (b) for the period commencing on the Fourth Restatement Date and ending on the date three Business Days after delivery of financial statements for the Rolling Period ended on or about April 26, 1997, the Applicable Percentage shall be as set forth opposite Performance Level I; and (c) notwithstanding anything contained herein to the contrary, the Applicable Margin shall be at Performance Level V upon the occurrence and during the continuance of an Event of Default.

     "Appropriate Lender" means, as to any Facility, a Lender that has a Commitment for a portion of such Facility at such time or, as to the Swing Line Advances, the Swing Line Bank.

     "Assignment Agreement" has the meaning specified in the Preliminary Statements.

     "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in accordance with Section 8.07 and in substantially the form of Exhibit C hereto.

     "Available Amount" of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

     "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:

          (a) the rate of interest advised or designated by BNP in New York, New York, from time to time, as its prime rate (and such term shall not be construed to be its best or most favorable rate); and

          (b) 1/2 of 1% per annum above the Federal Funds Rate.

     "Base Rate Advance" means an Advance that bears interest as provided in
Section 2.06(a)(i).

     "BNP" has the meaning specified in the recital of parties to this Agreement.

     "Board of Directors" means, with respect to any Person, the board of directors of such Person or any duly authorized committee of such board.

     "Borrower" means GNC or GNI, as designated in the applicable Notice of Borrowing.

     "Borrowing" means a Revolving Credit Borrowing or a Swing Line Borrowing.

     "Business Day" means a day of the year on which banks are not required or authorized to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

     "Capitalized Leases" has the meaning specified in clause (e) of the definition of "Indebtedness".

     "Cash Equivalents" means any of the following, to the extent owned by the Borrowers and their Subsidiaries free and clear of all Liens and having a maturity of not greater than 90 days from the date of acquisition thereof: (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States; (b) certificates of deposit of or time deposits with any commercial bank that is
(i) a Lender or (ii) a member of the Federal Reserve System that issues (or the parent of which issues) commercial paper rated as described in clause (c), that is organized under the laws of the United States or any State thereof and that has combined capital and surplus of at least $500,000,000; (c) commercial paper in an aggregate amount of no more than

$250,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States, rated at least "Prime-1" (or the then equivalent grade) by Moody's Investors Service, Inc. or "A-1" (or the then equivalent grade) by Standard & Poor's Rating Group, a division of the McGraw Hill Companies, Inc.; or (d) money market mutual funds registered under the Investment Company Act of 1940, investing in obligations, or repurchase agreements secured by obligations, of the type described in clause (a) or (b).

     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

     "Claims" has the meaning specified in the definition of "Environmental Action".

     "Co-Agent" has the meaning specified in the recital of parties to this Agreement.

     "Commitment" means a Revolving Credit Commitment or a Letter of Credit Commitment.

     "Confidential Information" means information that is furnished to any Agent or any Lender by or on behalf of the Borrowers on a confidential basis, but does not include any such information that is or becomes generally available to the public other than as a result of a breach by such Agent or any Lender of its obligations hereunder or that is or becomes available to such Agent or such Lender from a source other than the Borrowers that is not, to the best of such Agent's or such Lender's knowledge, acting in violation of a confidentiality agreement with the Borrowers.

     "Consolidated" refers to the consolidation of accounts in accordance with GAAP.

     "Conversion", "Convert" and "Converted" each refers to a conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.08 or 2.09.

     "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

     "Documentation Agent" has the meaning set forth in the recital of parties to this Agreement.

     "Dollars" and "$" sign each means lawful money of the United States.

     "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on
Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrowers and the Administrative Agent.

     "EBITA" means, for any period, net income (or net loss) plus the sum of, without duplication, (a) Interest Expense, (b) income tax expense, (c) amortization expense, including amortization with respect to deferred financing fees, (d) losses resulting from any sale of fixed assets, (e) noncash charges relating to pensions, stock options, stock appreciation rights and other equity based incentive plans, (f) extraordinary or unusual losses or expenses, in each case, to the extent such amounts are deducted in calculating net income or loss and (g) dividends, royalty payments or returns of capital actually received in cash from any non-wholly-owned Subsidiary or Affiliate less the sum of, without duplication, (i) gains resulting from any sale of fixed assets, (ii) extraordinary or unusual gains and (iii) noncash credits relating to pensions, stock options, stock appreciation rights and other equity based incentive plans, in each case, to the extent such amounts are included in calculating net income or loss, in each case determined in accordance with GAAP for such period; provided, however, that for purposes of calculating Consolidated EBITA,
(x) other than as set forth in clause (g) above, no portion of any non-wholly-owned Subsidiary's, or any Affiliate's, net income and any adjustments thereto that under GAAP would be otherwise included in calculating Consolidated EBITA for any period, shall be taken into account and (y) the net income and any adjustments thereto of all Foreign Subsidiaries of GNCI shall not be recognized to the extent such amount exceeds 10% of Consolidated EBITA.

     "EBITDA" means, for any period, net income (or net loss) plus the sum of, without duplication, (a) Interest Expense, (b) income tax expense, (c) depreciation expense, (d) amortization expense, including amortization with respect to deferred financing fees, (e) losses resulting from any sale of fixed assets, (f) noncash charges relating to pensions, stock options, stock appreciation rights and other equity based incentive plans and (g) extraordinary or unusual losses or expenses, in each case, to the extent such amounts are deducted in calculating net income or loss, less the sum of, without duplication, (i) gains resulting from any sale of fixed assets, (ii) extraordinary or unusual gains and (iii) noncash credits relating to pensions, stock options, stock appreciation rights and other equity based incentive plans, in each case, to the extent such amounts are included in calculating net income or loss, in each case determined in accordance with GAAP for such period; provided, however, that for purposes of calculating Consolidated EBITDA, (x) no portion of any non-wholly-owned Subsidiary's, or any Affiliate's, net income and any adjustments thereto that are attributable to interests not owned by GNCI and its Subsidiaries and that under

GAAP would be otherwise included in calculating Consolidated EBITDA for any period, shall be taken into account and (y) the net income and any adjustments thereto of all Foreign Subsidiaries of GNCI and any other Subsidiary or Affiliate of GNCI that is organized and with substantially all of its assets located outside of the United States, shall not be recognized to the extent such aggregate amount exceeds 10% of Consolidated EBITDA.

     "Eligible Assignee" means (a) a commercial bank organized under the laws of the United States, or any State thereof, and having a combined capital and surplus of at least $500,000,000, or any Affiliate thereof; (b) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having a combined capital and surplus of at least $500,000,000; (c) a commercial bank organized under the laws of any other country that is a member of the OECD or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow, or a political subdivision of any such country, and having a combined capital and surplus of at least $500,000,000, so long as such bank is acting through a branch or agency located in the United States; (d) the central bank of any country that is a member of the OECD; (e) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having a combined capital and surplus of at least $500,000,000 or with respect to a fund with total assets under its management in excess of $500,000,000; and (f) any other Person (other than an Affiliate of any Borrower) approved by the Administrative Agent and the Borrowers, such approval not to be unreasonably withheld.

     "Environmental Action" means any administrative, regulatory or judicial action, suit, demand, demand letter, claim, notice of noncompliance or violation, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law or any Environmental Permit (collectively, "Claims") including, without limitation, (a) any Claim by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any Environmental Law and (b) any Claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to the environment or, to the extent caused by pollution or other environmental degradation, human health or safety.

     "Environmental Law" means any federal, state or local law, statute, rule, regulation, order, writ, judgment, injunction, decree, determination or award relating to Hazardous Materials, the environment, or, to the extent related to pollution or other environmental degradation, human health or safety, including, without limitation, CERCLA, the Resource Conservation and Recovery Act, the Hazardous Materials Transportation Act, the Clean Water Act, the Toxic Substances Control Act, the Clean Air Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide and Rodenticide Act and the Occupational Safety and Health Act.

     "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

     "ERISA Affiliate" means, with respect to any Person, any other Person that for purposes of Title IV of ERISA is a member of such Person's controlled group, or under common control with such Person, within the meaning of Section 414 of the Internal Revenue Code.

     "ERISA Event" means, with respect to any Person:

          (a) the occurrence of a reportable event, within the meaning of
     Section 4043 of ERISA, with respect to any Plan of such Person or any of its ERISA Affiliates unless the 30-day notice requirement with respect to such event has been waived by the PBGC;

          (b) the provision by the administrator of any Plan of such Person or any of its ERISA Affiliates of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA);

          (c) the cessation of operations at a facility of such Person or any of its ERISA Affiliates in the circumstances described in Section 4062(e) of ERISA;

          (d) the withdrawal by such Person or any of its ERISA Affiliates from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA;

          (e) the failure by such Person or any of its ERISA Affiliates to make a payment to a Plan required under Section 302(f)(1) of ERISA;

          (f) the adoption of an amendment to a Plan of such Person or any of its ERISA Affiliates requiring the provision of security to such Plan, pursuant to Section 307 of ERISA; or

          (g) the institution by the PBGC of proceedings to terminate a Plan of such Person or any of its ERISA Affiliates, pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that could constitute grounds for the termination of, or the appointment of a trustee to administer, such Plan.

     "Eurodollar Liabilities" has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to GNC, GNI and the Administrative Agent.

     "Eurodollar Rate" means for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the average of the respective rates per annum posted by each of the principal London offices of banks posting rates as displayed on the Telerate screen, page 3750, or such other page as may replace such page on such service for the purpose of displaying the London interbank offered rate of major banks for deposits in dollars, at approximately 11:00 A.M. (London time) two Business Days before the first day of such Interest Period for deposits in amounts and durations comparable to such Borrowing and such Interest Period (and rounded upward to the next whole multiple of 1/16 of 1%) by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period; provided that for purposes of calculating the Eurodollar Rate with respect to any Interest Period of one week during the first thirty days following the Fourth Restatement Date, the Reuters screen, page LIBO should be used in lieu of the Telerate screen, page 3750 in clause (a) hereof.

     "Eurodollar Rate Advance" means an Advance that bears interest as provided in Section 2.06(a)(ii).

     "Eurodollar Rate Reserve Percentage" means, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor thereto) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurodollar Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

     "Events of Default" has the meaning specified in Section 6.01.

     "Existing Credit Agreement" means the credit agreement dated as of January 18, 1993, which credit agreement was amended and restated pursuant to an amended and restated credit agreement dated as of February 10, 1993, was further amended and restated pursuant to a second amended and restated credit agreement dated as of July 19, 1994 and was further amended and restated pursuant to a third amended and restated credit agreement dated as of March 21, 1996 with the banks parties thereto and BNP, as agent, as amended, supplemented or otherwise modified through the Fourth Restatement Date.

     "Existing Lenders" means the lenders party to the Existing Credit
Agreement.

     "Existing Letters of Credit" has the meaning specified in Section 2.13(a).

     "Facility" means the Revolving Credit Facility, the Letter of Credit Facility or the Swing Line Facility.

     "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period (i) to the rate published by the Telerate service on page five of its daily report as the "New York Offered Rate" as of 10:00 A.M. (New York City time) for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) or (ii) if the Telerate service shall cease to publish or otherwise shall not publish such rates for any day that is a Business Day, to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

     "Fiscal Quarter" means a fiscal quarter of GNCI and its Subsidiaries ending on or about April 27, July 20, October 12 or February 3 of each year.

     "Fiscal Year" means the period commencing the day after the Saturday closest to but not prior to the 31st day of January in any calendar year and ending on the Saturday closest to but not preceding the 31st day of January in the next succeeding calendar year, and when referred to from time to time herein by reference to a calendar year, shall be the Fiscal Year beginning in the calendar year to which reference is made.

     "Fixed Charge Coverage Ratio" means, with respect to any period, the ratio for GNCI and its Subsidiaries during such period of (a) the sum of (x) Consolidated EBITA plus (y) Consolidated Store Operating Lease Expense to (b) the sum of (i) Consolidated Interest Expense plus (ii) Consolidated income taxes which were paid in cash plus (iii) Consolidated Store Operating Lease Expense plus (iv) scheduled amortization of Consolidated Funded Indebtedness.

     "Foreign Currency" means lawful currency other than Dollars which is freely transferable and convertible into Dollars.

     "Foreign Subsidiary" means a wholly-owned (except for any shares of capital stock that are Qualifying Shares) Subsidiary that is organized, and with substantially all of its assets located, outside of the United States.

     "Fourth Amended and Restated Parent Guaranty" has the meaning specified in
Section 3.01(f)(viii).

     "Fourth Amended and Restated Subsidiary Guaranty" has the meaning specified in Section 3.01(f)(viii) and shall include any subsidiary guaranty entered into by any Loan Party pursuant to Section 5.01(m).

     "Fourth Restatement Date" means any date on or before April 30, 1997 on which the conditions set forth in Article III applicable to the effectiveness of this Agreement have been fulfilled or waived.

     "Franchisee Note" means a promissory note duly executed and delivered to a Borrower or any Subsidiary by a Person that is a franchisee of a retail outlet of such Borrower or such Subsidiary, including any amendment, modification, renewal or replacement of such promissory note.

     "Funded Indebtedness" of any Person means Indebtedness of such Person that by its terms matures more than one year after the date of creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year after such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year after such date, including, without limitation, all amounts of Funded Indebtedness of such Person required to be paid or prepaid within one year after the date of determination.

     "GAAP" has the meaning specified in Section 1.03.

     "GNC" has the meaning set forth in the recitals of the parties to this Agreement.

     "GNC Borrower Account" means the account of GNC maintained by GNC with BNP at its office at 499 Park Avenue, New York, New York 10022, Account No. 20065800113, or such other account as is agreed upon between GNC and the Administrative Agent.

     "GNCC" means GNC (Canada) Holding Company, a Delaware corporation.

     "GNCI" has the meaning set forth in the recitals of the parties to this Agreement.

     "GNCL" means GNC Limited, a Delaware corporation.

     "GNCUK" means GNC (UK) Holding Company, a Delaware corporation.

     "GND" means General Nutrition Distribution Company, a Pennsylvania business trust whose sole beneficiaries are GNS and GNIC.

     "GNF" means GNC Franchising, Inc., a Pennsylvania corporation.

     "GNG" means General Nutrition Government Services, Inc., a Delaware corporation.

     "GNI" has the meaning set forth in the recitals of the parties to this Agreement.

     "GNI Borrower Account" means the account of GNI maintained by GNI with BNP at its office at 499 Park Avenue, New York, New York 10022, Account No. 20065600196, or such other account as is agreed upon between GNI and the Administrative Agent.

     "GNIC" means General Nutrition Investment Company, a Delaware corporation and a wholly-owned subsidiary of GNI.

     "GNII" means General Nutrition International, Inc. a Delaware corporation and a wholly-owned subsidiary of GNF.

     "GNCIH" means GNC International Holdings, Inc., a Delaware corporation.

     "GNP" means General Nutrition Products, Inc., a South Carolina corporation.

     "GNS" means General Nutrition Services, Inc., a Delaware corporation and a wholly-owned subsidiary of GNIC.

     "Gustine" has the meaning set forth in Section 5.02(e)(x).

     "Hazardous Materials" means (a) petroleum or petroleum products, natural or synthetic gas, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and radon gas, (b) any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar import, under any Environmental Law and (c) any other substance exposure to which is regulated under any Environmental Law.

     "Health Care Business" means any business which is involved in providing products, services or information in the self-care and personal health enhancement markets.

     "Hedge Agreements" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements.

     "Indebtedness" of any Person means, without duplication:

          (a) all indebtedness of such Person for borrowed money;

          (b) all Obligations of such Person for the deferred purchase price of property or services;

          (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments;

          (d) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property);

          (e) all Obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases ("Capitalized Leases");

          (f) all Obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities;

          (g) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any capital stock (other than Obligations, if any, (i) arising from the declaration of dividends on common stock or (ii) to pay stated dividends on Preferred Stock) or other ownership or profit interest in such Person or any other Person, or any warrants, rights or options to acquire such capital stock, valued, in the case of Redeemable Preferred Stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends;

          (h) all Obligations in respect of Hedge Agreements;

          (i) all Indebtedness of others referred to in clauses (a) through (h) above guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss; and

          (j) all Indebtedness referred to in clauses (a) through (h) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

     "Indemnified Party" has the meaning specified in Section 8.04(b).

     "Insufficiency" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

     "Intercompany Subordinated Debt" means Indebtedness from time to time of GNI to GNCI subordinated pursuant to the Intercompany Subordination Agreement.

     "Intercompany Subordination Agreement" means an agreement substantially in the form of Exhibit G hereto made by GNCI in favor of BNP, as Administrative Agent for the Lenders, as of the date hereof.

     "Interest Expense" means, with respect to any Person for any period (without duplication), interest expense for such period on all Indebtedness of such Person and its Subsidiaries, net of interest income (other than interest income from Franchisee Notes) for such period, including, without limitation,
(a) interest in respect of Indebtedness resulting from Advances, (b) commissions, discounts and other fees and charges payable in connection with letters of credit, (c) the net payment paid in connection with Hedge Agreements less any net credits received in connection with Hedge Agreements, (d) the interest component of payments under Capitalized Leases, (e) amortization of original issue discount and (f) all other noncash interest but excluding amortization with respect to deferred financing fees.

     "Interest Period" means, for all Eurodollar Rate Advances comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advances or on the date of the Conversion of any Base Rate Advance into any such Eurodollar Rate Advance, and ending on the last day of the period selected by the Borrowers pursuant to the provisions below, and thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrowers pursuant to the provisions below. The duration of each such Interest Period shall be (except as provided for below) one, two, three or six months, as the Borrowers may, upon notice received by the Administrative Agent not later than 12:00 P.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

          (a) no Borrower may select any Interest Period that ends after any principal repayment installment date unless, after giving effect to such selection, the aggregate principal amount of Base Rate Advances and of Eurodollar Rate Advances having Interest Periods that end on or prior to such principal repayment installment date shall be at least equal to the aggregate principal amount of Advances due and payable on or prior to such date;

          (b) Interest Periods commencing on the same date for Eurodollar Rate Advances comprising part of the same Borrowing shall be of the same duration;

          (c) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the immediately preceding Business Day;

          (d) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month; and

          (e) during the first thirty days following the Fourth Restatement Date, the Borrowers may, upon notice received by the Administrative Agent not later than 12:00 P.M. (New York City time) on the third Business Day prior to the first day of the Interest Period, select an Interest Period of one week; provided, however, that no Borrower may select an Interest Period with a one week duration more than four times during such period.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

     "Investment" in any Person means any loan or advance to such Person, any purchase or other acquisition of any capital stock, warrants, rights, options, obligations or other securities of such Person, any capital contribution to such Person or any other investment in such Person, including, without limitation, any arrangement pursuant to which the investor incurs Indebtedness of the types referred to in clauses (h) and (i) of the definition of "Indebtedness" in respect of such Person.

     "Issuing Bank" means BNP.

     "L/C Cash Collateral Account" means the non-interest bearing cash collateral accounts with BNP at 499 Park Avenue, New York, New York 10022, Account Nos. 20067200114 and 20067400128 in the name of GNI and GNC, respectively.

     "L/C Related Documents" has the meaning specified in Section 2.13(d)(ii).

     "Lenders" means the Restatement Lenders listed on the signature pages hereof and each Eligible Assignee that shall become a party hereto pursuant to
Section 8.07.

     "Letter of Credit Advance" means an advance made by the Issuing Bank or any Lender pursuant to Section 2.13(c).

     "Letter of Credit Commitment" has the meaning specified in Section
2.13(a).

     "Letter of Credit Facility" has the meaning specified in Section 2.13(a).

     "Letters of Credit" has the meaning specified in Section 2.13(a).

     "Lien" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

     "Loan Documents" means (a) for purposes of this Agreement and the Notes and any amendment or modification hereof or thereof and for all other purposes other than for purposes of the Fourth Amended and Restated Parent Guaranty, and the Fourth Amended and Restated Subsidiary Guaranty (i) this Agreement, (ii) the Notes, (iii) the Fourth Amended and Restated Parent Guaranty, and (iv) the Fourth Amended and Restated Subsidiary Guaranty, (b) for purposes of the Fourth Amended and Restated Parent Guaranty and the Fourth Amended and Restated Subsidiary Guaranty, (i) this Agreement, (ii) the Notes, (iii) the Fourth Amended and Restated Parent Guaranty, (iv) the Fourth Amended and Restated Subsidiary Guaranty, and (v) each Hedge Agreement entered into with a Lender, in each case as amended or otherwise modified from to time.

     "Loan Parties" means the Borrowers, GNCI and each Subsidiary Guarantor.

     "Margin Stock" has the meanings specified in Regulations G and U of the Board of Governors of the Federal Reserve System.

     "Material Adverse Change" means any material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Loan Parties and their Subsidiaries taken as a whole.

     "Material Adverse Effect" means any material adverse effect on (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Loan Parties and their Subsidiaries taken as a whole, (b) the rights and remedies of any Agent or any Lender under any Loan Document or any Related Document or (c) the ability of any Loan Party to perform its Obligations under any Loan Document or any Related Document to which it is or is to be a party.

     "Material Contract" means (a) the Amended and Restated Agreement dated September 24, 1992 by and between Showa Denko America, Inc. and General Nutrition, Inc. and (b) the Guaranty Agreement dated as of September 24, 1992 by and between Showa Denko K.K. and General Nutrition, Inc., as in effect on the Fourth Restatement Date.

     "Maximum Leverage Ratio" means, with respect to any period, the ratio of
(a) Consolidated Total Debt of GNCI and its Subsidiaries at the end of such period to (b) Consolidated EBITDA of GNCI and its Subsidiaries for such period (the computation of such ratio to include, in the case of Indebtedness created, incurred or assumed in connection with any Investment permitted by Sections 5.02(e)(i), (iv), (v), (vi), (vii) and (ix), the EBITDA of each such Person in which such Investment was made for the 12-month period, or such shorter period as appropriate, ended on or immediately prior to the end of such period).

     "Multiemployer Plan" means, with respect to any Person, a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which such Person or any of its ERISA Affiliates is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

     "Multiple Employer Plan" means, with respect to any Person, a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of such Person or any of its ERISA Affiliates and at least one Person other than such Person and its ERISA Affiliates or (b) was so maintained and in respect of which such Person or any of its ERISA Affiliates could reasonably be expected to have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

     "NFC" means Nature Food Centres, Inc., a Maryland Corporation.

     "NFCI" means NFC, Inc., a Massachusetts corporation.

     "NFN" means Nature's Fresh Northwest, Inc., a Delaware corporation.

     "Net Cash Proceeds" means, with respect to any sale, lease, transfer or other disposition of any asset or the incurrence or issuance of any Indebtedness or capital stock, any securities convertible into or exchangeable for capital stock or any warrants, rights or options to acquire capital stock by any Person, the aggregate amount of cash received from time to time by or on behalf of such Person in connection with such transaction after deducting therefrom only (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finder's fees and other similar fees and commissions,
(b) the amount of taxes payable in connection with or as a result of such transaction, (c) the amount of any Indebtedness secured by a Lien on such asset that, by the terms of such transaction, is required to be repaid upon such disposition and (d) other reasonable and customary costs and expenses ordinarily incurred and paid by a seller, lessor, transferor or issuer, as the case may be, in each case to the extent, but only to the extent, that the amounts so deducted are substantially simultaneously paid to a Person that is not an Affiliate and are properly attributable to such transaction or to the asset that is the subject thereof.

     "Note" means a Revolving Credit Note or a Swing Line Note.

     "Notice of Borrowing" has the meaning specified in Section 2.02(a).

     "Notice of Issuance" has the meaning specified in Section 2.13(b)(i).

     "Notice of Swing Line Borrowing" has the meaning specified in Section 2.02(b).

     "Obligation" means, with respect to any Person, any obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 6.01(e). Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include (a) the obligation to pay principal, interest, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by any Loan Party under any Loan Document and (b) the obligation to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

     "OECD" means the Organization for Economic Cooperation and Development.

     "Other Taxes" has the meaning specified in Section 2.11(b).

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "Performance Level" means, as of any date of determination, the level set forth below as then applicable, as determined in accordance with the following provisions of this definition:

     I    Maximum Leverage Ratio is less than or equal to 2.00 : 1.00.

     II Maximum Leverage Ratio is greater than 2.00 : 1.00 but less than or equal to 2.50 : 1.00.

     III Maximum Leverage Ratio is greater than 2.50 : 1.00 but less than or equal to 3.00 : 1.00.

     IV Maximum Leverage Ratio is greater than 3.00 : 1.00 but less than or equal to 3.25 : 1.00.

     V    Maximum Leverage Ratio is greater than 3.25 : 1.00.

     "Permitted Franchise Asset Sale" means the sale, in the ordinary course of business, by the Borrowers and their Subsidiaries pursuant to a franchise agreement of equipment, fixed assets and leasehold improvements, inventory and intangible assets to a franchisee of either Borrower or any of its Subsidiaries.

     "Permitted Liens" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced:

          (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.01(b);

          (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that (i) are not overdue for a period of more than 30 days and (ii) either individually or when aggregated with all other Permitted Liens outstanding on any date of determination, do not adversely affect the use or value of a material amount of the Borrowers' and their Subsidiaries' properties that are being refurbished and constructed;

          (c) pledges or deposits under workers' compensation laws, unemployment insurance laws or similar legislation or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases, or deposits to secure public or statutory obligations;

          (d) Liens arising out of judgments or awards under appeal or other proceedings for review to the extent such Liens do not constitute an Event of Default; and

          (e) easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes.

     "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

     "PIK Preferred Stock" means the Series A Preferred Stock of GNI.

     "Plan" means a Single Employer Plan or a Multiple Employer Plan.

     "Preferred Stock" means, with respect to any corporation, capital stock issued by such corporation that is entitled to a preference or priority over any other capital stock issued by such corporation upon any distribution of such corporation's assets, whether by dividend or upon liquidation.

     "Pro Rata Share" of any amount means, with respect to any Lender at any time, the product of (a) a fraction the numerator of which is the amount of such Lender's Revolving Credit Commitment at such time and the denominator of which is the Revolving Credit Facility at such time multiplied by (b) such amount.

     "Qualifying Shares" means, with respect to any Subsidiary organized outside of the United States, any qualifying ownership shares or similar ownership interests required by the applicable law of any such foreign jurisdiction to be held by a resident of such foreign jurisdiction or by an officer, employee or director of such Subsidiary.

     "Redeemable" means, with respect to any capital stock, Indebtedness or other right or Obligation, any such capital stock, Indebtedness, right or Obligation that (a) the issuer has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or (b) is redeemable at the option of the holder.

     "Register" has the meaning specified in Section 8.07(c).

     "Related Documents" means the Tax Sharing Agreement and the Intercompany Subordination Agreement.

     "Required Lenders" means, at any time, Lenders owed or holding in the aggregate at least 51% of the sum of (a) the then aggregate unpaid principal amount of the Advances, (b) the then Unused Revolving Credit Commitments and
(c) the aggregate Available Amount of all Letters of Credit then outstanding. For purposes of this definition, the Available Amount of each Letter of Credit shall be considered to be owed to the Lenders ratably in accordance with their Revolving Credit Commitments.

     "Restatement Lenders" has the meaning specified in the recital of parties to this Agreement.

     "Revolving Credit Advance" has the meaning specified in Section 2.01(b).

     "Revolving Credit Borrowing" means a borrowing consisting of simultaneous Revolving Credit Advances of the same Type made by the Lenders.

     "Revolving Credit Commitment" means, with respect to any Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Revolving Credit Commitment" or, if such Lender has entered into one or more Assignments and Acceptances, the amount set forth for such Lender in the Register maintained by the Administrative Agent pursuant to
Section 8.07(c) as such Lender's "Revolving Credit Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.03.

     "Revolving Credit Facility" means, at any time, the aggregate amount of the Lenders' Revolving Credit Commitments at such time.

     "Revolving Credit Note" means an amended and restated promissory note of a Borrower payable to the order of any Lender, in substantially the form of Exhibit A-1 hereto, evidencing the aggregate indebtedness of such Borrower to such Lender resulting from Revolving Credit Advances made by such Lender.

     "Rolling Period" means in respect of any Fiscal Quarter, such Fiscal Quarter and the three preceding Fiscal Quarters.

     "SEC" means the Securities and Exchange Commission.

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Single Employer Plan" means, with respect to any Person, a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of such Person or any of its ERISA Affiliates and no Person other than such Person and its ERISA Affiliates or (b) was so maintained and in respect of which such Person or any of its ERISA Affiliates could reasonably be expected to have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

     "Solvent" and "Solvency" mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature and (d) such Person is not engaged in business or in a transaction, and is not about to engage in business or in a transaction, for which such Person's property would constitute unreasonably small capital.

     "Standby Letter of Credit" means any Letter of Credit issued under the Letter of Credit Facility, other than a Trade Letter of Credit.

     "Store Operating Lease Expense" means all operating lease expenses and rents in connection with retail stores of GNCI and its Subsidiaries, including base rents and percentage rents.

     "Subsidiary" of any Person means any corporation, partnership, joint venture, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

     "Subsidiary Guarantors" means GNC, GNP, GNIC, GNS, GNF, GNII, GNCIH, GNG, GNCL, GNCC, GNCUK, GND, NFC, NFCI, NFN, VSS and any other Subsidiary of either GNC or GNI that enters into a guaranty pursuant to Section 5.01(m).

     "Swing Line Advance" means an advance made by (a) the Swing Line Bank pursuant to Section 2.01(c) or (b) any Lender pursuant to Section 2.02(b).

     "Swing Line Bank" means BNP.

     "Swing Line Borrowing" means a borrowing consisting of a Swing Line Advance made by the Swing Line Bank.

     "Swing Line Facility" has the meaning specified in Section 2.01(c).

     "Swing Line Note" means a promissory note of a Borrower payable to the order of the Swing Line Bank, in substantially the form of Exhibit A-3 hereto, evidencing the aggregate indebtedness of such Borrower to the Swing Line Bank resulting from the Swing Line Advances made by the Swing Line Bank.

     "Syndication Agents" has the meaning set forth in the recital of parties to this Agreement.

     "Tax Sharing Agreement" means the Tax Sharing Agreement among GNCI, the Borrowers and each of the Borrowers' Subsidiaries executed prior to the initial Borrowing hereunder, as in effect on the Fourth Restatement Date.

     "Taxes" has the meaning specified in Section 2.11(a).

     "Termination Date" means the earlier of March 31, 2002 and the date of termination in whole of the Commitments pursuant to Section 2.03 or 6.01.

     "Total Adjusted Debt" means, at any date of determination, the aggregate amount of all outstanding and other undrawn commitments to provide Indebtedness to the Borrowers or its Foreign Subsidiaries pursuant to Sections 5.02(b)(i)(A) and 5.02(b)(iv)(B), respectively, and all other Indebtedness of the type permitted by Section 5.02(b) outstanding at such time, other than the Indebtedness referred to in Sections 5.02(b)(i)(D), 5.02(b)(ii), 5.02(b)(iii), 5.02(b)(v)(A) and 5.02(b)(vii).

     "Total Debt" means, at any date of determination, Indebtedness of the type permitted by Section 5.02(b) outstanding at such time, other than the Indebtedness referred to in Sections 5.02(b)(i)(D), 5.02(b)(ii), 5.02(b)(iii), 5.02(b)(v)(A) and 5.02(b)(vii).

     "Trade Letter of Credit" means any Letter of Credit that is issued under the Letter of Credit Facility for the benefit of a supplier of inventory or equipment to the

Borrowers or any of their respective Subsidiaries to effect payment for such inventory or equipment.

     "Trade Letter of Credit Agreement" has the meaning specified in 2.13(b)(i).

     "Type" refers to the distinction between Advances bearing interest at the Base Rate and Advances bearing interest at the Eurodollar Rate.

     "Unused Revolving Credit Commitment" means, with respect to any Lender at any time, (a) such Lender's Revolving Credit Commitment at such time less (b) the sum of (i) the aggregate principal amount of all Revolving Credit Advances, Letter of Credit Advances and Swing Line Advances made by such Lender and outstanding at such time and (ii) such Lender's Pro Rata Share of (A) the aggregate principal amount of all Swing Line Advances made by the Swing Line Bank pursuant to Section 2.02(b) and outstanding at such time, other than any such Swing Line Advance that, at or prior to such time, has been assigned in part to, and made by, such Lender pursuant to Section 2.02(b), (B) the aggregate Available Amount of all Letters of Credit outstanding at such time and (C) the aggregate principal amount of all Letter of Credit Advances made by the Issuing Bank pursuant to Section 2.13(c) and outstanding at such time, other than any such Letter of Credit Advance that, at or prior to such time, has been assigned in part to, and made by, such Lender pursuant to Section 2.13(c).

     "Voting Stock" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

     "VSS, Inc." means VSS, a Massachusetts corporation.

     "Welfare Plan" means, with respect to any Person, a welfare plan, as defined in Section 3(1) of ERISA (other than a multiemployer plan, as defined in Section 3(37) of ERISA), maintained for employees of such Person.

     "Withdrawal Liability" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

     SECTION 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" both mean "to but excluding".

     SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles in the United States consistent with those applied in the preparation of the financial statements referred to in Section 4.01(f) ("GAAP").

     SECTION 1.04. Currency Equivalents Generally. The equivalent in any Foreign Currency of an amount in Dollars shall be determined at the rate of exchange quoted by BNP in New York City, at 9:00 A.M. (New York City time) on the date of determination, to prime banks in New York City for the spot purchase in the New York foreign exchange market of such amount of Dollars with such Foreign Currency.

                                   ARTICLE II

                       AMOUNTS AND TERMS OF THE ADVANCES

     SECTION 2.01. The Advances. (a) Purchase of Assignments. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to purchase and assume on the Fourth Restatement Date an undivided interest in the rights and obligations of the Existing Lenders under the Existing Credit Agreement in an amount up to such Lender's Pro Rata Share of the aggregate of the Revolving Credit Commitments hereunder, such purchase to be effected by payment to the Administrative Agent for the account of the Existing Lenders of an amount equal to such Lender's Pro Rata Share of the aggregate principal amount of the "Revolving Credit Advances" under the Existing Credit Agreement, and all accrued interest and commitment fees under the Existing Credit Agreement through the Fourth Restatement Date. Such purchase shall be made on such notice, and otherwise on such terms, as are provided under this Agreement as though such purchase were a Borrowing hereunder. The "Revolving Credit Advances" so purchased shall be redesignated Revolving Credit Advances hereunder. In furtherance of the foregoing, each Lender hereby authorizes and directs the Administrative Agent to accept the Assignment Agreement on behalf of the Lenders.

     (b) Revolving Credit Advances. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (the "Revolving Credit Advances") to the Borrowers from time to time on any Business Day during the period from the Fourth Restatement Date until the Termination Date in an amount for each such Revolving Credit Advance not to exceed such Lender's Unused Revolving Credit Commitment on such Business Day. Each Revolving Credit Borrowing shall be in an aggregate amount of $3,000,000 or an integral multiple of $100,000 in excess thereof and shall consist of Revolving Credit Advances made by the Lenders ratably according to their Revolving Credit Commitments. Within the limits of each Lender's Unused Revolving

Credit Commitment in effect from time to time, the Borrowers may borrow under this Section 2.01(b), prepay pursuant to Section 2.05(a) and reborrow under this Section 2.01(b).

     (c) The Swing Line Advances. The Borrowers may request the Swing Line Bank to make, and the Swing Line Bank may, if in its sole discretion it elects to do so, make, on the terms and conditions hereinafter set forth, Swing Line Advances to the Borrowers from time to time on any Business Day during the period from the Fourth Restatement Date until the Termination Date (i) in an aggregate amount not to exceed at any time outstanding $10,000,000 (the "Swing Line Facility") and (ii) in an amount for each such Advance not to exceed the aggregate of the Unused Revolving Credit Commitments of the Lenders on such Business Day. No Swing Line Advance shall be used for the purpose of funding the payment of principal of any other Swing Line Advance. Each Swing Line Borrowing shall be in an amount of $500,000 or an integral multiple of $100,000 in excess thereof and shall consist of a Base Rate Advance, which shall accrue interest at a rate per annum of the Base Rate minus 0.75%. Within the limits of the Swing Line Facility and within the limits referred to in clause (ii) above, so long as the Swing Line Bank, in its sole discretion, elects to make Swing Line Advances, the Borrowers may borrow under this 2.01(c), prepay pursuant to
Section 2.05(a) and reborrow under this Section 2.01(c).

     SECTION 2.02. Making the Advances. (a) Each Borrowing other than a Swing Line Borrowing shall be made on notice, given not later than (A) 12:00 noon (New York City time) on the first Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Base Rate Advances,
(B) 12:00 noon (New York City time) on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Eurodollar Rate Advances by the relevant Borrower to the Administrative Agent, which shall give to each Appropriate Lender prompt notice thereof by telex, telecopier or cable. Each such notice of a Borrowing (a "Notice of Borrowing") shall be by telex, telecopier or cable, in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Borrowing (which shall be a Business Day), (ii) Type of Advances comprising such Borrowing, (iii) aggregate amount of such Borrowing and (iv) in the case of a Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Advance. In the case of a proposed Borrowing comprised of Eurodollar Rate Advances, the Administrative Agent shall promptly notify each Appropriate Lender of the applicable interest rate under Section 2.06(a)(ii). Each Appropriate Lender shall, before 12:00 noon (New York City time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account, in same day funds, such Lender's Pro Rata Share of such Borrowing. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower giving the Notice of Borrowing by crediting the GNI Borrower Account or the GNC Borrower Account, as appropriate.

     (b) Each Swing Line Borrowing shall be made on notice, given not later than 12:00 noon (New York City time) on the date of the proposed Swing Line Borrowing, by the relevant Borrower to the Swing Line Bank and the Administrative Agent. Each such notice of a Swing Line Borrowing (a "Notice of Swing Line Borrowing") shall be by telex or telecopier, in substantially the form of Exhibit B hereto, except that any such Notice of Swing Line Borrowing shall only designate a Base Rate Advance, specifying therein the requested (i) date of such Borrowing (which shall be a Business Day), (ii) amount of such Borrowing and (iii) maturity of such Borrowing (which maturity shall be no later than the seventh day after the requested date of such Borrowing). If, in its sole discretion, it elects to make the requested Swing Line Advance, the Swing Line Bank will make the amount thereof available to the Administrative Agent at the Administrative Agent's Account, in same day funds. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the relevant Borrower by crediting the GNI Borrower Account or the GNC Borrower Account, as appropriate. Upon written demand by the Swing Line Bank, with a copy of such demand to the Administrative Agent, each other Lender shall purchase from the Swing Line Bank, and the Swing Line Bank shall sell and assign to each such other Lender, such other Lender's Pro Rata Share of such outstanding Swing Line Advance as of the date of such demand, by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of the Swing Line Bank, by deposit to the Administrative Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Swing Line Advance to be purchased by such Lender. The Borrowers hereby agree to each such sale and assignment. Each Lender agrees to purchase its Pro Rata Share of an outstanding Swing Line Advance on (i) the Business Day on which demand therefor is made by the Swing Line Bank, provided that notice of such demand is given not later than 12:00 noon (New York City time) on such Business Day or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by the Swing Line Bank to any other Lender of a portion of a Swing Line Advance, the Swing Line Bank represents and warrants to such other Lender that the Swing Line Bank is the legal and beneficial owner of such interest being assigned by it, but makes no other representation or warranty and assumes no responsibility with respect to such Swing Line Advance, the Loan Documents or any Loan Party. If and to the extent that any Lender shall not have so made the amount of such Swing Line Advance available to the Administrative Agent, such Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Swing Line Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such amount for the account of the Swing Line Bank on any Business Day, such amount so paid in respect of principal shall constitute a Swing Line Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Swing Line Advance made by the Swing Line Bank shall be reduced by such amount on such Business Day.

     (c) Anything in subsection (a) to the contrary notwithstanding, (i) no Borrower may select Eurodollar Rate Advances (1) for the initial Borrowing hereunder, (2) for any Borrowing if the aggregate amount of such Borrowing is less than $10,000,000 or (3) if the obligation of the Appropriate Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.09 and (ii) the Eurodollar Advances may not be outstanding as part of more than eight separate Borrowings.

     (d) Each Notice of Borrowing and Notice of Swing Line Borrowing shall be irrevocable and binding on the relevant Borrower. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrowers jointly and severally hereby agree to indemnify each Appropriate Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

     (e) Unless the Administrative Agent shall have received notice from an Appropriate Lender prior to the date of any Borrowing under a Facility under which such Lender has a Commitment that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the relevant Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrowers severally agree to repay or pay to the Administrative Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is made available to the relevant Borrower until the date such amount is repaid or paid to the Administrative Agent, at (i) in the case of the Borrowers, the interest rate applicable at such time under Section 2.06 to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid in respect of principal shall constitute such Lender's Advance as part of such Borrowing for purposes of this Agreement.

     (f) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

     SECTION 2.03. Repayment. (a) Revolving Credit Advances. Each Borrower hereby agrees to repay to the Administrative Agent for the ratable account of the Lenders on the Termination Date the aggregate outstanding principal amount of the Revolving Credit Advances borrowed by it.

     (b) Swing Line Advances. Each Borrower hereby agrees to repay to the Administrative Agent, for the account of the Swing Line Bank and each other Lender which has made a Swing Line Advance to it, the outstanding principal amount of each Swing Line Advance made by each of them on the earlier of the maturity date specified in the applicable Notice of Swing Line Borrowing (which maturity shall be no later than the seventh day after the requested date of such Borrowing) and the Termination Date.

     (c) Letter of Credit Advances. Each Borrower hereby agrees to repay to the Administrative Agent, for the account of each Issuing Bank and each Lender that has made a Letter of Credit Advance to it, the outstanding amount of each Letter of Credit Advance made by each of them on demand.

     SECTION 2.04. Optional Reduction of the Commitments. The Borrowers may, upon at least three Business Days' notice to the Administrative Agent, terminate in whole or reduce ratably in part the unused portion of the Commitments of the Lenders without premium or penalty; provided, however, that each partial reduction shall be in an aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof.

     SECTION 2.05. Prepayments. (a) Optional. Each Borrower may, upon at least one Business Day's notice to the Administrative Agent stating the proposed date and the aggregate principal amount of the prepayment, and if such notice is given such Borrower agrees to, prepay, without premium or penalty, the aggregate principal amount of the Advances comprising part of the same Borrowings in whole or ratably in part on the aggregate principal amount prepaid; provided, however, that (i) each partial prepayment shall be in an aggregate principal amount of $3,000,000 or an integral multiple of $100,000 in excess thereof and (ii) no such prepayment of a Eurodollar Rate Advance shall be made other than on the last day of an Interest Period therefor.

     (b) Mandatory. (i) The Borrowers jointly and severally agree to prepay, on each Business Day, an aggregate principal amount of the Revolving Credit Advances comprising part of the same Borrowings and the Swing Line Advances equal to the amount by which (A) the sum of the aggregate principal amount of the Revolving Credit Advances, plus the Swing Line Advances, plus the Letter of Credit Advances, plus the aggregate Available Amount of all Letters of Credit, each then outstanding exceeds (B) the Revolving Credit Facility on such Business Day.

     (ii) The Borrowers jointly and severally agree to pay to the Administrative Agent for deposit in the L/C Cash Collateral Account, on each Business Day, an amount sufficient to cause the aggregate amount on deposit in such L/C Cash Collateral Account to equal the amount by which the aggregate Available Amount of all Letters of Credit then outstanding exceeds the Letter of Credit Facility on such Business Day.

     (iii) Prepayments of the Revolving Credit Facility made pursuant to clause
(i) above shall be first applied to prepay Letter of Credit Advances then outstanding until such Advances are paid in full, second applied to prepay Swing Line Advances then outstanding until such Advances are paid in full, third applied to prepay Revolving Credit Advances then outstanding comprising part of the same Borrowings until such Advances are paid in full and fourth deposited in the L/C Cash Collateral Account to cash collateralize 105% of the Available Amount of the Letters of Credit then outstanding. Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Cash Collateral Account, such funds shall be applied to reimburse the Issuing Bank or Lenders, as applicable.

     SECTION 2.06. Interest. (a) Scheduled Interest. The Borrowers jointly and severally agree to pay interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full at the following rates per annum:

     (i) Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (i) the Base Rate in effect from time to time plus (ii) the Applicable Margin in effect from time to time, payable quarterly in arrears from the Fourth Restatement Date on the last Business Day of each March, June, September and December during such periods, commencing on June 30, 1997, and on the Termination Date.

     (ii) Eurodollar Rate Advances. During such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (i) the Eurodollar Rate for such Interest Period for such Advance plus (ii) the Applicable Margin in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period.

     (b) Default Interest. Upon the occurrence and during the continuance of a Default under Section 6.01(e) or of an Event of Default and upon the request of the Administrative Agent or the Required Lenders, the Borrowers jointly and severally agree to pay interest on (i) the unpaid principal amount of each Advance owing to each Lender, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a)(i) or (a)(ii) above and
(ii) the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on Base Rate Advances pursuant to clause (a)(i) above.

     SECTION 2.07. Fees. (a) Commitment Fee. The Borrowers jointly and severally hereby agree to pay to the Administrative Agent for the account of the Lenders a commitment fee on each Appropriate Lender's average daily Unused Revolving Credit Commitment from the Fourth Restatement Date in the case of each Restatement Lender and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Termination Date, payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing on June 30, 1997, and on the Termination Date, at a rate per annum equal to the Applicable Percentage in effect from time to time.

     (b) Agents' Fees. The Borrowers jointly and severally agree to pay to each Agent for its own account such fees as may from time to time be agreed upon between the Borrowers and such Agent.

     (c) Letter of Credit Commission. The Borrowers jointly and severally agree to pay to the Administrative Agent for the account of each Lender a commission on such Lender's Pro Rata Share of the average daily aggregate Available Amount of all Letters of Credit outstanding from the Fourth Restatement Date and from time to time thereafter, payable quarterly in arrears on the last Business Day of each March, June, September and December commencing on June 30, 1997, and on the Termination Date, at a rate per annum equal to the Applicable Margin in effect from time to time.

     (d) Letter of Credit Fee. The Borrowers jointly and severally agree to pay to the Issuing Bank for its own account a fee on the average daily aggregate Available Amount on all Letters of Credit outstanding and issued by the Issuing Bank from the Fourth Restatement Date and from time to time thereafter at the rate per annum equal to 0.250%, payable quarterly in arrears on the last Business Day of each March, June, September and December commencing on June 30, 1997, and on the Termination Date.

     (e) Letter of Credit Expenses. The Borrowers jointly and severally agree to pay to the Issuing Bank, for its own account, such transfer fees and other fees and charges in connection with the issuance or administration of each Letter of Credit as such Borrowers and the Issuing Bank shall agree.

     SECTION 2.08. Conversion of Advances. (a) Optional. Any Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 12:00 noon (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Section 2.09, Convert all or any portion of the Advances owing by such Borrower of one Type comprising the same Borrowing into Advances of the other Type; provided, however, that any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made on, and only on, the last day of an Interest Period for such Eurodollar Rate Advances, any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(c) and no Conversion of any Advances shall result in more separate Borrowings than permitted under Section 2.02(c). Each such notice of Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion (which shall be a Business Day), (ii) the Advances to be Converted and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for such Advances. Each notice of Conversion shall be irrevocable and binding on the relevant Borrower.

     (b) Mandatory. (i) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $10,000,000, such Advances shall automatically Convert into Base Rate Advances.

     (ii) If any Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in Section 2.02, the Administrative Agent will forthwith so notify such Borrower and the Appropriate Lenders, whereupon each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor Convert into a Base Rate Advance.

     SECTION 2.09. Increased Costs, Etc. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation after the date hereof or (ii) the compliance after the date hereof with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or of making, funding or maintaining Eurodollar Rate Advances or of agreeing to issue or of issuing or maintaining Letters of Credit or of agreeing to make or of making or maintaining Letter of Credit Advances, then, upon demand by such Lender (with a copy of such demand to the Administrative Agent), the Borrowers jointly and severally hereby agree to pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost; provided, however, that the Borrowers shall jointly and severally be obligated to make such payment only if such Lender has given, or has caused the Administrative Agent to give, notice to the Borrowers of the facts or circumstances giving rise to such increased cost within ninety (90) days after such Lender shall have itself received actual knowledge thereof. A certificate as to the amount of such increased cost, submitted to the Borrowers by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

     (b) If any Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by the existence of such Lender's commitment to lend, or the Issuing Bank's commitment to issue Letters of Credit, hereunder and other commitments of such type or the issuance or maintenance of the Letters of Credit (or similar contingent obligations), then, upon demand by such Lender (with a copy of such demand to the Administrative Agent), the Borrowers jointly and severally hereby agree to pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend, or the Issuing Bank's commitment to issue Letters of Credit, hereunder or to the issuance or maintenance of any Letters of Credit; provided that such additional amounts shall not include compensation for any additional amounts arising from circumstances occurring more than 180 days prior to the date of such demand. A certificate as to such amounts, submitted to the Borrowers by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

     (c) If, with respect to any Eurodollar Rate Advances, Lenders owed at least 51% of the then aggregate unpaid principal amount thereof notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Lenders of making, funding or maintaining their Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrowers and the Appropriate Lenders, whereupon (i) each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of such Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrowers that such Lenders have determined that the circumstances causing such suspension no longer exist.

     (d) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrowers through the Administrative Agent, (i) each Eurodollar Rate Advance under each Facility under which such Lender has a Commitment will automatically, upon such demand,

Convert into a Base Rate Advance and (ii) the obligation of the Appropriate Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrowers that such Lender has determined that the circumstances causing such suspension no longer exist.

     (e) Upon the occurrence and during the continuance of any Event of Default or a Default under Section 6.01(e), (i) each Eurodollar Rate Advance will automatically Convert into a Base Rate Advance and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

     SECTION 2.10. Payments and Computations. (a) The Borrowers shall make each payment hereunder and under the Notes, not later than 12:00 noon (New York City time) on the day when due in U.S. dollars to the Administrative Agent at the Administrative Agent's Account in same day funds. The Administrative Agent will promptly thereafter cause like funds to be distributed (i) if such payment is in respect of principal, interest, commitment fees or any other Obligation then due and payable hereunder or under any of the Notes to more than one Lender, to such Lenders for the account of their respective Applicable Lending Offices ratably in accordance with the amounts of such respective Obligations then payable to such Lenders and (ii) if such payment is in respect of any Obligation then due and payable hereunder or under any of the Notes to one Lender, to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 8.07(c), from and after the effective date of such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

     (b) Each Borrower hereby authorizes each Lender, if and to the extent payment owed to such Lender is not made when due hereunder or under the Note or Notes held by such Lender, to charge from time to time against any or all of such Borrower's accounts with such Lender any amount so due.

     (c) All computations of interest and fees shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest and fees are payable. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

     (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the immediately preceding Business Day.

     (e) Unless the Administrative Agent shall have received notice from any Borrower prior to the date on which any payment is due to any Lender hereunder or under the Notes that such Borrower will not make such payment in full, the Administrative Agent may assume that such Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender on such due date an amount equal to the amount then due such Lender. If and to the extent any Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

     SECTION 2.11. Taxes. (a) Any and all payments by the Borrowers hereunder or under the Notes shall be made, in accordance with Section 2.10, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, overall net income taxes that are imposed by the United States on such Lender or the Administrative Agent and overall net income taxes (or franchise taxes in lieu thereof) that are imposed on such Lender or the Administrative Agent by the state or foreign jurisdiction under the laws of which such Lender or the Administrative Agent, as the case may be, is organized or any political subdivision thereof and, in the case of each Lender, overall net income taxes (or franchise taxes in lieu thereof) that are imposed on such Lender by the state or foreign jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrowers shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.11) such Lender and the Administrative Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions and (iii) the Borrowers shall pay the full amount deducted to the relevant taxation authority or other governmental authority in accordance with applicable law.

     (b) In addition, the Borrowers jointly and severally hereby agree to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "Other Taxes").

     (c) The Borrowers jointly and severally indemnify each Lender and the Administrative Agent for the full amount of Taxes or Other Taxes, and for the full amount of taxes of any kind imposed by any jurisdiction on amounts payable under this Section 2.11, paid by such Lender or the Administrative Agent, as the case may be, and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender or the Administrative Agent, as the case may be, makes written demand therefor.

     (d) Within 30 days after the date of any payment of Taxes, the Borrowers will furnish to the Administrative Agent, at its address referred to in Section 8.02, appropriate evidence of payment thereof. If no Taxes are payable in respect of any payment hereunder or under the Notes by the Borrowers through an account or branch outside the United States or on behalf of the Borrowers by a payor that is not a United States person, the Borrowers will furnish, or will cause such payor to furnish, to the Administrative Agent, at such address, a certificate from the appropriate taxing authority or authorities, or an opinion of counsel acceptable to the Administrative Agent, in either case stating that such payment is exempt from or not subject to Taxes. For purposes of this subsection (d) and subsection (e), the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

     (e) Each Lender organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Restatement Lender, and on the date of the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrowers or the Administrative Agent (but only so long thereafter as such Lender remains lawfully able to do so), provide the Administrative Agent and the Borrowers with Internal Revenue Service form 1001 or 4224, as appropriate (or any successor form prescribed by the Internal Revenue Service), certifying that such Lender is exempt from or is entitled to a reduced rate of United States withholding tax on payments under this Agreement or the Notes, or certifying that the income receivable by such Lender under this Agreement or the Notes is effectively connected with the conduct of a trade or business of such Lender in the United States. To the extent a Lender fails to provide to the Borrowers at the time such Lender first becomes a party to this Agreement Internal Revenue Service forms that establish a United States withholding tax rate of zero, withholding tax at the initially required rate shall be considered excluded from Taxes unless and until such Lender provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form. If after the date of an Assignment and Acceptance pursuant to which a Lender assignee becomes a party to this Agreement, the Borrowers shall become obligated to gross-up payments to or to indemnify the assignee pursuant to this Section 2.11, such gross-up or indemnity obligation to such assignee shall be no greater than the corresponding obligation the Borrowers would have had absent such Assignment and Acceptance. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form 1001 or 4224, that the Lender reasonably considers to be confidential, the Lender shall give notice thereof to the Borrowers and shall not be obligated to include in such form or document such confidential information.

     (f) For any period with respect to which a Lender has failed to provide the Borrowers with the appropriate form described in subsection (e) above (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required under subsection (e) above), such Lender shall not be entitled to gross-up or indemnification under subsection (a) or (c) above with respect to Taxes imposed by the United States; provided, however, that should a Lender become subject to Taxes because of its failure to deliver a form required hereunder, the Borrowers shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

     (g) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 2.11 shall survive the payment in full of principal and interest hereunder and under the Notes.

     SECTION 2.12. Sharing of Payments, Etc. If any Lender shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of the Obligations of the Borrowers to such Lender hereunder and under the Notes in excess of (a) its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations of the Borrowers due and payable to all Lenders hereunder and under the Notes at such time) of payments on account of the Obligations due and payable to all Lenders hereunder and under the Notes at such time obtained by all the Lenders at such time or (b) if no such Obligations are due and payable at such time, its ratable share (according to the proportion of (A) the amount of such Obligations of the Borrowers to such Lender at such time to (B) the aggregate amount of the Obligations of the Borrowers to all Lenders hereunder and under the Notes at such time) of payments on account of the Obligations of the Borrowers to all Lenders hereunder and under the Notes at such time obtained by all Lenders at such time, such Lender shall forthwith purchase from the other Lenders such participations in the Obligations of the Borrowers hereunder and under the Notes owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each other Lender shall be rescinded and such other Lender shall repay to the purchasing Lender the purchase price to the extent of such other Lender's ratable share (according to the proportion of (1) the purchase price paid to such Lender to (2) the aggregate purchase price paid to all Lenders) of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (x) the amount of such other Lender's required repayment to (y) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this Section 2.12 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation.

     SECTION 2.13. Letters of Credit. (a) The Letter of Credit Facility. Pursuant to the Existing Credit Agreement, BNP has issued Letters of Credit in connection with transactions in the ordinary course of the business of the Borrowers (such Letters of Credit as are outstanding on the Fourth Restatement Date under the Existing Credit Agreement and set forth on Schedule II being the "Existing Letters of Credit") for the account of the Borrowers. Effective as of the Fourth Restatement Date, each Existing Letter of Credit shall be deemed to be a Letter of Credit under this Agreement and each "Lender" under the Existing Credit Agreement will be deemed to have sold and transferred an undivided interest and participation in respect of the Existing Letters of Credit and each Lender will be deemed to have purchased and received, without further action on the part of any party, an undivided interest and participation in such Existing Letters of Credit, based upon such Lender's Pro Rata Share of its Revolving Credit Commitment under this Agreement. Any such interest and participation so purchased shall automatically become an undivided interest and participation in such Letters of Credit. In addition, the Issuing Bank severally agrees, on the terms and conditions hereinafter set forth, to issue Standby Letters of Credit and Trade Letters of Credit for the account of the Borrowers from time to time on any Business Day from the Fourth Restatement Date until 31 days before the Termination Date in an amount equal to the lesser of (i) an aggregate Available Amount for all Letters of Credit (together with the Existing Letters of Credit, the "Letters of Credit") then outstanding not to exceed at any time the amount set forth opposite the Issuing Bank's name on
Schedule I under the caption "Letter of Credit Commitment" (such amount being the Issuing Bank's "Letter of Credit Commitment"), provided that the aggregate Available Amount of all Letters of Credit outstanding shall in no event exceed the lesser of $20,000,000 and the amount of the Revolving Credit Facility (the amount of the Letter of Credit Commitment of the Issuing Bank, as so limited, being the "Letter of Credit Facility") and (ii) an Available Amount for each such Letter of Credit not to exceed the Unused Revolving Credit Commitments of the Lenders on such Business Day. Each Lender's Revolving Credit Commitment shall be deemed utilized by an amount equal to such Lender's Pro Rata Share of the Available Amount of each Letter of Credit then outstanding. No Letter of Credit shall have an expiration date (including all rights of the Borrowers or the beneficiary to require renewal) later than the earlier of 30 days before the Termination Date and, in the case of a Standby Letter of Credit, one year after the date of issuance thereof, but may by its terms be renewable annually with the consent of the Issuing Bank, and in the case of a Trade Letter of Credit, 120 days after the date of issuance thereof. Within the limits of the Letter of Credit Facility and subject to the limits referred to above, the Borrowers may request the issuance of Letters of Credit under this
Section 2.13(a), repay any Letter of Credit Advances resulting from drawings thereunder pursuant to Section 2.13(c) and request the issuance of additional Letters of Credit under this Section 2.13(a).

     (b) Request for Issuance. (i) Each Standby Letter of Credit shall be issued upon notice, given not later than 12:00 noon (New York City time) on the fifth Business Day prior to the date of the proposed issuance of such Letter of Credit, by the relevant Borrower to the Issuing Bank, which shall give to the Administrative Agent prompt notice thereof by telex, telecopier or cable. Each Trade Letter of Credit shall be issued upon notice given in accordance with the terms of any separate agreement between the Borrowers and the Issuing Bank providing for the issuance of such Letter of Credit and containing terms and conditions not inconsistent with this Agreement (a "Trade Letter of Credit Agreement"). Each such notice of issuance of a Letter of Credit (a "Notice of Issuance") shall be by telex, telecopier or cable, specifying therein the requested (A) date of such issuance (which shall be a Business Day), (B) Available Amount of such Letter of Credit, (C) expiration date of such Letter of Credit, (D) name and address of the beneficiary of such Letter of Credit,
(E) form of such Letter of Credit and (F) aggregate Available Amount available to be drawn under all Letters of Credit then outstanding. If the requested form of such Standby Letter of Credit or Trade Letter of Credit is acceptable to the Issuing Bank in its reasonable discretion, the Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article III, make such Standby Letter of Credit or Trade Letter of Credit available to the relevant Borrower at its office referred to in Section 8.02 or as otherwise agreed with the relevant Borrower in connection with such issuance.

     (ii) The Issuing Bank shall furnish (A) to the Administrative Agent on the first Business Day of each week, a written report summarizing issuance and expiration dates of Letters of Credit issued by the Issuing Bank during the previous week and drawings during such week under all Letters of Credit issued by the Issuing Bank, (B) to the Administrative Agent and each Lender on the first Business Day of each calendar quarter, a written report summarizing issuance and expiration dates of Letters of Credit issued by the Issuing Bank during the preceding calendar quarter and drawings during such calendar quarter under all Letters of Credit issued by the Issuing Bank and a written report setting forth the average daily aggregate Available Amount during the preceding calendar quarter of all Letters of Credit issued by the Issuing Bank.

     (c) Drawing and Reimbursement. The payment by the Issuing Bank of a draft drawn under any Letter of Credit shall constitute for purposes of this Agreement the making by the Issuing Bank of a Letter of Credit Advance, which shall be a Base Rate Advance, in the amount of such draft. Upon demand by the Issuing Bank, each other Lender shall purchase from the Issuing Bank, and the Issuing Bank shall sell and assign to each such other Lender, such other Lender's Pro Rata Share of such outstanding Letter of Credit Advance as of the date of such purchase, by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of the Issuing Bank, by deposit to the Administrative Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Letter of Credit Advance to be purchased by such Lender. Each Lender agrees to purchase its Pro Rata Share of an outstanding Letter of Credit Advance on (i) the Business Day on which demand therefor is made by the Issuing Bank; provided that notice of such demand is given not later than 12:00 noon (New York City time) on such Business Day or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by the Issuing Bank to any other Lender of a portion of a Letter of Credit Advance, the Issuing Bank represents and warrants to such Lender that the Issuing Bank is the legal and beneficial owner of such interest being assigned by it, but makes no other representation or warranty and assumes no responsibility with respect to such Letter of Credit Advance, the Loan Documents or any Loan Party. If and to the extent that any Lender shall not have so made the amount of such Letter of Credit Advance available to the Administrative Agent, such Lender agrees to pay to the Administrative Agent forthwith on demand such amount, together with interest thereon, for each day from the date of demand by the Issuing Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such amount for the account of the Issuing Bank, such amount so paid in respect of principal shall constitute a Letter of Credit Advance by such Lender for purposes of this Agreement and the outstanding principal amount of the Letter of Credit Advance made by the Issuing Bank shall be reduced by such amount.

     (d) Indemnification; Obligations Absolute. (i) The Borrowers jointly and severally hereby agree to indemnify the Issuing Bank, the Administrative Agent and each other Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including, without limitation, reasonable fees and expenses of counsel) that the Issuing Bank, the Administrative Agent or such other Lender may incur or be subject to as a consequence (direct, indirect or otherwise) of (i) the issuance of any Letter of Credit or (ii) any action or proceeding relating to a court order, injunction or other process or decree restraining or seeking to restrain the Issuing Bank from making any Letter of Credit Advance, except to the extent such claim, damage, loss, liability or expense is found in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from the Issuing Bank's, the Administrative Agent's or such other Lender's gross negligence or willful misconduct.

     (ii) In furtherance and not in limitation of the foregoing, the Obligations of the Borrowers under this Agreement, any Trade Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit (collectively, the "L/C Related Documents") shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of such L/C Related Document under all circumstances, including, without limitation, the following circumstances:

          (A) any lack of validity or enforceability of any of the L/C Related Documents;

          (B) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrowers in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

          (C) the existence of any claim, setoff, defense or other right that the Borrowers may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

          (D) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (E) payment by the Issuing Bank under any Letter of Credit against presentation of a draft or certificate that does not comply with the terms of such Letter of Credit;

          (F) any exchange, release or nonperfection of any collateral or any release, amendment or waiver of or consent to departure from the Fourth Amended and Restated Parent Guaranty, the Fourth Amended and Restated Subsidiary Guaranty or any other guaranty, for all or any of the Obligations of the Borrowers in respect of the L/C Related Documents; or

          (G) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the

     Borrowers or a guarantor (including, without limitation, GNCI or any Subsidiary Guarantor).

     SECTION 2.14. Use of Proceeds. The proceeds of the Advances shall be available (and the Borrowers agree that they shall use such proceeds) in order to (i) pay transaction fees and expenses in connection with the transactions contemplated hereby, (ii) provide funds for the financing of capital expenditures and acquisitions of businesses or product lines in the Health Care Business and (iii) provide funds for other general corporate purposes permitted by this Agreement.

                                  ARTICLE III

                             CONDITIONS OF LENDING

     SECTION 3.01. Conditions Precedent to Fourth Restatement Date. The amendment and restatement of the Existing Credit Agreement pursuant hereto shall become effective on and as of the date (the "Fourth Restatement Date"), on which each of the following conditions precedent shall have been satisfied:

     (a) The Assignment Agreement shall be in full force and effect and shall not have been terminated and, pursuant thereto, the Commitments and Advances (as defined in the Existing Credit Agreement) of each Existing Lender shall have been sold and assigned to the Lenders hereunder on the terms and in the amounts set forth in the Assignment Agreement and all accrued interest and fees shall have been paid to the Existing Lenders.

     (b) No Material Adverse Change shall have occurred since February 3, 1996.

     (c) There shall exist no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of their properties, including any Environmental Action, pending or to the best of the Borrowers' knowledge, threatened before any court, governmental agency or arbitrator that (i) could reasonably be expected to have a Material Adverse Effect, or
   (ii) purports to affect the legality, validity or enforceability of this Agreement, any Note, any other Loan Document, any Related Document or the consummation of the transactions contemplated hereby.

     (d) The Borrowers shall have paid to the Administrative Agent all reasonable accrued fees of the Agents and the Restatement Lenders (including the upfront fee to be paid with respect to this Agreement and the accrued fees and expenses of counsel to the Administrative Agent).

     (e) All governmental and third party consents and approvals necessary in connection with this Agreement shall have been obtained (without the imposition of any conditions other than those that are reasonably acceptable to the Administrative Agent) and shall remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority and no law or regulation shall be applicable, in the reasonable judgment of the Administrative Agent, that restrains, prevents or imposes adverse conditions upon this Agreement or any related transactions.

     (f) The Administrative Agent shall have received on or before the Fourth Restatement Date the following, each dated the Fourth Restatement Date (unless otherwise specified), in form and substance reasonably satisfactory to the Administrative Agent (unless otherwise specified) and (except for the Notes) in sufficient copies for each Lender:

          (i) The Notes to the order of the Lenders.

          (ii) Certified copies of the resolutions of the Board of Directors of each Borrower and of each other Loan Party approving this Agreement, the Notes, each other Loan Document and each Related Document to which it is or is to be a party, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement, the Notes, each other Loan Document and each Related Document.

          (iii) A copy of the charter of each Borrower and of each other Loan Party and each amendment thereto, certified (as of a date reasonably near the date of the initial Borrowing) by the Secretary of State of the State of their respective states of incorporation or organization as being a true and correct copy thereof.

          (iv) A copy of a certificate of the Secretary of State of the State of their respective states of incorporation or organization, dated reasonably near the Fourth Restatement Date, listing the charter or other organizational documents of each Borrower and of each other Loan Party and each amendment thereto on file in his office and certifying that (A) such amendments are the only amendments to the Borrowers' or such other Loan Party's charter or other organizational documents on file in his office,
     (B) each Borrower and each other Loan Party have paid all franchise taxes to the date of such certificate and (C) each Borrower and each other Loan Party are duly incorporated or organized and in good standing under the laws of the State of their respective states of incorporation or organization.

          (v) A copy of a certificate of the Secretary of State of the Commonwealth of Pennsylvania, dated reasonably near the Fourth Restatement Date, stating that GNCI is duly qualified and in good standing as a foreign corporation in such State and has filed all annual reports required to be filed to the date of such certificate.

          (vi) A certificate of each of the Borrowers and each other Loan Party, signed on behalf of each Borrower or such other Loan Party by its President or a Vice President and its Secretary or any Assistant Secretary, dated the Fourth Restatement Date (the statements made in such certificate shall be true on and as of the Fourth Restatement Date), certifying as to (A) the absence of any amendments to the charter or other organizational documents of such Borrower or such other Loan Party since the date of the Secretary of State's certificate referred to in Section 3.01(f)(iv), (B) the truth and accuracy of the bylaws of such Borrower or such other Loan Party as in effect on the Fourth Restatement Date (a copy of which shall be attached to such certificate), (C) the due incorporation or organization and good standing of such Borrower or such other Loan Party as a corporation or business trust organized under the laws of the State of its respective state of incorporation or organization, and the absence of any proceeding for the dissolution or liquidation of such Borrower or such other Loan Party, (D) the truth and accuracy of the representations and warranties contained in the Loan Documents as though made on and as of the Fourth Restatement Date and (E) the absence of any event occurring and continuing, or resulting from the initial Borrowing, that constitutes a Default.

          (vii) A certificate of the Secretary or an Assistant Secretary of each Borrower and of each other Loan Party certifying the names and true signatures of the officers of such Borrower and of such other Loan Party authorized to sign this Agreement, the Notes, each other Loan Document and each Related Document to which it is or is to be parties and the other documents to be delivered hereunder and thereunder.

          (viii) An amended and restated guaranty in substantially the form of Exhibit D hereto (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Fourth Amended and Restated Parent Guaranty"), duly executed by GNCI and GNI and an amended and restated guaranty in substantially the form of Exhibit E hereto (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Fourth Amended and Restated Subsidiary Guaranty"), duly executed by each Subsidiary Guarantor.

          (ix) Certified copies of each of the Related Documents, duly executed by the parties thereto and in form and substance reasonably satisfactory to the Administrative Agent, together with all agreements, instruments and other documents delivered in connection therewith.

          (x) Such financial, business and other information regarding the Borrowers and each other Loan Party as the Administrative Agent shall have reasonably requested, including, without limitation, (A) information as to possible contingent liabilities, tax matters, environmental matters, obligations under ERISA and under Plans, Multiemployer Plans, Welfare Plans and collective bargaining agreements, (B) annual audited financial statements for the Fiscal Year ended February 3, 1996 of GNCI, (C) interim financial statements dated the end of the most recent Fiscal Quarter for which financial statements of GNCI are available and (D) forecasts prepared by management of GNCI, in form and substance satisfactory to the Administrative Agent, of balance sheets, income statements and cash flow statements on an annual basis through Fiscal Year 2001.

          (xi) Certificates from the chief financial officer of GNCI, in form and substance satisfactory to the Administrative Agent, attesting to the Solvency of GNCI and its Subsidiaries, taken as a whole, immediately after giving effect to the transactions contemplated hereby.

          (xii) A letter, in form and substance reasonably satisfactory to the Administrative Agent, from GNCI and the Borrowers to Deloitte & Touche, its independent certified public accountants, advising such accountants that the Administrative Agent and the Lenders have been authorized to exercise all rights of GNCI and each Borrower to require such accountants to disclose any and all financial statements and any other information of any kind that they may have with respect to GNCI and each Borrower and its Subsidiaries and directing such accountants to comply with any reasonable request of the Administrative Agent or any Lender for such information.

          (xiii) A favorable opinion of Hutchins, Wheeler & Dittmar, A Professional Corporation, counsel for GNCI and each Borrower, in form and substance satisfactory to the Administrative Agent, and addressing such other matters as any Lender through the Administrative Agent may reasonably request.

          (xiv) A favorable opinion of in-house counsel of the Loan Parties addressing issues under the laws of the Commonwealth of Pennsylvania, in form and substance satisfactory to the Administrative Agent, and addressing such other matters as any Lender through the Administrative Agent may reasonably request.

          (xv) A favorable opinion of Shearman & Sterling, counsel for the Administrative Agent, in form and substance satisfactory to the Administrative Agent.

     SECTION 3.02. Conditions Precedent to Each Borrowing and Issuance. The obligation of each Appropriate Lender to make an Advance (other than a Letter of Credit Advance and other than a Swing Line Advance made by a Lender pursuant to Section 2.13(c) and Section 2.02(b), respectively) on the occasion of each Borrowing (including the initial Borrowing), and the right of the Borrowers to request a Swing Line Borrowing or the issuance of Letters of Credit, shall be subject to the further conditions precedent that on the date of such Borrowing or issuance (a) the following statements shall be true (and each of the giving of the applicable Notice of Borrowing, Notice of Swing Line Borrowing or Notice of Issuance and the acceptance by the relevant Borrower of the proceeds of such Borrowing or such Letter of Credit shall constitute a representation and warranty by such Borrower that on the date of such Borrowing or issuance such statements are true):

     (i) the representations and warranties contained in each Loan Document are correct on and as of the date of such Borrowing or issuance, before and after giving effect to such Borrowing or issuance and to the application of the proceeds therefrom, as though made on and as of such date (other than any such representations or warranties that, by their terms, are made as of a date other than the date of such Borrowing or issuance); and

     (ii) no event has occurred and is continuing, or would result from such Borrowing or issuance or from the application of the proceeds therefrom, that constitutes a Default;

and (b) the Administrative Agent shall have received such other approvals, opinions or documents as any Appropriate Lender through the Administrative Agent may reasonably request.

     SECTION 3.03. Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the initial Borrowing specifying its objection thereto and such Lender shall not have made available to the Administrative Agent such Lender's ratable portion of such Borrowing.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     SECTION 4.01. Representations and Warranties of the Borrowers. Each Borrower represents and warrants as follows:

     (a) Each Loan Party other than GND (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed, except where the failure to so qualify or be licensed would not have a Material Adverse Effect and (iii) has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. All of the outstanding capital stock of GNCI has been validly issued, is fully paid and nonassessable. All of the outstanding capital stock of GNI has been validly issued, is fully paid and nonassessable and is owned (other than the PIK Preferred Stock), by GNCI, free and clear of all Liens. All of the outstanding capital stock of GNC has been validly issued, is fully paid and nonassessable and is owned by GNI, free and clear of all Liens. GND (i) is a business trust duly organized and validly existing under the laws of the Commonwealth of Pennsylvania, (ii) is duly qualified as a foreign business trust in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed, except where the failure to so qualify or be licensed would not have a Material Adverse Effect and (iii) has all requisite power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. The instrument organizing GND as a business trust has been filed in the Department of State of the Commonwealth of Pennsylvania and the sole beneficiaries of GND are GNS and GNIC.

     (b) Set forth on Schedule 4.01(b) hereto is a complete and accurate list as of the Fourth Restatement Date of all Subsidiaries of each Loan Party, showing as of the Fourth Restatement Date (as applicable and as to each such Subsidiary) the jurisdiction of its incorporation or organization, the number of shares of each class of capital stock authorized or the number of certificates of beneficial ownership authorized, and the number outstanding, on the Fourth Restatement Date and the percentage of the outstanding shares of each such class or certificates of beneficial ownership owned (directly or indirectly) by such Loan Party and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the Fourth Restatement Date. All of the outstanding capital stock or outstanding certificates of beneficial ownership of each such Subsidiary have been validly issued, is fully paid and nonassessable, as applicable, and is owned by such Loan Party or one or more of its Subsidiaries free and clear of all Liens. Each such Subsidiary
   (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed, except where the failure to so qualify or be licensed would not have a Material Adverse Effect and (iii) has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

     (c) The execution, delivery and performance by each Loan Party other than GND of this Agreement, the Notes, each other Loan Document and each Related Document to which it is or is to be a party, and the consummation of the transactions contemplated hereby, are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene such Loan Party's charter or bylaws, (ii) violate any law (including, without limitation, the Securities Exchange Act and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970), rule, regulation (including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award,
   (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting such Loan Party, any of its Subsidiaries or any of their properties or (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the properties of such Loan Party or any of its Subsidiaries. The execution, delivery and performance by GND of each Loan Document and each Related Document to which it is or is to be a party, and the consummation of the transactions contemplated hereby, are within the powers of GND, have been duly authorized by all necessary action by and consent of its trustees, and do not (i) contravene GND's organizational documents or bylaws, (ii) violate any law (including, without limitation, the Securities Exchange Act and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970), rule, regulation (including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award,
   (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting such Loan Party, any of its Subsidiaries or any of their properties or (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the properties of such Loan Party or any of its Subsidiaries. No Loan Party or any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which could have a Material Adverse Effect.

     (d) No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by any Loan Party of this Agreement, the Notes or any other Loan Document or any Related Document to which it is or is to be a party, or for the consummation of the transactions contemplated hereby, or
   (ii) the exercise by any Agent or any Lender of its rights under the Loan Documents.

     (e) This Agreement has been, and each of the Notes, each other Loan Document and each Related Document when delivered hereunder will have been, duly executed and delivered by each Loan Party thereto. This Agreement is, and each of the Notes, each other Loan Document and each Related Document when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms.

     (f) The audited Consolidated balance sheet of GNCI and its Subsidiaries as at February 3, 1996, and the related statements of income and cash flow of GNCI and its Subsidiaries for the Fiscal Year then ended, accompanied by an opinion of Deloitte & Touche, independent public accountants, and the unaudited Consolidated balance sheet of GNCI and its Subsidiaries as at its most recent ended Fiscal Quarter, and the related statements of income and cash flow of GNCI and its Subsidiaries for the period covering February 3, 1996 to the end of its most recently ended Fiscal Quarter for which financial statements are available, copies of which have been furnished to each Lender, fairly present, subject, in the case of such balance sheet as at its most recent ended Fiscal Quarter, and such statement of income and cash flow for the period covering February 3, 1996 to the end of its most recently ended Fiscal Quarter, to year-end audit adjustments and to the absence of footnote disclosure, the financial condition of GNCI and its Subsidiaries as at such dates and the Consolidated results of the operations of GNCI and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles applied on a consistent basis and on a basis consistent with the current practice of GNCI and its Subsidiaries; and since February 3, 1996, there has been no Material Adverse Change.

     (g) The Consolidated forecasted balance sheets, income statements and cash flow statements of GNCI and its Subsidiaries delivered to the Lenders pursuant to Section 3.01(f)(x) were prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable in the light of conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, GNCI's current estimate of its future financial performance, it being recognized that such forecasts do not constitute a warranty as to the future performance of GNCI and its Subsidiaries and that actual results may vary from forecasted results.

     (h) No information, exhibit or report (including, without limitation, any financial information, but excluding any forecasts referred to in clause (g) above) furnished by or on behalf of any Loan Party to any Agent or any Lender in connection with the negotiation of the Loan Documents or pursuant to the terms of the Loan Documents contained any untrue statement of a material fact or, taken as a whole, omitted to state a material fact necessary to make the statements made therein not misleading, in each case, as of the Fourth Restatement Date.

     (i) There is no action, suit, investigation, litigation or proceeding affecting any Loan Party, any of their Subsidiaries or any of their properties, including any Environmental Action, pending or, to the best of the Borrowers' knowledge, threatened before any court, governmental agency or arbitrator that (i) would be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Agreement, any Note, any other Loan Document or any Related Document or the consummation of the transactions contemplated hereby.

     (j) Following application of the proceeds of each Advance, not more than 25% of the value of the assets (either of each Borrower only or of each Borrower and its Subsidiaries on a Consolidated basis) subject to the provisions of Section 5.02(a) or 5.02(d) or subject to any restriction contained in any other agreement or instrument between such Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of Section 6.01(d) will be Margin Stock.

     (k) Set forth on Schedule 4.01(k) is a complete and accurate list of all Plans, Multiemployer Plans and Welfare Plans with respect to any employees of any Loan Party or any of their Subsidiaries. Neither any Loan Party nor any of its ERISA Affiliates maintains or has any obligation to contribute to any Plan or Multiemployer Plan.

     (l) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan of any Loan Party or any of its ERISA Affiliates.

     (m) Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) required to be filed with the Internal Revenue Service for each Plan has been filed and a copy thereof has been furnished to the Administrative Agent. Each such Schedule B is substantially complete and accurate and fairly presents the funding status of such Plan, and since the date of such Schedule B there has been no material adverse change in such funding status.

     (n) Neither any Loan Party nor any of its ERISA Affiliates has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan exceeding $500,000 or requiring payments exceeding $250,000 per annum.

     (o) Neither any Loan Party nor any of its ERISA Affiliates has been notified by the sponsor of a Multiemployer Plan of any Loan Party or any of its ERISA Affiliates that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

     (p) The aggregate annualized cost (including, without limitation, the cost of insurance premiums), if any, with respect to post-retirement benefits under Welfare Plans for which the Loan Parties and their Subsidiaries are liable does not exceed $250,000.

     (q) Neither the business nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that would be reasonably likely to have a Material Adverse Effect.

     (r) Except as set forth on Schedule 4.01(r), the operations and properties of each Loan Party and each of its Subsidiaries comply in all material respects with all Environmental Laws; all material Environmental Permits have been obtained and are in effect for the operations and properties of each Loan Party and its Subsidiaries; each Loan Party and its Subsidiaries are in compliance in all material respects with all such Environmental Permits; and no circumstances exist that could (i) form the basis of an Environmental Action against any Loan Party or any of its Subsidiaries or any of their properties that would be reasonably likely to have a Material Adverse Effect or (ii) cause any such property to be subject to any material restrictions on ownership, occupancy, use or transferability under any Environmental Law.

     (s) Except as set forth on Schedule 4.01(s), none of the properties of any Loan Party or any of its Subsidiaries is listed or to the knowledge of any Loan Party proposed for listing on the National Priorities List under CERCLA or on the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the Environmental Protection Agency or any analogous state list of sites requiring investigation or cleanup, or is adjacent to any such property; and no underground storage tanks, as such term is defined in 42 U.S.C. Section 6991, are located on any property of any Loan Party or any of its Subsidiaries or, to the best of its knowledge, on any adjoining property.

     (t) Except as set forth on Schedule 4.01(t), neither any Loan Party nor any of its Subsidiaries has transported or arranged for the transportation of any Hazardous Materials to any location that is listed or proposed for listing on the National Priorities List under CERCLA or on the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the Environmental Protection Agency or any analogous state list; Hazardous Materials have not been generated, used, treated, handled, stored or disposed of on, or released or transported to or from, any property of any Loan Party or any of its Subsidiaries or, to the best of its knowledge, any adjoining property, except in material compliance with all Environmental Laws and Environmental Permits; and all other wastes generated at any such properties have been disposed of in compliance with all Environmental Laws and Environmental Permits.

     (u) Each Loan Party and each of its Subsidiaries have filed, have caused to be filed or have been included in all tax returns (federal, state, local and foreign) required to be filed or, in the case of income taxes, required to be filed and where the failure to do so would cause the imposition of a penalty or interest, and in each case have paid all taxes shown thereon to be due, together with applicable interest and penalties.

     (v) Neither any Loan Party nor any of its Subsidiaries is an "investment company," an "affiliated person" of an "investment company", or a "promoter" or "principal underwriter" for an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended. Neither the making of any Advances nor the application of the proceeds therefrom or repayment thereof by the Borrowers, nor the consummation of the transactions contemplated hereby, will violate any provision of such Act or any rule, regulation or order of the SEC thereunder.

     (w) Each Loan Party is Solvent after giving effect to the transactions contemplated hereby.

     (x) Each Material Contract (i) has been duly authorized, executed and delivered by each Loan Party party thereto and, to the best of the Borrowers' knowledge, by all other parties thereto, is in full force and effect and is binding upon and enforceable against all Loan Parties party thereto and to the best of the Borrowers' knowledge, all other parties thereto in accordance with its terms, (ii) has not been otherwise amended or modified in such a manner that could be reasonably expected to materially adversely affect the interest or rights of the Agents or the Lenders and (iii) there exists no default under any Material Contract by any Loan Party or, to the best of the Borrowers' knowledge, any other party thereto that could be reasonably expected to materially adversely affect the interest or rights of the Agents or the Lenders in any manner.

                                   ARTICLE V

                           COVENANTS OF THE BORROWERS

     SECTION 5.01. Affirmative Covenants. So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender shall have any Commitment hereunder, each Borrower will:

     (a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws (including, without limitation, Environmental Laws), rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970.

     (b) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent,
   (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property, which in any case exceed in the aggregate $500,000; provided, however, that neither the Borrowers nor any of their respective Subsidiaries shall be required to pay or discharge any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings, diligently pursued, and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom securing Indebtedness in excess of $500,000 in the aggregate attaches to its property and becomes enforceable against its other creditors.

     (c) Compliance with Environmental Laws. Comply, and cause each of its Subsidiaries and all lessees and other Persons occupying its properties to comply, in all material respects, with all Environmental Laws and Environmental Permits applicable to its operations and properties; obtain and renew all Environmental

   Permits necessary for its operations and properties; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws; provided, however, that neither Borrower nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings, diligently pursued, and as to which appropriate reserves are being maintained with respect to such circumstances.

     (d) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which such Borrower or such Subsidiary operates.

     (e) Preservation of Corporate or Business Trust Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, as applicable, its corporate or business trust existence, rights (charter and statutory) and franchises; provided, however, that the Subsidiaries of each such Borrower may consummate any merger or consolidation permitted under Section 5.02(c).

     (f) Visitation Rights. At any reasonable time and from time to time upon reasonable notice to a Borrower, permit the Administrative Agent or any of the Lenders, or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, such Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of such Borrower and any of its Subsidiaries with any of their officers, directors or trustees and with their independent certified public accountants; provided that such Borrower and any such Subsidiary shall have the right to have a representative of such Borrower and such Subsidiary present during any discussions with their independent public accountants.

     (g) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of such Borrower and each such Subsidiary in accordance with GAAP.

     (h) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

     (i) Compliance with Terms of Leaseholds. Make all payments and otherwise perform in all material respects all obligations in respect of all leases of real property, in each case except to the extent that the failure to so act could not reasonably be expected to have a Material Adverse Effect.

     (j) Performance of Related Documents. (i) Perform and observe in all material respects all the terms and provisions of each Related Document to be performed or observed by it, maintain each such Related Document in full force and effect and enforce in all material respects each such Related Document in accordance with its terms, in each case except to the extent that the failure to so act could not reasonably be expected to materially adversely affect the interest or rights of the Administrative Agent or the Lenders in any manner and take all such action to such end as may be from time to time reasonably requested by the Administrative Agent and (ii) upon the reasonable request of the Administrative Agent, make to each other party to each such Related Document such demands and requests for information and reports or for action as such Borrower is entitled to make under such Related Document, and cause each of its Subsidiaries to do so.

     (k) Performance of Material Contracts. (i) Perform and observe in all material respects all the terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect and enforce in all material respects each such Material Contract in accordance with its terms, in each case except to the extent that the failure to so act could not reasonably be expected to materially adversely affect the interest or rights of the Administrative Agent or the Lenders in any manner and take all such action to such end as may be from time to time reasonably requested by the Administrative Agent and (ii) upon the reasonable request of the Administrative Agent, make to each other party to each such Material Contract such demands and requests for information and reports or for action as such Borrower is entitled to make under such Material Contract, and cause each of its Subsidiaries to do so.

     (l) Transactions with Affiliates. Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under the Loan Documents with any of their Affiliates on terms that are fair and reasonable and no less favorable to such Borrower or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate; provided, however, that the Borrowers and their respective Subsidiaries may make payments required under the Tax Sharing Agreement and the foregoing limitations shall not apply to transactions between or among Loan Parties.

     (m) Additional Loan Parties. Cause any Subsidiary (other than a Foreign Subsidiary) of either GNC or GNI that has, either as at the end of any Rolling Period or, in connection with any Investments permitted by Section 5.02(e)(i), after giving effect to such Investment on a pro forma basis as at the end of the immediately prior Rolling Period, EBITDA equal to or greater than 5% of the Consolidated EBITDA of GNCI and its Subsidiaries, to execute and deliver to the Administrative Agent as promptly as practicable (A) a guaranty substantially in the form of Exhibit E hereto, and (B) such other documents, certificates or instruments in connection with this Agreement as the Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to the Administrative Agent, and to take all such other actions that may be necessary or that the Administrative Agent may deem reasonably desirable to enable the Administrative Agent to exercise and enforce its rights and remedies thereunder; provided, however, that with respect to any Person that becomes a Subsidiary (other than a Foreign Subsidiary) in connection with a tender offer which is followed by a back-end merger pursuant to a signed merger agreement, the Borrowers shall cause such Subsidiary to comply with this Section 5.01(m) on the date that the back-end merger becomes effective.

     SECTION 5.02. Negative Covenants. So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender shall have any Commitment hereunder, neither Borrower will:

     (a) Liens, Etc. On and after the date of the initial Borrowing hereunder, create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or sign or file, or permit any of its Subsidiaries to sign or file, under the Uniform Commercial Code of any jurisdiction, a financing statement that names such Borrower or any of its Subsidiaries as debtor, or sign, or permit any of its Subsidiaries to sign, any security agreement authorizing any secured party thereunder to file such financing statement, or assign, or permit any of its Subsidiaries to assign, any accounts or other right to receive income, excluding, however, from the operation of the foregoing restrictions the following:

          (i) Permitted Liens;

          (ii) purchase money Liens upon or in one or more items of personal or real property acquired or held by such Borrower or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such property or to secure Indebtedness incurred solely for the purpose of financing the acquisition of any such property to be subject to such Liens, or Liens existing on any such property at the time of acquisition, or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided, however, that no such Lien shall extend to or cover any property other than the property being acquired, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced; and provided further that any such Indebtedness shall not otherwise be prohibited by the terms of the Loan Documents;

          (iii) Liens arising under Capitalized Leases;

          (iv) Liens on property of a Foreign Subsidiary, which Liens secure Indebtedness permitted by Section 5.02(b)(iv)(A);

          (v) Liens on the Borrowers' Franchisee Notes to secure Indebtedness permitted by Section 5.02(b)(i)(C) or in connection with sales permitted by Section 5.02(d)(iii); and

          (vi) Liens securing Indebtedness permitted by Section 5.02(b)(vi).

          (b) Indebtedness. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Indebtedness other than:

          (i) in the case of the Borrowers,

               (A) unsecured Indebtedness, if before and immediately after giving effect to the creation, incurrence or assumption of such
          Indebtedness:

                    (x) GNCI is in compliance, before and after giving effect
               to the incurrence of such Indebtedness, on a pro forma basis, with the Adjusted Maximum Leverage Ratio set forth in Section 5.04(b);

                    (y) the total amount of Indebtedness incurred pursuant to
               this Section 5.02(b)(i)(A) and Section 5.02(b)(iv)(B) shall not exceed an aggregate of $200,000,000 at any one time outstanding (including, without limitation, the aggregate amount of all outstanding and other undrawn commitments to provide Indebtedness to GNI and its Subsidiaries pursuant to this
               Section 5.02(b)(i)(A) and Section 5.02(b)(iv)(B)); and

                    (z) no Default shall have occurred and be continuing at the time of such incurrence of Indebtedness;

          provided that prior to the creation, incurrence or assumption of any such Indebtedness, the Administrative Agent shall have received a certificate of the chief financial officer of GNCI showing, in sufficient detail as to permit computation thereof, compliance with the Adjusted Maximum Leverage Ratio set forth in Section 5.04(b) as at the end of the immediately preceding Rolling Period and compliance with the limitation on Indebtedness set forth in Section 5.02(b)(i)(A)(y); and provided further that any such Indebtedness shall (1) contain covenants that are less restrictive in all material respects and, in no case, more restrictive than those covenants set forth in this Agreement and the other Loan Documents and (2) not have any regularly scheduled amortization payments due on or before June 30, 2002;

               (B) Indebtedness in respect of Hedge Agreements designed to hedge against fluctuations in interest rates or foreign exchange rates and not for speculative purposes;

               (C) Indebtedness to effect a securitization of the Borrowers' Franchisee Notes, provided that as at the time of the incurrence of such Indebtedness, no Default shall have occurred or be continuing;

               (D) Indebtedness in satisfaction or substitution for premiums on insurance policies maintained by the Borrowers and their Subsidiaries in the ordinary course of business of the Borrowers and their Subsidiaries;

          (ii) in the case of GNI,

               (A) Indebtedness in respect of the PIK Preferred Stock; and

               (B) Intercompany Subordinated Debt from time to time, and

          (iii) in the case of any of its Subsidiaries referred to in Section 5.02(e)(i) or (ix) or any other Subsidiaries referred to in Sections 5.02(e)(iv) or (v) or any Affiliate referred to in Section 5.02(e)(vi), in each case, to the extent permitted by those Sections, Indebtedness owed to such Borrower or to a wholly-owned United States Subsidiary of such Borrower;

          (iv) in the case of Foreign Subsidiaries, any:

               (A) Indebtedness without recourse to GNCI, any Borrower, any other Subsidiary of any Borrower or any Affiliate thereof;

               (B) any other unsecured Indebtedness if before and immediately after giving effect to the creation, incurrence or assumption thereof:

                    (x) GNCI is in compliance, before and after giving effect
               to the incurrence of such Indebtedness, on a pro forma basis, with the Adjusted Maximum Leverage Ratio set forth in Section 5.04(b);

                    (y) the total amount of Indebtedness incurred pursuant to
               Section 5.02(b)(i)(A) and this Section 5.02(b)(iv) (B) shall not exceed an aggregate of $200,000,000 (or other equivalent thereof in any Foreign Currency, determined as of the date of the incurrence of such Indebtedness) at any one time outstanding (including, without limitation, the aggregate amount of all outstanding and other undrawn commitments to provide Indebtedness to GNI and its Subsidiaries pursuant to Section 5.02(b)(i)(A) and this Section 5.02(b)(iv)(B));

                    (z) no Default shall have occurred and be continuing at the time of such incurrence of Indebtedness;

          provided that prior to the creation, incurrence or assumption of any such Indebtedness, the Administrative Agent shall have received a certificate of the chief financial officer of GNCI showing, in sufficient detail as to permit computation thereof, compliance with the Adjusted Maximum Leverage Ratio set forth in Section 5.04(b) as at the end of the immediately preceding Rolling Period and compliance with the limitation on Indebtedness set forth in Section 5.02(b)(iv)(B)(y);

             (v) in the case of the Borrowers and any of their Subsidiaries,

               (A) unsecured Indebtedness incurred in the ordinary course of business for the deferred purchase price of property or services, maturing within one year from the date created;

               (B) Indebtedness secured by Liens permitted by Section 5.02(a)(ii) and 5.02(a)(iii) not to exceed in the aggregate $50,000,000 at any time outstanding; and

               (C) Indebtedness under the Loan Documents;

             (vi) in the case of the Borrowers, any wholly-owned United States Subsidiary of the Borrowers or Gustine, in each case, to purchase and renovate the building located at 300 Sixth Avenue, Pittsburgh, Pennsylvania, Indebtedness in a principal amount, together with any Investments permitted under Section 5.02(e)(x), not to exceed in the aggregate $30,000,000 at any one time outstanding; and

             (vii) indorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

          (c) Mergers, Etc. Merge with or into or consolidate with or into any Person or permit any Person to merge with or into it, or transfer or dispose of all or substantially all of its property and assets, or permit any of its Subsidiaries to do any of the foregoing, except that (i) any wholly-owned United States Subsidiary of such Borrower may merge with or into or consolidate with or into, or transfer all or substantially all of its property and assets to, any other wholly-owned United States Subsidiary of such Borrower or such Borrower, (ii) GNI may merge with or into or consolidate with or into, or transfer all or substantially all of its property and assets to GNCI and (iii) any Loan Party may merge with or into a wholly-owned United States Subsidiary of such Loan Party that (A) is incorporated under the laws of the State of Delaware and (B) has no material assets or liabilities, for the sole purpose of changing the state of incorporation of such Loan Party if the surviving corporation shall expressly assume the liabilities of such Loan Party under the Loan Documents; provided, however, that, in each case, immediately after giving effect thereto, no event shall occur and be continuing that constitutes a Default.

          (d) Sales, Etc. of Assets. Sell, lease, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, any assets, except:

               (i) sales of inventory and equipment by the Borrowers and their Subsidiaries in the ordinary course of its business;

               (ii) dispositions of property and assets by wholly-owned United States Subsidiaries in a transaction permitted by Section 5.02(c);

               (iii) sales of Franchisee Notes;

               (iv) other dispositions of property and assets by the Borrowers and their Subsidiaries for cash and fair value that do not exceed an aggregate amount of $20,000,000 in any single transaction or series of related transactions or $75,000,000 in the aggregate;

               (v) Permitted Franchise Asset Sales;

               (vi) transfers of property and assets by the Borrowers and their Subsidiaries to any other United States Loan Party (other than GNCI); provided that as at the time of such transfers, no Default shall have occurred or be continuing;

               (vii) transfers of property and assets by any Subsidiary of the Borrowers that is organized, and with substantially all of its assets located, outside of the United States to any Foreign Subsidiary;

               (viii) the sale or lease of the Borrowers' headquarters building located at 300 Sixth Avenue, Pittsburgh, Pennsylvania.

          (e) Investments in Other Persons. Make or hold, or permit any of its Subsidiaries to make or hold, any Investment in any Person other than:

               (i) Investments by the Borrowers and their wholly-owned United States Subsidiaries in their wholly-owned United States Subsidiaries, so long as such Investments are made in the Health Care Business and in incidental businesses acquired in connection therewith;

               (ii) Investments by the Borrowers and their Subsidiaries in (A) Cash Equivalents and (B) Hedge Agreements;

               (iii) Investments by the Borrowers and their Subsidiaries in Franchisee Notes;

               (iv) Investments by the Borrowers and their wholly-owned United States Subsidiaries in Foreign Subsidiaries in an aggregate amount not to exceed $300,000,000 (or the equivalent thereof in any Foreign Currency, determined as of the date such Investment is made) outstanding at any one time (including the aggregate amount of all outstanding and other undrawn commitments of Indebtedness of such Foreign Subsidiaries permitted by Sections 5.02(b)(iii) and 5.02(b)(iv)(B)), so long as such Investments are made in the Health Care Business and in incidental businesses acquired in connection therewith;

               (v) Investments by the Borrowers in non-wholly-owned Subsidiaries in an aggregate amount not to exceed $100,000,000 (or the equivalent thereof in any Foreign Currency, determined as of the date such Investment is made) outstanding at any one time (including the aggregate amount of all outstanding Indebtedness of such non-wholly-owned Subsidiary permitted by Section 5.02(b)(iii)), so long as such Investments are made in the Health Care Business and in incidental businesses acquired in connection therewith;

               (vi) Investments by the Borrowers in Affiliates in an aggregate amount not to exceed $50,000,000 (or the equivalent thereof in any Foreign Currency, determined as of the date such Investment is made) outstanding at any one time (including the aggregate amount of all outstanding Indebtedness of such Affiliate permitted by Section 5.02(b)(iii)), so long as such Investments are made in the Health Care Business and in incidental businesses acquired in connection therewith; provided, that if, at any time, the Borrowers make a single or a series of related Investments in any Affiliate in an aggregate amount equal to or greater than $30,000,000 (or the equivalent thereof in any Foreign Currency, determined as of the date such Investment is made), such Investment shall be for the acquisition of at least 20% of the Voting Stock of such Affiliate;

               (vii) other Investments in an aggregate amount invested and at any time outstanding not to exceed $5,000,000 (or the equivalent thereof in any Foreign Currency, determined as of the date such Investment is made), so long as such Investments are made in the Health Care Business and in incidental businesses acquired in connection therewith;

               (viii) Investments as of the Fourth Restatement Date in Gymee's, Inc., Nutri-Science, Inc. and WLC Acquisition Corp.;

               (ix) Investments by the Borrowers in any Person that becomes a non-wholly-owned United States Subsidiary in connection with a tender offer involving a back-end merger pursuant to a signed merger agreement, provided that (A) pursuant to such tender offer, the Borrowers shall have purchased at least 90% of such Person's Voting Stock, (B) such merger shall have been approved by such Person's board of directors and (C) such Person shall become a wholly-owned United States Subsidiary within six months following the initial Investment; and

               (x) Investments by the Borrowers (A) as a limited partner in Gustine Sixth Avenue Associates Ltd. ("Gustine") and (B) in loans to such partnership in an aggregate principal amount of such Investments described in clauses (A) and (B) above not in excess of $30,000,000 in each case to purchase and renovate the building located at 300 Sixth Avenue, Pittsburgh, Pennsylvania; provided that, in each case, before and immediately after giving effect to any Investment otherwise permitted by Sections 5.02(e)(i), (iv), (v), (vi), (vii), (ix) and (x), no Default shall have occurred and be continuing; and

               (xi) Investments by the Borrowers and their Subsidiaries in loans or advances to employees in the ordinary course of business of the Borrowers and their Subsidiaries in an aggregate amount not to exceed $5,000,000 (or the equivalent thereof in any Foreign Currency, determined as of the date such Investment is made) at any time outstanding;

     provided, however, that in each case no Investment made in a single transaction or series of related transactions shall exceed $100,000,000 (or the equivalent thereof in any Foreign Currency, determined as of the date such Investment is made).

          (f) Dividends, Etc. Declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its capital stock or any warrants, rights or options to acquire such capital stock, now or hereafter outstanding, return any capital to its stockholders as such, make any distribution of assets, capital stock, warrants, rights, options, obligations or securities to its stockholders as such, or issue or sell any capital stock or any warrants, rights or options to acquire such capital stock, or permit any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of such Borrower or any warrants, rights or options to acquire such capital stock or to issue or sell any capital stock or certificates of beneficial ownership, as applicable, or any warrants, rights or options to acquire such capital stock, except the Borrowers and their wholly-owned Subsidiaries may:

               (i) in the case of GNI, declare and pay dividends in cash to GNCI to (1) discharge the obligations of GNI and its Subsidiaries under the Tax Sharing Agreement, (2) pay administrative costs in the ordinary course of business of GNCI, (3) provide GNCI with funds to repurchase its outstanding capital stock or pay dividends to its shareholders in an aggregate amount not to exceed $150,000,000, provided, that following March 31, 1999, an additional amount of up to $50,000,000 shall be permitted if, as at the end of the two consecutive Rolling Periods ending immediately prior to the date of such additional repurchases or dividend payments, the Maximum Leverage Ratio shall be less than 2.00 : 1.00.

               (ii) purchase, redeem or defease the PIK Preferred Stock;

               (iii) in the case of GNI, issue or sell any capital stock to GNCI; and

               (iv) in the case of any Subsidiary, declare and pay cash dividends to the Borrowers or to a wholly-owned United States Subsidiary of GNI.

     provided that in each case, immediately before and immediately after giving effect thereto, no Default shall have occurred and be continuing.

          (g) Change in Nature of Business. Engage, or permit any of its Subsidiaries to engage, in a business other than the Health Care Business, except such business as may be acquired by the Loan Parties in connection with an Investment permitted by Section 5.02(e)(i), (iv), (v), (vi), (vii) or (ix) as shall be incidental to any such Investment.

          (h) Charter Amendments. Amend, or permit any of its Subsidiaries to amend (i) its certificate of incorporation or instrument organizing business trust, as applicable, or (ii) its bylaws if such amendment could reasonably be expected to adversely affect the interest or rights of the Administrative Agent or the Lenders in any manner.

          (i) Accounting Changes. Make or permit, or permit any of its Subsidiaries to make or permit, any change in accounting policies or reporting practices (including, without limitation, any change in its Fiscal Year), except as required or permitted by generally accepted accounting principles, securities laws or the rules of any stock exchange upon which GNCI's capital stock may be listed; provided that, if GNCI or any of its Subsidiaries makes any such change in accounting policies or reporting requirements, the Borrowers shall provide reconciliation reports to the Administrative Agent, in form and substance satisfactory to the Administrative Agent and if such change would impact the calculation of the financial covenants contained in Section 5.04, the Borrowers shall provide to the Lenders a revised calculation of each of the financial covenants impacted by such change for each Fiscal Quarter from the date of such change.

          (j) Prepayments, Etc. of Indebtedness. (i) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness, other than (1) the prepayment of the Advances in accordance with the terms of this Agreement, (2) the prepayment of any Indebtedness payable to any Borrower or to a wholly-owned United States Subsidiary of such Borrower, (3) the prepayment of any Indebtedness permitted by Section 5.02(b)(iv)(A), or 5.02(b)(v)(B), (ii) amend, modify or change in any manner any term or condition of any PIK Preferred Stock or any Indebtedness permitted by Section 5.02(b)(i)(A), or permit any of its Subsidiaries to do any of the foregoing, in each case in any manner materially adverse to the Administrative Agent or the Lenders; provided that if the Maximum Leverage Ratio as at the end of the immediately preceding Rolling Period is less than 1.00 : 1.00, the Borrowers and their Subsidiaries shall be permitted to prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof any other Indebtedness permitted by Section 5.02(b) in an amount not to exceed $25,000,000.

          (k) Amendment, Etc. of Related Documents. Cancel or terminate any Related Document or consent to or accept any cancellation or termination thereof, amend, modify or change in any material respect any term or condition of any Related Document or give any consent, waiver or approval thereunder (it being acknowledged by such Borrower that the financial and payment terms of any such Related Document are material terms and conditions thereof), waive any default under or any breach of any term or condition of any Related Document, agree in any manner to any other amendment, modification or change of any term or condition of any Related Document or take any other action in connection with any Related Document, in each case that could reasonably be expected to impair the value of the interest or rights of such Borrower thereunder or that could reasonably be expected to impair the interest or rights of the Agents or the Lenders in any manner, or permit any of its Subsidiaries to do any of the foregoing; provided that the Tax Sharing Agreement may be amended to add as parties thereto any wholly-owned Subsidiaries of the Borrowers on terms that are substantially identical to the terms applicable to the Borrowers.

          (l) Amendment, Etc. of Material Contracts. Cancel or terminate any Material Contract or consent to or accept any cancellation or termination thereof, amend, modify or otherwise change in any material respect any term or condition of any Material Contract or give any consent, waiver or approval thereunder, waive any default under or any breach of any term or condition of any Material Contract, agree in any manner to any other amendment, modification or change of any term or condition of any Material Contract or take any other action in connection with any Material Contract, in each case that could reasonably be expected to materially impair the value of the interest or rights of such Borrower thereunder or that could reasonably be expected to have a Material Adverse Effect, or permit any of its Subsidiaries to do any of the foregoing.

          (m) Negative Pledge. Enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets other than in favor of the Administrative Agent and the Lenders or in connection with Indebtedness permitted by Section 5.02(b)(iv)(A) to the extent such Lien extends solely to the property or assets of the Foreign Subsidiary incurring such Indebtedness.

          (n) Partnerships. Become a general partner in any general or limited partnership, or permit any of its Subsidiaries to do so.

          (o) Release of Subsidiary Guarantors. Release any Subsidiary Guarantor from any of its Obligations, except in connection with a sale of the assets or capital stock of such Subsidiary Guarantor in a transaction permitted under Section 5.02(d).

     SECTION 5.03. Reporting Requirements to Lenders. So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender shall have any Commitment hereunder, GNCI (except as noted below) will furnish to the Lenders:

     (a) Default Notice. As soon as possible and in any event within two Business Days after any Loan Party has knowledge of the occurrence of a Default continuing on the date of such statement, a statement of the chief financial officer of GNI setting forth the nature of such Default and the action that the Borrowers have taken and proposes to take with respect thereto.

     (b) Quarterly Financials. As soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of GNCI, Consolidated balance sheets of GNCI and its Subsidiaries as of the end of such Fiscal Quarter and Consolidated statements of income, cash flow of, and changes in stockholders' equity of GNCI and its Subsidiaries for the period commencing at the end of the previous Fiscal Quarter and ending with the end of such Fiscal Quarter, setting forth in each case in comparative form the year to date figures for such Fiscal Quarter, the corresponding Fiscal Quarter in the preceding Fiscal Year and the year to date figures for the corresponding Fiscal Quarter in the preceding Fiscal Year, all in reasonable detail and duly certified (subject to year-end audit adjustments and to the absence of footnote disclosure) by the chief financial officer of GNCI as having been prepared in accordance with GAAP, together with (i) a certificate of the chief financial officer of GNI stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that GNI has taken and proposes to take with respect thereto, (ii) a schedule in form satisfactory to the Administrative Agent of the computations used by GNCI in determining compliance as of the end of such Fiscal Quarter with the covenants contained in Sections 5.02 and 5.04 (other than 5.04(b)) and (iii) a management and financial report, including a schedule of Funded Indebtedness, a report of same store sales for such Fiscal Quarter, and a management discussion of results from operations for such Fiscal Quarter.

     (c) Annual Financials. As soon as available and in any event within 90 days after the end of each Fiscal Year of GNCI, a copy of the annual audit report for such Fiscal Year of GNCI and its Subsidiaries, including therein Consolidated balance sheets of GNCI and its Subsidiaries as of the end of such Fiscal Year and Consolidated statements of income, cash flow, and changes in stockholders' equity of GNCI and its Subsidiaries for such Fiscal Year, in each case accompanied by an opinion reasonably acceptable to the Required Lenders of Deloitte & Touche or other independent public accountants of recognized standing reasonably acceptable to the Required Lenders, together with (i) a certificate of the chief financial officer of GNI stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that GNI has taken and proposes to take with respect thereto, (ii) a schedule in form and substance satisfactory to the Administrative Agent of the computations used by GNCI in determining, as of the end of such Fiscal Year, compliance with the covenants contained in Sections 5.02 and 5.04 (other than 5.04(b)) and (iii) a management and financial report, including a schedule of Funded Indebtedness, a report of same store sales for such Fiscal Year, and a management discussion of results from operations for such Fiscal Year.

     (d) Accountants' Reports. Promptly upon receipt thereof, copies of all reports submitted to GNCI or any of its Subsidiaries by Deloitte & Touche or any other independent public accountants of GNCI or any such Subsidiary in connection with each annual, interim or special audit of its financial statement made by such accountants, including the comment letter submitted by such accountants to management of GNCI or any such Subsidiary in connection with their annual audit.

     (e) ERISA Events. Promptly and in any event within ten days after any Loan Party or any of its ERISA Affiliates knows or has reason to know that any ERISA Event with respect to any Loan Party or any of its ERISA Affiliates has occurred, a statement of the chief financial officer of GNCI describing such ERISA Event and the action, if any, that such Loan Party or such ERISA Affiliate has taken and proposes to take with respect thereto.

     (f) Plan Annual Reports. Promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (form 5500 Series) with respect to each Plan of each Loan Party or any of its ERISA Affiliates.

     (g) Multiemployer Plan Notices. Promptly and in any event within 10 days after receipt thereof by any Loan Party or any of its ERISA Affiliates from the sponsor of a Multiemployer Plan of any Loan Party or any of its ERISA Affiliates, copies of each notice concerning (i) the imposition of Withdrawal Liability by any such Multiemployer Plan, (ii) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (iii) the amount of liability incurred, or that may be incurred, by such Loan Party or any of its ERISA Affiliates in connection with any event described in clause
   (i) or (ii) above.

     (h) Litigation. Promptly after the commencement thereof, notice of all actions, suits, investigations (including, without limitation, any investigation from any regulatory agency and any reports resulting from such investigation), litigation and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting any Loan Party or any of its Subsidiaries of the type described in Section 4.01(i).

     (i) Securities Reports. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that any Loan Party or any of its Subsidiaries sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements, that any Loan Party or any of its Subsidiaries files with the SEC or any governmental authority that may be substituted therefor, or with any national securities exchange.

     (j) Revenue Agent Reports. Within 30 days after receipt, copies or summaries of all Revenue Agent Reports (Internal Revenue Service form 886), or other written proposals of the Internal Revenue Service, that propose, determine or otherwise set forth increases to the federal income tax liability of the affiliated group (within the meaning of Section 1504(a)(1) of the Internal Revenue Code) of which such Borrower is a member aggregating $3,000,000 or more.

     (k) Agreement Notices. Upon request by the Administrative Agent, such other information and reports regarding the Related Documents and the Material Contracts as the Administrative Agent may reasonably request.

     (l) Environmental Conditions. Promptly after the occurrence thereof, notice of any condition or occurrence on any property of any Loan Party or any of its Subsidiaries that results in a material noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit or could (i) form the basis of an Environmental Action against any Loan Party or any of its Subsidiaries or such property that could reasonably be expected to have a Material Adverse Effect or (ii) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law.

     (m) Plan Terminations. Promptly and in any event within two Business Days after receipt thereof by any Loan Party or any of its ERISA Affiliates, copies of each notice from the PBGC stating its intention to terminate any Plan of any Loan

   Party or any of its ERISA Affiliates or to have a trustee appointed to administer any such Plan.

     (n) Environmental Reports. Promptly after the receipt thereof, copies of all reports furnished to GNCI or any of its Subsidiaries (including, without limitation, environmental site assessment reports) prepared by environmental consulting firms in respect of any properties owned or leased by GNCI or any of its Subsidiaries.

     (o) Other Information. Such other information with respect to the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or any of its Subsidiaries as any Lender through the Administrative Agent may from time to time reasonably request.

     SECTION 5.04. Financial Covenants. So long as any Advance shall remain unpaid, any Letter of Credit is outstanding or any Lender shall have any Commitment hereunder, GNCI will:

     (a) Maximum Leverage Ratio. Maintain on a Consolidated basis for itself and its Subsidiaries a Maximum Leverage Ratio for each Rolling Period of not more than the amount set forth below for each Fiscal Year set forth below:

                                                     Maximum
                             Fiscal Year             Leverage Ratio
                             -----------             --------------
                           Fiscal Year 1997          3.50 : 1.00
                           Fiscal Year 1998          3.50 : 1.00
                           Fiscal Year 1999          3.25 : 1.00
                           Fiscal Year 2000          2.75 : 1.00
                           Fiscal Year 2001          2.25 : 1.00


     (b) Adjusted Maximum Leverage Ratio. Maintain on a Consolidated basis for itself and its Subsidiaries an Adjusted Maximum Leverage Ratio for each Rolling Period of not more than the amount set forth below for each Fiscal Year set forth below:

                                                     Adjusted Maximum
                             Fiscal Year             Leverage Ratio
                             -----------             ----------------
                           Fiscal Year 1997          3.50 : 1.00
                           Fiscal Year 1998          3.50 : 1.00
                           Fiscal Year 1999          3.25 : 1.00
                           Fiscal Year 2000          2.75 : 1.00
                           Fiscal Year 2001          2.25 : 1.00

     (c) Fixed Charge Coverage Ratio. Maintain on a Consolidated basis for itself and its Subsidiaries a Fixed Charge Coverage Ratio for each Rolling Period of not less than the amount set forth below for each Fiscal Year set forth below:

                                                     Fixed Charge
                             Fiscal Year             Coverage Ratio
                             -----------             --------------
                           Fiscal Year 1997          1.30 : 1.00
                           Fiscal Year 1998          1.40 : 1.00
                           Fiscal Year 1999          1.40 : 1.00
                           Fiscal Year 2000          1.50 : 1.00
                           Fiscal Year 2001          1.50 : 1.00

     (d) Minimum Net Worth. Maintain at all times on a Consolidated basis for itself and its Subsidiaries an excess of total assets less total liabilities less (w) 25% of the total amount of Net Cash Proceeds received by GNCI from any sale or issuance of any capital stock or any warrants, rights or options to acquire capital stock plus (x) the total amount, if any, of funds used in accordance with the provisions of Section 5.02(f)(i)(3) plus (y) the total amount of non-cash charges relating to (i) pensions, (ii) stock options,
   (iii) stock appreciation rights, and (iv) other equity-based incentive plans, plus or minus (z) foreign currency translations, of not less than the amount set forth below for each Fiscal Year set forth below:

                                                     Minimum
                             Fiscal Year             Net Worth
                             -----------             ---------
                           Fiscal Year 1997          $240,000,000
                           Fiscal Year 1998          $300,000,000
                           Fiscal Year 1999          $370,000,000
                           Fiscal Year 2000          $450,000,000
                           Fiscal Year 2001          $530,000,000

                                   ARTICLE VI

                               EVENTS OF DEFAULT

     SECTION 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

     (a) (i) any Borrower shall fail to pay any principal of any Advance, when the same becomes due and payable or (ii) any Loan Party shall fail to make interest or any other payment under any Loan Document within five Business Days after the same becomes due and payable; or

     (b) any representation or warranty made, or deemed to be made, by any Loan Party or any of its officers under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made (or deemed made); or

     (c) (i) any of GNC, GNI or GNCI shall fail to perform or observe any term, covenant or agreement contained in Section 5.01(b), 5.01(e), 5.01(i) (to the extent that such covenant relates to the chief executive office or chief place of business of such Borrower), 5.01(j), 5.02, 5.03 (except with respect to 5.03(b) and (c)) or 5.04, (ii) either GNC, GNI or GNCI shall fail to perform or observe any term, covenant or agreement contained in 5.03(b) and (c) and such failure shall continue for 10 days, (iii) GNCI shall fail to perform or observe any term, covenant or agreement contained in Section 7(a) of the Fourth Amended and Restated Parent Guaranty, or (iv) any Loan Party shall fail to perform any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed and such failure shall remain unremedied for 20 days after written notice thereof shall have been given to the Borrowers by the Administrative Agent or any Lender; or

     (d) any Loan Party or any of its Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Indebtedness that is outstanding in a principal amount of at least $5,000,000 in the aggregate (but excluding Indebtedness outstanding hereunder) of such Loan Party or such Subsidiary, as the case may be, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness or otherwise to cause, or to permit the holder thereof to cause, such Indebtedness to mature; or any such Indebtedness shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof; or

     (e) any Loan Party or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 30 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or any Loan Party or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this Section 6.01(e); or

     (f) any judgment or order for the payment of money in excess of $5,000,000 shall be rendered against any Loan Party or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

     (g) any nonmonetary judgment or order shall be rendered against any Loan Party or any of its Subsidiaries that is reasonably likely to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

     (h) any provision of any Loan Document after delivery thereof pursuant to
   Section 3.01 shall for any reason cease to be valid and binding on or enforceable against any Loan Party party to it that results in a materially adverse effect on the rights and remedies of the Agents or any Lender, or any such Loan Party shall so state in writing; or

     (i) (i) Any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of
   1934), directly or indirectly, of Voting Stock of GNCI (or other securities convertible into such Voting Stock) representing 20% or more of the combined voting power of all Voting Stock of GNCI; or (ii) during any period of up to 24 consecutive months, commencing before or after the Fourth Restatement Date, individuals who at the beginning of such 24-month period were directors of GNCI (together with any new directors whose election or appointment by the board of directors of GNCI or whose nomination for election by the shareholders of GNCI was approved by a vote of 66-2/3% of the directors of GNCI then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) shall cease for any reason to constitute a majority of the board of directors of GNCI then in office; or

     (j) any ERISA Event shall have occurred with respect to a Plan of any Loan Party or any of its ERISA Affiliates and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans of the Loan Parties and their ERISA Affiliates with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Loan Parties and their ERISA Affiliates related to such ERISA Event) exceeds $1,000,000; or

     (k) any Loan Party or any of its ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan of any Loan Party or any of its ERISA Affiliates that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Loan Parties and their ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $1,000,000 or requires payments exceeding $500,000 per annum; or

     (l) any Loan Party or any of its ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan of any Loan Party or any of its ERISA Affiliates that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Loan Parties and their ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $1,000,000;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrowers, declare the obligation of each Appropriate Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrowers, declare the Notes, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to any Loan Party under the Federal Bankruptcy Code, (x) the obligation of each Lender to make Advances shall automatically be terminated and (y) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by each Borrower.

     SECTION 6.02. Actions in Respect of the Letters of Credit upon Default. If any Event of Default shall have occurred and be continuing, the Administrative Agent may, irrespective of whether it is taking any of the actions described in
Section 6.01 or otherwise, make demand upon the Borrowers to, and forthwith upon such demand the Borrowers will, pay to the Administrative Agent on behalf of the Lenders in same day funds at the Administrative Agent's office designated in such demand, for deposit in the L/C Cash Collateral Account, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding. If at any time the Administrative Agent determines that any funds held in the L/C Cash Collateral Account are subject to any right or claim of any Person other than the Administrative Agent and the Lenders or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Borrowers will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the L/C Cash Collateral Account, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held in the L/C Cash Collateral Account that the Administrative Agent determines to be free and clear of any such right and claim.

                                  ARTICLE VII

                                   THE AGENTS

     SECTION 7.01. Authorization and Action. Each Lender hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrowers pursuant to the terms of this Agreement.

     SECTION 7.02. Agents' Reliance, Etc. Neither any of the Agents nor any of their directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Administrative Agent: (a) may treat the payee of any Note as the holder thereof until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 8.07; (b) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with the Loan Documents;
(d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party or to inspect the property (including the books and records) of any Loan Party; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument or document furnished pursuant hereto; (f) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties; and (g) shall incur no liability as a result of any determination whether the transactions contemplated by the Loan Documents constitute a "highly leveraged transaction" within the meaning of the interpretations issued by the Comptroller of the Currency, the Federal Deposit Insurance Corporation and the Board of Governors of the Federal Reserve System.

     SECTION 7.03. Agents, Issuing Bank, Swing Line Bank and Affiliates. With respect to its Commitments, the Advances made by it and the Note or Notes issued to it, each Agent, the Issuing Bank and the Swing Line Bank shall have the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not an Agent, the Issuing Bank or the Swing Line Bank, and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include each Agent, the Issuing Bank and the Swing Line Bank, as the case may be, in its individual capacity. Each Agent, the Issuing Bank and the Swing Line Bank and their respective affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any of its Subsidiaries and any Person who may do business with or own securities of any Loan Party or any such Subsidiary, all as if it were not an Agent, the Issuing Bank or the Swing Line Bank, and without any duty to account therefor to the Lenders.

     SECTION 7.04. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon any Agent, the Issuing Bank or the Swing Line Bank or any other Lender and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent, the Issuing Bank or the Swing Line Bank or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

     SECTION 7.05. Indemnification. Each Lender severally agrees to indemnify the Agents, the Issuing Bank and the Swing Line Bank (to the extent not promptly reimbursed by the Borrowers) from and against such Lender's ratable share of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Agents, the Issuing Bank or the Swing Line Bank, as the case may be, in any way relating to or arising out of the Loan Documents or any action taken or omitted to be taken by the Administrative Agent, the Issuing Bank and the Swing Line Bank, as the case may be, under the Loan Documents; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agents', the Issuing Bank's or the Swing Line Bank's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent, the Issuing Bank and the Swing Line Bank promptly upon demand for its ratable share of any costs and expenses payable by the Borrowers under Section 8.04, to the extent that the Administrative Agent, the Issuing Bank and the Swing Line Bank, as the case may be, is not promptly reimbursed for such costs and expenses by the Borrowers. For purposes of this Section 7.05, the Lenders' respective ratable shares of any amount shall be determined, at any time, according to the sum of (i) the aggregate principal amount of the Advances outstanding at such time and owing to the respective Lenders plus (ii) their respective Unused Revolving Credit Commitments at such time plus (iii) their respective Pro Rata Shares of the aggregate outstanding Swing Line Advances, other than any Swing Line Advance that, at or prior to such time, has been assigned in part to, and made by, a Lender pursuant to
Section 2.02(b) plus (iv) their respective Pro Rata Shares of the aggregate outstanding Letter of Credit Advances, other than any Letter of Credit Advance that, at or prior to such time, has been assigned in part to, and made by, a Lender pursuant to Section 2.13(c) plus (v) their respective Pro Rata Shares of the aggregate Available Amount of Letters of Credit then outstanding. The failure of any Lender to reimburse the Administrative Agent promptly upon demand for its ratable share of any amount required to be paid by the Lenders to the Administrative Agent as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse the Administrative Agent for its ratable share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse the Administrative Agent for such other Lender's ratable share of such amount.

     SECTION 7.06. Successor Administrative Agents. The Administrative Agent may resign from any or all of the Facilities at any time by giving written notice thereof to the Lenders and the Borrowers. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent as to such of the Facilities as to which the Administrative Agent has resigned; provided that such appointed successor Administrative Agent is a Lender. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be (i) a commercial bank or (ii) a finance company, insurance company or other financial institution that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and is capable of performing the duties of the Administrative Agent hereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent as to all of the Facilities, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent as to any Facilities under this Agreement. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent as to all of the Facilities, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent as to any of the Facilities, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent as to such Facility or Facilities, other than with respect to funds transfers and other similar aspects of the administration of Borrowings under such Facility or Facilities and payments by the Borrowers in respect of such Facility or Facilities, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement as to such Facility or Facilities, other than as aforesaid.

     SECTION 7.07. The Agents. Neither the Documentation Agent, nor either Syndication Agent, nor any Co-Agent, in its capacity as such Agent, assumes any responsibility or obligation hereunder for servicing, syndication, enforcement or collection of the Indebtedness resulting from the Advances, nor any duties as agent hereunder for the Lenders.

                                  ARTICLE VIII

                                 MISCELLANEOUS

     SECTION 8.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Notes, nor consent to any departure by the Borrowers therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (a) no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following at any time: (i) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Lenders that shall be required for the Lenders or any of them to take any action hereunder or change the percentage contained in the definition of Required Lenders or (ii) amend this
Section 8.01 or Section 5.02(m), or release any guaranty of GNCI, GNI or GNC, and (b) no amendment, waiver or consent shall, unless in writing and signed by the Required Lenders and each Appropriate Lender that is affected thereby, do any of the following: (i) increase the Commitments of such Lender or subject such Lender to any additional obligations, (ii) reduce the principal of, or interest on, the Note or Notes held by such Lender or any fees or other amounts payable hereunder to such Lender, or (iii) postpone any date fixed for any commitment reduction or any payment of principal of, or interest on, the Note or Notes held by such Lender or any fees or other amounts payable hereunder to such Lender; provided further that no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Bank or the Issuing Bank, as the case may be, in addition to the Lenders required above to take such action, affect the rights or obligations of the Swing Line Bank or of the Issuing Bank, as the case may be, under this Agreement; and provided further that, in any case, no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or any Note.

     SECTION 8.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy, telex or cable communication) and mailed, telegraphed, telecopied, telexed, cabled or delivered, if to GNI, at its address at 921 Penn Avenue, Pittsburgh, PA 15222,
Attention: Chief Financial Officer, if to GNC, at its address at 921 Penn Avenue, Pittsburgh, PA 15222, Attention:

Chief Financial Officer, with a copy to Hutchins, Wheeler & Dittmar, A Professional Corporation, at its address at 101 Federal Street, Boston, MA 02110, Attention: Jeffrey S. Wieand; if to any Restatement Lender, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender; and if to the Administrative Agent, at its address at 499 Park Avenue, New York, New York 10022, Attention: Michael Finkelman; or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, telegraphed, telecopied, telexed or cabled, be effective when deposited in the mails, delivered to the telegraph company, transmitted by telecopier, confirmed by telex answerback or delivered to the cable company, respectively, except that notices and communications to the Administrative Agent pursuant to Article II, III or VII shall not be effective until received by the Administrative Agent.

     SECTION 8.03. No Waiver; Remedies. No failure on the part of any Lender or any Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     SECTION 8.04. Costs and Expenses. (a) GNC and GNI jointly and severally hereby agree to pay on demand (i) all reasonable out-of-pocket costs and expenses of the Administrative Agent, the Issuing Bank and the Swing Line Bank in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents (including, without limitation, (A) all due diligence, syndication, transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses and (B) the reasonable fees and expenses of counsel for the Administrative Agent with respect thereto, with respect to advising the Administrative Agent as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents, with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto), (ii) all reasonable costs and expenses of the Agents and the Lenders in connection with the enforcement of the Loan Documents, whether in any action, suit or litigation, any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally or otherwise (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent and each Lender with respect thereto) and
(iii) all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of the Loan Documents.

     (b) The Borrowers jointly and severally hereby agree to indemnify and hold harmless the Agents and each Lender and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims that may be asserted against, and any and all damages, losses, liabilities and reasonable expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or awarded against, any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with (i) the transactions contemplated hereby or
(ii) the actual or alleged presence of Hazardous Materials on any property of any Loan Party or any of its Subsidiaries or any Environmental Action relating in any way to any Loan Party or any of its Subsidiaries, in each case whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnified Party or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated, except to the extent such claim, damage, loss, liability or expense is found in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. No termination of this Agreement shall affect the obligations of the Borrowers to indemnify each Indemnified Party under the conditions and to the extent set forth in this
Section 8.04(b).

     (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by any of the Borrowers to or for the account of a Lender other than on the last day of the Interest Period for such Advance, as a result of a payment or conversion pursuant to Section 2.08(b)(i), 2.09(d) or 2.09(e), acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, the Borrowers jointly and severally hereby agree to, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance. A certificate as to the amount of such required compensation, submitted to the Borrowers by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

     (d) If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Loan Party by the Administrative Agent or any Lender, in its sole discretion.

     SECTION 8.05. Right of Setoff. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Affiliate to or for the credit or the account of the Borrowers against any and all of the Obligations of the Borrowers now or hereafter existing under this Agreement and the Note or Notes held by such Lender, and irrespective of whether such Lender shall have made any demand under this Agreement or such Note or Notes and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrowers after any such setoff and application; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender and its Affiliates under this Section 8.05 are in addition to other rights and remedies (including, without limitation, other rights of setoff) that such Lender and its Affiliates may have. Each such setoff shall be subject to Section 2.12.

     SECTION 8.06. Binding Effect. This Agreement shall become effective when it shall have been executed by each GNC and GNI, the Agents, the Issuing Bank and the Swing Line Bank and when the Administrative Agent shall have been notified by each Restatement Lender that such Restatement Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrowers, the Agents, the Issuing Bank, the Swing Line Bank, and each Lender and their respective successors and assigns, except that no Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

     SECTION 8.07. Assignments and Participations. (a) Each Lender may assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment or Commitments, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) except in the case of an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $10,000,000 (or, in the event that the assignment is to a Person that, immediately prior to such assignment, was a Lender, $5,000,000), unless a lesser amount shall be approved by the Administrative Agent and the Borrowers in their reasonable judgment, and shall be an integral multiple of $1,000,000,
(ii) except in the case of an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Commitment of the assigning Lender being retained after giving effect to any such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $10,000,000, (iii) each such assignment shall be to an Eligible Assignee and (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject (except in the case of an Affiliate of a Lender) to such assignment and a processing and recordation fee of $3,000. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from such obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

     (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or the performance or observance by the Borrowers of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in
Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon any Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee or an Affiliate of the assignor; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

     (c) The Administrative Agent shall maintain at its address referred to in
Section 8.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment under each Facility of, and principal amount of the Advances owing under each Facility to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, each Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, together with any Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrowers. Within five Business Days after its receipt of such notice, the Borrowers, at their own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes a new Note or Notes to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it under a Facility or Facilities pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder under such Facility or Facilities, a new Note or Notes to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A-1 or A-2 hereto.

     (e) Each Lender may sell participations in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment or Commitments, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment or Commitments) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note or Notes for all purposes of this Agreement, (iv) the Borrowers, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of this Agreement or any Note, or any consent to any departure by any Borrower therefrom, except to the extent that such amendment, waiver or consent would (A) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation or (B) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation. If the Administrative Agent or such Lender shall request the written consent of such participant to any of the actions set forth in this paragraph (e), and shall not receive either the consent thereto or denial thereof in writing within five Business Days of making such request, such participant shall be deemed to have given its consent.

     (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrowers furnished to such Lender by or on behalf of the Borrowers; provided, however, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information received by it from such Lender.

     (g) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

     (h) The Borrowers and each Lender agree that, at the request of the Administrative Agent, the Borrowers or such Lender will reexecute this Agreement to reflect the assignments that have been effected in accordance with this Section 8.07.

     SECTION 8.08. Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

     SECTION 8.09. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

     SECTION 8.10. No Liability of the Issuing Bank. The Borrowers assume all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Issuing Bank nor any of its officers or directors shall be liable or responsible for:
(a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrowers shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to the Borrowers, to the extent of any direct, but not consequential, damages suffered by the Borrowers that the Borrowers prove were caused by (i) the Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) the Issuing Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

     SECTION 8.11. Confidentiality. Neither any Agent nor any Lender shall disclose any Confidential Information to any Person without the consent in writing of the Borrowers, other than (a) to the Agents' or such Lender's Affiliates and their officers, directors, employees, agents and advisors and to actual or prospective Eligible Assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process provided that unless contrary to applicable law or court order, the Agents and each Lender shall use reasonable efforts prior to the disclosure of Confidential Information to notify the Borrowers of each request under this clause (b) made by a government authority (other than in connection with an examination of the Agents or such Lender) or pursuant to legal process and (c) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking.

     SECTION 8.12. Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the Notes, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each Borrower hereby further irrevocably consents to the service of process in any action or proceeding in such courts by the mailing thereof by any parties hereto by registered or certified mail, postage prepaid, to such Borrower at its address specified pursuant to Section 8.02. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to serve legal process in any other manner permitted by law or to bring any action or proceeding relating to this Agreement or the Notes in the courts of any jurisdiction.

     (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the Notes in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     SECTION 8.13. Waiver of Jury Trial. Each of the Borrowers, the Agents, the Issuing Bank, the Swing Line Bank and the Lenders hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Loan Documents, the Advances or the actions of any Agent or any Lender in the negotiation, administration, performance or enforcement thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                  GENERAL NUTRITION, INCORPORATED,
                                    as Borrower

                                  By /s/
                                     -----------------------------
                                      Title:


                                  GENERAL NUTRITION CORPORATION,
                                    as Borrower

                                  By /s/
                                     -----------------------------
                                      Title: President


                                  By /s/
                                     -----------------------------
                                      Title: Treasurer


                                  GENERAL NUTRITION COMPANIES, INC.

                                  By /s/
                                     -----------------------------
                                      Title:

                                  BANQUE NATIONALE DE PARIS,
                                    as Administrative Agent and Documentation
                                    Agent

                                  By /s/
                                     -----------------------------
                                      Title: Executive Vice President


                                  By /s/
                                     -----------------------------
                                      Title: Vice President


                                  PNC BANK, NATIONAL ASSOCIATION,
                                    as Syndication Agent

                                  By /s/
                                     -----------------------------
                                      Title: Vice President


                                  ABN AMRO BANK N.V.,
                                    as Syndication Agent

                                  By /s/
                                     -----------------------------
                                      Title: Group Vice President and Director

                                  By /s/
                                     -----------------------------
                                      Title:

                                  FIRST UNION NATIONAL BANK OF NORTH CAROLINA
                                    as Co-Agent

                                  By /s/
                                     -----------------------------
                                      Title: Vice President


                                  FLEET NATIONAL BANK
                                    as Co-Agent

                                  By /s/
                                     ------------------------------
                                      Title: Assistant Vice President


                                  THE FUJI BANK, LIMITED, NEW YORK BRANCH
                                    as Co-Agent

                                  By /s/
                                     ------------------------------
                                      Title: Vice President & Manager


                                  THE SUMITOMO BANK, LIMITED
                                    as Co-Agent

                                  By /s/
                                     ------------------------------
                                      Title: Vice President and Manager


                                  By /s/
                                     ------------------------------
                                      Title:

                                  UNITED STATES NATIONAL BANK OF OREGON
                                    as Co-Agent

                                  By /s/
                                     ------------------------------
                                      Title: Vice President


The Restatement Lenders

                                  ABN AMRO BANK N.V.

                                  By /s/
                                     ------------------------------
                                      Title: Group Vice President and Director


                                  By /s/
                                     ------------------------------
                                      Title: Group Vice President and
                                             Operations Manager


                                  BANQUE NATIONALE DE PARIS

                                  By /s/
                                     ------------------------------
                                      Title: Executive Vice President


                                  By /s/
                                     ------------------------------
                                      Title: Vice President


                                  PNC BANK, NATIONAL ASSOCIATION

                                  By /s/
                                     ------------------------------
                                      Title: Vice President

                                  BANK OF TOKYO-MITSUBISHI TRUST COMPANY

                                  By /s/
                                     -------------------------------
                                      Title:  Vice President


                                  CREDIT LYONNAIS NEW YORK BRANCH

                                  By /s/
                                     -------------------------------
                                      Title: Senior Vice President


                                  FIRST UNION NATIONAL BANK OF NORTH CAROLINA

                                  By /s/
                                     -------------------------------
                                      Title: Vice President


                                  FLEET NATIONAL BANK

                                  By /s/
                                     -------------------------------
                                      Title: Assistant Vice President


                                  KEYBANK NATIONAL ASSOCIATION

                                  By /s/
                                     -------------------------------
                                      Title: Assistant Vice President

                                   MELLON BANK, N.A.

                                   By /s/
                                     -----------------------------
                                      Title: Vice President


                                   MITSUBISHI TRUST & BANKING CORPORATION
                                   (U.S.A.)

                                   By /s/
                                     -----------------------------
                                      Title: First Vice President


                                   NATIONAL CITY BANK OF PENNSYLVANIA

                                   By /s/
                                     -----------------------------
                                      Title: Vice President


                                   THE BANK OF NEW YORK

                                   By /s/
                                     -----------------------------
                                      Title: Vice President


                                   THE DAI-ICHI KANGYO BANK, LTD.

                                   By /s/
                                     -----------------------------
                                      Title: Vice President

                                   THE FUJI BANK, LIMITED, NEW YORK BRANCH

                                   By /s/
                                      ------------------------------
                                      Title: Vice President & Manager


                                   THE INDUSTRIAL BANK OF JAPAN TRUST COMPANY

                                   By /s/
                                     -----------------------------
                                      Title: Senior Vice President


                                   THE SANWA BANK, LIMITED, NEW YORK BRANCH

                                   By /s/
                                      ----------------------------
                                      Title: Assistant Vice President


                                   THE SUMITOMO BANK, LIMITED

                                   By /s/
                                      ----------------------------
                                      Title: Vice President and Manager


                                   By /s/
                                      ----------------------------
                                      Title: Vice President

                                   THE SUMITOMO TRUST & BANKING CO., LTD., NEW
                                   YORK BRANCH

                                   By /s/
                                      -----------------------------
                                      Title: Senior Vice President
                                             Manager, Corporate Finance Dept.


                                   THE TOYO TRUST AND BANKING CO.  LTD.

                                   By /s/
                                     -----------------------------
                                      Title: Vice President


                                   THE YASUDA TRUST AND BANKING CO., LTD., NEW
                                   YORK BRANCH

                                   By /s/
                                      ----------------------------
                                      Title: Senior Vice President


                                   UNITED STATES NATIONAL BANK OF OREGON

                                   By /s/
                                     -----------------------------
                                      Title:


                                   WELLS FARGO BANK, N.A.

                                   By /s/
                                      ----------------------------
                                      Title: Vice President


                                   By /s/
                                     -----------------------------
                                      Title: Assistant Vice President

                                   BANQUE PARIBAS

                                   By /s/
                                      ---------------------------
                                      Title: Vice President


                                   By /s/
                                      ---------------------------
                                      Title: Group Vice President


                                   CIBC INC.

                                   By /s/
                                     -----------------------------
                                      Title: Director


                                   NATIONAL AUSTRALIA BANK LIMITED

                                   By /s/
                                      ----------------------------
                                      Title: Vice President


                                    WACHOVIA BANK OF GEORGIA, N.A.

                                    By /s/
                                     -----------------------------
                                       Title: Vice President

                                  EXHIBIT A-1
              TO THE FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

               FORM OF AMENDED AND RESTATED REVOLVING CREDIT NOTE

                                                           Dated: March __, 1997

     FOR VALUE RECEIVED, the undersigned, [General Nutrition, Incorporated] [General Nutrition Corporation], a Pennsylvania corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of ____________________(the "Lender") for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) the aggregate principal amount of the Revolving Credit Advances (as defined below) owing to the Lender by the Borrower pursuant to the Credit Agreement (as defined below) on March 31, 2002.

     The Borrower promises to pay interest on the unpaid principal amount of each Revolving Credit Advance from the date of such Revolving Credit Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

     Both principal and interest are payable in lawful money of the United States of America to Banque Nationale de Paris, as Administrative Agent, at the Federal Reserve Bank of New York, 33 Liberty Street, New York, New York 10048, Account No. 75042070103 in same day funds. Each Revolving Credit Advance owing to the Lender by the Borrower and the maturity thereof, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto, which is part of this Promissory Note.

     This Promissory Note is one of the Revolving Credit Notes referred to in, and is entitled to the benefits of, the Fourth Amended and Restated Credit Agreement dated as of March __, 1997 (the "Credit Agreement") among the Borrower, [General Nutrition, Incorporated] [General Nutrition Corporation], General Nutrition Companies, Inc., the Lender, the Co-Agents and certain other lenders parties thereto, and Banque Nationale de Paris, as Administrative Agent for the Lender and such other lenders. The Credit Agreement, among other things, (i) provides for the making of revolving credit advances (the "Revolving Credit Advances") by the Lender to the Borrower from time to time in an aggregate amount not to exceed, at any time outstanding, the dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Revolving Credit Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

     This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York.

                                 [GENERAL NUTRITION, INCORPORATED]
                                 [GENERAL NUTRITION CORPORATION]

                                 By

                                    Title:

                       ADVANCES AND PAYMENTS OF PRINCIPAL

                                                   Amount of
                         Amount of              Principal Paid               Unpaid Principal              Notation
      Date                Advance                 or Prepaid                      Balance                   Made by
----------------  ----------------------- ---------------------------  -----------------------------  -------------------

                                  EXHIBIT A-2
              TO THE FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

                            FORM OF SWING LINE NOTE

$__________________                                     Dated:  March __, 1997

     FOR VALUE RECEIVED, the undersigned, [General Nutrition, Incorporated] [General Nutrition Corporation], a Pennsylvania corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of _______________________ (the "Swing Line Bank") for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) the aggregate principal amount of the Swing Line Advances (as defined below) owing to the Swing Line Bank by the Borrower pursuant to the Credit Agreement (as defined below) on March 31, 2002.

     The Borrower promises to pay interest on the unpaid principal amount of each Swing Line Advance from the date of such Swing Line Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

     Both principal and interest are payable in lawful money of the United States of America to Banque Nationale de Paris, as Administrative Agent, at the Federal Reserve Bank of New York, 33 Liberty Street, New York, New York 10048, Account No. 75042070103, in same day funds. Each Swing Line Advance owing to the Swing Line Bank by the Borrower and the maturity thereof, and all payments made on account of principal thereof, shall be recorded by the Swing Line Bank and, prior to any transfer hereof, endorsed on the grid attached hereto, which is part of this Promissory Note.

     This Promissory Note is one of the Revolving Credit Notes referred to in, and is entitled to the benefits of, the Fourth Amended and Restated Credit Agreement dated as of March __, 1997 (the "Credit Agreement") among the Borrower, [General Nutrition, Incorporated] [General Nutrition Corporation], General Nutrition Companies, Inc., the Lender, the Co-Agents and certain other lenders parties thereto, and Banque Nationale de Paris, as Administrative Agent for the Swing Line Bank and such other lenders. The Credit Agreement, among other things, (i) provides for the making of swing line advances (the "Swing Line Advances") by the Swing Line Bank to the Borrower from time to time in an aggregate amount not to exceed, at any time outstanding, the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Swing Line Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

     This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York.

                                [GENERAL NUTRITION, INCORPORATED]
                                [GENERAL NUTRITION CORPORATION]

                                By

                                   Title:

                                   EXHIBIT B
              TO THE FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

                          FORM OF NOTICE OF BORROWING

Banque Nationale de Paris,
  as Administrative Agent
  for the Lenders party
  to the Credit Agreement
  referred to below
499 Park Avenue
New York, NY  10022               [Date]

Attention:  Ms. Julia Posada

Ladies and Gentlemen:

     The undersigned, [General Nutrition, Incorporated] [General Nutrition Corporation], refers to the Fourth Amended and Restated Credit Agreement, dated as of March 31, 1997 (the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, [General Nutrition, Incorporated] [General Nutrition Corporation], General Nutrition Companies, Inc., certain Lenders party thereto, the Co- Agents, the Syndication Agents and Banque Nationale de Paris ("BNP"), as Administrative Agent and Documentation Agent for said Lenders, and BNP as swing line bank, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 2.02(a) of the Credit Agreement:

     (i)   The Business Day of the Proposed Borrowing is ___________ , 19__

     (ii) The Facility under which the Proposed Borrowing is requested is the _____________ Facility.

     (iii) The Type of Advances comprising the Proposed Borrowing is [Base Rate Advances] [Eurodollar Rate Advances].

     (iv)   The aggregate amount of the Proposed Borrowing is [$_________]

     [(v) The initial Interest Period for each Eurodollar Rate Advance made as part of the Proposed Borrowing is ________ month[s].]

     The undersigned hereby certifies that the following statements are true on the date hereof and will be true on the date of the Proposed Borrowing:

     (A) the representations and warranties contained in each Loan Document are correct, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

     (B) no event has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom, that constitutes a Default.

                              Very truly yours,

                              [GENERAL NUTRITION, INCORPORATED]
                              [GENERAL NUTRITION CORPORATION]

                              By_______________________________
                                Title:

                                   EXHIBIT C
              TO THE FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

                       FORM OF ASSIGNMENT AND ACCEPTANCE

     Reference is made to the Fourth Amended and Restated Credit Agreement dated as of March 31, 1997 (the "Credit Agreement") among General Nutrition, Incorporated and General Nutrition Corporation, each a Pennsylvania corporation (collectively, the "Borrowers"), General Nutrition Companies, Inc., the Lenders (as defined in the Credit Agreement), Banque Nationale de Paris ("BNP"), as administrative agent (the "Administrative Agent") and documentation agent for the Lenders, the Syndication Agents (as defined in the Credit Agreement), the Co-Agents (as defined in the Credit Agreement), and BNP as swing line bank. Terms defined in the Credit Agreement are used herein with the same meaning.

     The "Assignor" and the "Assignee" referred to on Schedule 1 agree as follows:

     1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement as of the date hereof equal to the percentage interest specified on Schedule 1 of all outstanding rights and obligations under the Credit Agreement Facility or Facilities specified on Schedule 1. After giving effect to such sale and assignment, the Assignee's Commitments and the amount of the Advances owing to the Assignee will be as set forth on Schedule 1.

     2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under the Loan Documents or any other instrument or document furnished pursuant thereto; and (iv) shall, within three Business Days from the date specified in Section 4 below, deliver the Note or Notes held by the Assignor and requests that the Administrative Agent exchange such Note or Notes for a new Note or Notes payable to the order of the Assignee in an amount equal to the Commitment or Commitments assumed by the Assignee pursuant hereto and the Assignor in an amount equal to the Commitment or Commitments retained by the Assignor under the Credit Agreement, respectively, as specified on Schedule 1.

     3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in
   Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vi) attaches any U.S. Internal Revenue Service forms required under Section 2.11.

     4. Following the execution of this Assignment and Acceptance by the Assignee and the Assignor, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Administrative Agent.

     5. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

     6. Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

     7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

     8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

     IN WITNESS WHEREOF, the Assignor and the Assignee have caused Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

Effective Date: _____________, 19__

                                    [NAME OF ASSIGNOR], as Assignor

                                    By:

                                        Title:

                                    Dated: __________, 19__


                                    [NAME OF ASSIGNEE], as Assignee

                                    By:

                                        Title:

                                    Domestic Lending Office:
                                    Eurodollar Lending Office:

Accepted this ____ day
of __________, 19__

BANQUE NATIONALE DE PARIS,
as Administrative Agent

By:

   Title:

                                   SCHEDULE 1
                                       to
                           ASSIGNMENT AND ACCEPTANCE

As to each Facility in respect of which an interest is being assigned:

Section 1.

        Facility:                               _____

        Percentage interest of all
        outstanding rights and obligations
        of the Facility being assigned:         _____%

Section 2.

(a)     Assigned Advances

        Aggregate outstanding principal amount of Revolving Credit
        Advances assigned:                    $_____________________

(b)     Retained Advances

        Aggregate outstanding principal amount of Revolving Credit
        Advances retained:                    $_____________________

                                    EXHIBIT D TO THE FOURTH AMENDED AND RESTATED
                                         CREDIT AGREEMENT AS SEPARATELY EXECUTED

                  FOURTH AMENDED AND RESTATED PARENT GUARANTY

                           Dated as of March 31, 1997

                                      from

                       GENERAL NUTRITION COMPANIES, INC.

                                      and

                        GENERAL NUTRITION, INCORPORATED,

                                 as Guarantors,

                                  in favor of

                            THE LENDERS PARTY TO THE
                  FOURTH AMENDED AND RESTATED CREDIT AGREEMENT
                               REFERRED TO HEREIN

                                      and

                           BANQUE NATIONALE DE PARIS,

               as Administrative Agent and as Documentation Agent
                  and as Issuing Bank and as Swing Line Bank,

                                      and

             PNC BANK, NATIONAL ASSOCIATION and ABN AMRO BANK N.V.

                             as Syndication Agents,

                                      and

         THE SUMITOMO BANK, LIMITED, FIRST UNION NATIONAL BANK OF NORTH
       CAROLINA, THE FUJI BANK, LIMITED, NEW YORK BRANCH, FLEET NATIONAL
                BANK and UNITED STATES NATIONAL BANK OF OREGON,

                                  as Co-Agents

                         T A B L E   O F   C O N T E N T S

        Section                                                           Page
        -------                                                           ----
      SECTION 1.  Guaranty; Limitation on Liability........................  2

      SECTION 2.  Guaranty Absolute........................................  3

      SECTION 3.  Waivers..................................................  4

      SECTION 4.  Payments Free and Clear of Taxes, Etc....................  5

      SECTION 5.  Representations and Warranties...........................  6

      SECTION 6.  Affirmative Covenants....................................  7

      SECTION 7.  Negative Covenants.......................................  8

      SECTION 8.  Amendments, Etc.......................................... 10

      SECTION 9.  Notices, Etc............................................. 10

     SECTION 10.  No Waiver; Remedies...................................... 11

     SECTION 11.  Right of Setoff.......................................... 11

     SECTION 12.  Continuing Guaranty; Assignments Under the Fourth Amended
                      and Restated Credit Agreement........................ 11

     SECTION 13.  Governing Law............................................ 12

     SECTION 14.  Execution in Counterparts................................ 12

                  FOURTH AMENDED AND RESTATED PARENT GUARANTY

     FOURTH AMENDED AND RESTATED PARENT GUARANTY, dated as of March 31, 1997, made by GENERAL NUTRITION COMPANIES, INC., a Delaware corporation ("GNCI") and General Nutrition, Incorporated ("GNI"; GNI and GNCI each being a "Guarantor"; collectively being the "Guarantors"), in favor of the Lenders (the "Lenders") party to the Fourth Amended and Restated Credit Agreement referred to below and Banque Nationale de Paris ("BNP"), as administrative agent (together with any successor appointed pursuant to Article VII of the Fourth Amended and Restated Credit Agreement, being the "Administrative Agent") and as documentation agent (the "Documentation Agent"), PNC Bank, National Association and ABN AMRO Bank N.V., as syndication agents (the "Syndication Agents"), The Sumitomo Bank, Limited, First Union National Bank of North Carolina, The Fuji Bank, Limited, New York Branch, Fleet National Bank and United States National Bank of Oregon, as co-agents (the "Co-Agents," and together with the Administrative Agent, the Documentation Agent and the Syndication Agents the "Agents"), and BNP, as issuing bank (the "Issuing Bank") and as swing line bank (the "Swing Line Bank"), and any Lender that has entered into a Hedge Agreement with any Loan Party (together with the Lenders, the Agents, the Swing Line Bank and the Issuing Bank, the "Lender Parties" and each individually, a "Lender Party").

     PRELIMINARY STATEMENTS:

     (1) This Fourth Amended and Restated Guaranty is intended to continue the guaranty in favor of the Lender Parties and BNP given by the Guarantors pursuant to the Existing Guaranty (as hereinafter defined) without any interruption.

     (2) GNI and GNI's wholly owned Subsidiary, General Nutrition Corporation, a Pennsylvania corporation ("GNC"; and together with GNI, collectively the "Borrowers"), have entered into a Credit Agreement dated as of January 18, 1993, which Credit Agreement was amended and restated pursuant to the Second Amended and Restated Credit Agreement dated as of July 19, 1994, which was further amended and restated pursuant to the Third Amended and Restated Credit Agreement dated as of March 21, 1996, (the "Existing Credit Agreement") with the lenders referred to therein (the "Existing Lenders") and BNP, as agent for the Existing Lenders.

     (3) In connection with the Existing Credit Agreement, the Guarantors have previously entered into the Third Amended and Restated GNCI Guaranty dated as of July 21,

1994 (the "Existing Guaranty") in favor of the Existing Lenders, the Existing Lenders that have entered into a Hedge Agreement with any Loan Party referred to therein, and BNP, as administrative agent for the Existing Lenders.

     (4) The Existing Credit Agreement is being further amended and restated pursuant to a Fourth Amended and Restated Credit Agreement dated as of March 31, 1997 (said agreement, as it may hereafter be amended or otherwise modified from time to time, being the "Fourth Amended and Restated Credit Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined) among the Borrowers, the Lenders party thereto as Restatement Lenders, the Agents, the Issuing Bank and the Swing Line Bank.

     (5) It is a condition precedent to the effectiveness of the Fourth Amended and Restated Credit Agreement that, on the Restatement Date, the Guarantors shall have executed and delivered this Guaranty.

     NOW, THEREFORE, in consideration of the premises and in order to induce the Restatement Lenders to make Advances and the Issuing Bank to issue Letters of Credit under the Fourth Amended and Restated Credit Agreement, the Guarantors hereby agree as follows:

     SECTION 1. Guaranty; Limitation on Liability. (a) Each of the Guarantors hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of the Loan Parties now or hereafter existing under the Loan Documents, whether for principal, interest, fees, expenses or otherwise (such Obligations being the "Guaranteed Obligations"), and agrees to pay any and all reasonable expenses (including reasonable counsel fees and expenses) incurred by the Administrative Agent or the other Lender Parties in enforcing any rights under this Guaranty or any other Loan Document. Without limiting the generality of the foregoing, the liability of each of the Guarantors shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Loan Parties to the Administrative Agent or the Lender Parties under the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such Loan Party.

     (b) Each Guarantor agrees that in the event any payment shall be required to be made to the Lender Parties under this Guaranty or any other guaranty, such Guarantor will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor and each other guarantor so as to maximize the aggregate amount paid to the Lender Parties under the Loan Documents.

     SECTION 2. Guaranty Absolute. Each of the Guarantors guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent or any other Lender Party with respect thereto. The Obligations of each of the Guarantors under this Guaranty are independent of the Guaranteed Obligations or any other Obligations of any other Loan Party under the Loan Documents, and a separate action or actions may be brought and prosecuted against each such Guarantor to enforce this Guaranty, irrespective of whether any action is brought against either Borrower or any other Loan Party or whether the Borrowers are joined in any such action or actions. The liability of each of the Guarantors under this Guaranty shall be absolute and unconditional irrespective of:

     (a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

     (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any of the Loan Parties or otherwise;

     (c) any taking, exchange, release or nonperfection of any collateral, or any taking, release, amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

     (d) any manner of application of collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or any other assets of either of the Borrowers or any of their Subsidiaries;

     (e) any change, restructuring or termination of the corporate structure or existence of the Loan Parties or any of their Subsidiaries; or

     (f) any other circumstance (including, without limitation, any statute of limitations) that might otherwise constitute a defense available to, or a discharge of, either of the Borrowers or a Guarantor or any other guarantor or surety.

This Guaranty shall continue to be effective or to be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Administrative Agent or any of the other Lender Parties upon the insolvency, bankruptcy or reorganization of either of the Borrowers or any other Loan Party or otherwise, all as though such payment had not been made.

     SECTION 3. Waivers. (a) Each of the Guarantors hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Administrative Agent or any other Lender Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against either of the Borrowers or any other Person or any collateral.

     (b) Each of the Guarantors hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Loan Documents or any of the transactions contemplated thereby, or the actions of the Administrative Agent or any other Lender Party in the negotiation, administration, performance or enforcement thereof.

     (c) Each of the Guarantors hereby irrevocably waives any duty on the part of the Administrative Agent or any other Lender Party to disclose to such Guarantor any matter, fact or thing relating to the business, operation or condition of either of the Borrowers and their respective assets now or hereafter known by the Administrative Agent or any other Lender Party.

     (d) Each of the Guarantors hereby irrevocably waives any claim or other rights that it may now or hereafter acquire against either of the Borrowers or any other insider guarantor that arise from the existence, payment, performance or enforcement of each Guarantor's Obligations under this Guaranty or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Administrative Agent or any other Lender Party against either of the Borrowers or any other insider guarantor or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from either of the Borrowers or any other insider guarantor, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim, remedy or right. If any amount shall be paid to any Guarantor in violation of the preceding sentence at any time prior to the later of (i) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty and
(ii) the Termination Date, such amount shall be held in trust for the benefit of the Administrative Agent and the other Lender Parties and shall forthwith be paid to the Administrative Agent to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. Each of the Guarantors acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waiver set forth in this subsection (d) is knowingly made in contemplation of such benefits.

     SECTION 4. Payments Free and Clear of Taxes, Etc. (a) Any and all payments made by either Guarantor hereunder shall be made, in accordance with Section
2.11 of the Fourth Amended and Restated Credit Agreement, free and clear of and without deduction for any and all present or future Taxes. If such Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Administrative Agent or any other Lender Party, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4), such Lender Party or Administrative Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Guarantor shall make such deductions and (iii) such Guarantor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

     (b) In addition, each of the Guarantors agrees to pay any present or future Other Taxes.

     (c) The Guarantors jointly and severally agree to indemnify the Administrative Agent and each other Lender Party for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 4) paid by the Administrative Agent or such other Lender Party, as the case may be, and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date the Administrative Agent or such other Lender Party, as the case may be, makes written demand therefor.

     (d) Within 30 days after the date of any payment of Taxes, each of the Guarantors will furnish to the Administrative Agent, at its address referred to in Section 8.02 of the Fourth Amended and Restated Credit Agreement, appropriate evidence of payment thereof. If no Taxes are payable in respect of any payment hereunder by or on behalf of such Guarantor through an account or branch outside the United States or on behalf of such Guarantor by a payor that is not a United States person (as defined in Section 2.11(d) of the Fourth Amended and Restated Credit Agreement), such Guarantor will furnish, or will cause such payor to furnish, to the Administrative Agent a certificate from each appropriate taxing authority or authorities, or an opinion of counsel acceptable to the Administrative Agent, in either case stating that such payment is exempt from or not subject to Taxes.

     (e) Without prejudice to the survival of any other agreement of any Guarantor hereunder, the agreements and obligations of such Guarantor contained in this Section 4 shall survive the payment in full of the Guaranteed Obligations and all other amounts payable under this Guaranty.

     SECTION 5. Representations and Warranties. GNCI hereby represents and warrants as follows:

     (a) Due Incorporation, Etc. GNCI (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed, except where the failure to so qualify or be licensed would not have a Material Adverse Effect and (iii) has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

     (b) Due Authorization and Execution, Etc. The execution, delivery and performance by GNCI of this Guaranty and the consummation of the transactions contemplated hereby, are within GNCI's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene GNCI's charter or bylaws, (ii) violate any law (including, without limitation, the Securities Exchange Act of 1934 and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970), rule, regulation (including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting GNCI or any of its properties or (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the properties of GNCI. GNCI is not in violation of any other law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which could have a Material Adverse Effect.

     (c) Government Consents. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by GNCI of this Guaranty.

     (d) Legal, Valid and Binding Nature. This Guaranty has been duly executed and delivered, and is the legal, valid and binding obligation of GNCI, enforceable against GNCI in accordance with its terms.

     (e) Absence of Litigation. No actions, suits, investigations, litigation or proceedings are pending or, to the knowledge of GNCI, threatened against or affecting GNCI or the properties of GNCI before any court, governmental agency or arbitrator that (i) would reasonably be likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Guaranty.

     (f) Agreements of GNCI. GNCI is not a party to any agreement or other instrument other than this Guaranty, the Tax Sharing Agreement, the Intercompany Subordination Agreement and the other Related Documents to which GNCI is a party, except as contemplated by the Loan Documents.

     SECTION 6. Affirmative Covenants. GNCI covenants and agrees that, so long as any part of the Guaranteed Obligations shall remain unpaid, any Letter of Credit shall be outstanding or any Lender shall have any Commitment, GNCI will:

     (a) Compliance with Laws, Etc. Comply in all material respects with all applicable laws (including, without limitation, Environmental Laws), rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970.

     (b) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent,
   (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property, which in any case exceed in the aggregate $500,000; provided, however, that GNCI shall be required to pay or discharge any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings, diligently pursued, and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom securing Indebtedness in excess of $500,000 in the aggregate attaches to its property and becomes enforceable against its other creditors.

     (c) Preservation of Corporate Existence, Etc. Preserve and maintain its corporate existence, rights (charter and statutory) and franchises.

     (d) Visitation Rights. At any reasonable time and from time to time upon reasonable notice to GNCI, permit the Administrative Agent or any of the other Lender Parties, or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, GNCI, and to discuss the affairs, finances and accounts of GNCI with any of its officers or directors and with its independent certified public accountants; provided that GNCI shall have the right to have a representative of GNCI present during any discussions with its independent public accountants.

     (e) Keeping of Books. Keep proper books of record and account in which full and correct entries shall be made of all financial transactions and the assets and business of GNCI in accordance with GAAP.

     (f) Performance of Related Documents. (i) Perform and observe in all material respects all of the terms and provisions of each Related Document to be performed or observed by it, maintain each such Related Document in full force and effect and enforce in all material respects each such Related Document in accordance with its terms, in each case except to the extent that the failure to so act could not reasonably be expected to adversely affect the interest or rights of the Administrative Agent or the other Lender Parties in any manner and take all such action to such end as may be from time to time reasonably requested by the Administrative Agent and (ii) upon the reasonable request of the Administrative Agent, make to each other party to each such Related Document such demands and requests for information and reports or for action as GNCI is entitled to make under such Related Document.

     (g) Transactions with Affiliates. Conduct all transactions permitted under the Loan Documents with any of its Affiliates on terms that are fair and reasonable and no less favorable to GNCI than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

     SECTION 7. Negative Covenants. GNCI covenants and agrees that, so long as any part of the Guaranteed Obligations shall remain unpaid, any Letter of Credit shall be outstanding or any Lender shall have any Commitment, GNCI will not:

     (a) Business. Enter into or conduct any business or engage in any activity except (i) the ownership of the capital stock of GNI and (ii) the performance of its obligations under the documents referred to in Section 5(f) to which it is or is to be a party or otherwise contemplated by the Loan Documents.

     (b) Liens, Etc. Create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or sign or file, under the Uniform Commercial Code of any jurisdiction, a financing statement that names GNCI or any of its Subsidiaries as debtor, or sign any security agreement authorizing any secured party thereunder to file such financing statement, or assign any accounts or other right to receive income.

     (c) Indebtedness. Create, incur, assume or suffer to exist, any Indebtedness other than Indebtedness created by GNCI's obligations under this Guaranty.

     (d) Lease Obligations. Create, incur, assume or suffer to exist any obligations as lessee for the rental or hire of real or personal property of any kind.

     (e) Mergers, Etc. Merge into or consolidate with any Person or permit any Person to merge into it, or transfer or dispose of all or substantially all of its property and assets, except that GNI may merge with or into or consolidate with or into, or transfer all or substantially all of its property and assets to GNCI; provided, however, that immediately after giving effect thereto, no event shall occur and be continuing that constitutes a Default.

     (f) Sales, Etc. of Assets. Sell, lease, transfer or otherwise dispose of any assets, or grant any option or other right to purchase, lease or otherwise acquire any assets.

     (g) Investments in Other Persons. Make or hold any Investment in any Person other than (i) Investments in GNI consisting of equity or Intercompany Subordinated Debt, (ii) Investments outstanding on the date of this Agreement in Diet Center, Inc. or any Investments issued as a replacement of or in exchange thereof and (iii) Investments in connection with its 1996 Management and Stock Purchase Plan, as amended from time to time, or any similar type management stock option plan.

     (h) Charter Amendments. Amend, modify or change in any manner (i) its certificate of incorporation or (ii) its bylaws (except to increase the number of authorized shares, to authorize a staggered board of directors and to provide for anti-takeover provisions) if such amendment, modification or change could reasonably be expected to adversely affect the interest or rights of the Administrative Agent or the other Lender Parties in any manner.

     (i) Accounting Changes. Make or permit any change in accounting policies or reporting practices (including, without limitation, any change in its fiscal year), except as required or permitted by generally accepted accounting principles, securities laws or the rules of any stock exchange upon which GNCI's capital stock may be listed.

     (j) Prepayments, Etc. of Indebtedness. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness.

     (k) Amendment, Etc. of Related Documents. Cancel or terminate any Related Document or consent to or accept any cancellation or termination thereof, amend, modify or change in any material respect any term or condition of any Related Document or give any consent, waiver or approval thereunder (it being acknowledged by GNCI that the financial or payment terms of any such Related Document are material terms and conditions thereof), waive any default under or any breach of any term or condition of any Related Document, agree in any manner to any other amendment, modification or change of any term or condition of any Related Document or take any other action in connection with any Related Document, in each case that could reasonably be expected to impair the value of the interest or rights of GNCI thereunder or that could reasonably be expected to impair the interest or rights of the Administrative Agent or the other Lender Parties in any manner.

     (l) Negative Pledge. Enter into or suffer to exist any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets.

     (m) Partnerships. Become a general partner in any general or limited partnership.

     SECTION 8. Amendments, Etc. No amendment or waiver of any provision of this Guaranty and no consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent and the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, (a) limit the liability of any Guarantor hereunder or (b) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder.

     SECTION 9. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy, telex or cable communication) and mailed, telegraphed, telecopied, telexed, cabled or delivered (a) if to GNCI, addressed to it at 921 Penn Avenue, Pittsburgh, Pennsylvania 15222, Attention: Chief Financial Officer, (b) if to GNI, addressed to it at 921 Penn Avenue, Pittsburgh, Pennsylvania 15222, Attention:
Chief Financial Officer, with a copy to Hutchins, Wheeler & Dittmar, A Professional Corporation, addressed to it at 101 Federal Street, Boston, MA 02110, Attention: Jeffrey S. Wieand or (c) if to the Administrative Agent or any Lender, at the address of the Administrative Agent or such Lender referred to in Section 8.02 of the Fourth Amended and Restated Credit Agreement, or as to any such party at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section 8. All such notices and other communications shall, when mailed, telegraphed, telecopied, telexed or cabled, respectively, be effective when deposited in the mails, telecopied, delivered to the telegraph company, transmitted by telecopier, confirmed by telex answerback or delivered to the cable company, respectively.

     SECTION 10. No Waiver; Remedies. No failure on the part of the Administrative Agent or any other Lender Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof or consent thereto; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     SECTION 11. Right of Setoff. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 of the Fourth Amended and Restated Credit Agreement to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of said Section 6.01, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any of the Guarantors against any and all of the Obligations of such Guarantor now or hereafter existing under this Guaranty, whether or not such Lender shall have made any demand under this Guaranty and although such Obligations may be unmatured. Each Lender agrees promptly to notify each such Guarantor after any such setoff and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section 11 are in addition to other rights and remedies (including, without limitation, other rights of setoff) that such Lender may have.

     SECTION 12. Continuing Guaranty; Assignments Under the Fourth Amended and Restated Credit Agreement. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the later of (i) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty and (ii) the Termination Date, (b) be binding upon each Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Administrative Agent, the other Lender Parties and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Fourth Amended and Restated Credit Agreement (including, without limitation, all or any portion of its Commitment or Commitments, the Advances owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender, herein or otherwise, in each case as provided in Section 8.07 of the Fourth Amended and Restated Credit Agreement.

     SECTION 13. Governing Law. This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York.

     SECTION 14. Execution in Counterparts. This Guaranty may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Guaranty by telecopier shall be effective as delivery of a manually executed counterpart of this Guaranty.

     IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                     GENERAL NUTRITION COMPANIES, INC.

                                     By  /s/
                                         -----------------------------
                                        Title:


                                     GENERAL NUTRITION, INCORPORATED

                                     By  /s/
                                         -----------------------------
                                        Title:

                                                 EXHIBIT E TO THE FOURTH AMENDED
                            AND RESTATED CREDIT AGREEMENT AS SEPARATELY EXECUTED

                  FOURTH AMENDED AND RESTATED PARENT GUARANTY

                           Dated as of March 31, 1997

                                      from

                       GENERAL NUTRITION COMPANIES, INC.

                                      and

                        GENERAL NUTRITION, INCORPORATED,

                                 as Guarantors,

                                  in favor of

                            THE LENDERS PARTY TO THE
                  FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

                               REFERRED TO HEREIN

                                      and

                           BANQUE NATIONALE DE PARIS,

               as Administrative Agent and as Documentation Agent
                  and as Issuing Bank and as Swing Line Bank,

                                      and

             PNC BANK, NATIONAL ASSOCIATION and ABN AMRO BANK N.V.

                             as Syndication Agents,

                                      and

         THE SUMITOMO BANK, LIMITED, FIRST UNION NATIONAL BANK OF NORTH CAROLINA, THE FUJI BANK, LIMITED, NEW YORK BRANCH, FLEET NATIONAL

                BANK and UNITED STATES NATIONAL BANK OF OREGON,

                                  as Co-Agents

                         T A B L E O F C O N T E N T S

Section                                                                   Page
SECTION 1.         Guaranty; Limitation on Liability.......................  2

SECTION 2.         Guaranty Absolute.......................................  3

SECTION 3.         Waivers.................................................  4

SECTION 4.         Payments Free and Clear of Taxes, Etc...................  5

SECTION 5.         Representations and Warranties..........................  6

SECTION 6.         Covenants...............................................  8

SECTION 7.         Amendments, Etc.........................................  8

SECTION 8.         Notices, Etc............................................  9

SECTION 9.         No Waiver; Remedies.....................................  9

SECTION 10.        Right of Setoff.........................................  9

SECTION 11.        Continuing Guaranty; Assignments Under the Fourth
                           Amended and Restated Credit Agreement........... 10

SECTION 12.        Governing Law........................................... 10

SECTION 13.        Execution in Counterparts............................... 10

                                                                  EXECUTION COPY

                FOURTH AMENDED AND RESTATED SUBSIDIARY GUARANTY

                           Dated as of March 31, 1997

                                      from

                    THE SUBSIDIARY GUARANTORS NAMED HEREIN,

                                 as Guarantors,

                                  in favor of

                    THE LENDERS PARTY TO THE FOURTH AMENDED
                AND RESTATED CREDIT AGREEMENT REFERRED TO HEREIN

                                      and

                           BANQUE NATIONALE DE PARIS,

              as Administrative Agent and Documentation Agent and
                       Issuing Bank and Swing Line Bank,

                                      and

             PNC BANK, NATIONAL ASSOCIATION and ABN AMRO BANK N.V.

                             as Syndication Agents,

                                      and

         THE SUMITOMO BANK, LIMITED, FIRST UNION NATIONAL BANK OF NORTH CAROLINA, THE FUJI BANK, LIMITED, NEW YORK BRANCH, FLEET NATIONAL

                 BANK and UNITED STATES NATIONAL BANK OF OREGON

                                  as Co-Agents

                FOURTH AMENDED AND RESTATED SUBSIDIARY GUARANTY

     FOURTH AMENDED AND RESTATED SUBSIDIARY GUARANTY, dated as of March 31, 1997 made by the Persons listed on the signature pages hereof (each a "Subsidiary Guarantor"), in favor of the Lenders (the "Lenders") party to the Fourth Amended and Restated Credit Agreement referred to below and Banque Nationale de Paris ("BNP"), as administrative agent (together with any successor agent appointed pursuant to Article VII of the Fourth Amended and Restated Credit Agreement referred to below, the "Administrative Agent") and as documentation agent (the "Documentation Agent"), and PNC Bank, National Association and ABN AMRO Bank N.V., as syndication agents (the "Syndication Agents"), The Sumitomo Bank, Limited, First Union National Bank of North Carolina, The Fuji Bank, Limited, New York Branch, Fleet National Bank and United States National Bank of Oregon, as co-agents (the "Co-Agents,"and, together with the Administrative Agent, the Documentation Agent and the Syndication Agents, the "Agents") and BNP, as issuing bank (the "Issuing Bank") and as swing line bank (the "Swing Line Bank"), and any Lender that has entered into a Hedge Agreement with any Loan Party (together with the Lenders, the Agents, the Swing Line Bank, and the Issuing Bank, the "Lender Parties" and, each individually, a "Lender Party").

     PRELIMINARY STATEMENTS:

     (1) This Fourth Amended and Restated Subsidiary Guaranty is intended to continue the guaranty in favor of the Lender Parties and BNP given by the Subsidiary Guarantors pursuant to the Existing Subsidiary Guaranty (as hereinafter defined) without any interruption.

     (2) General Nutrition, Incorporated, a Pennsylvania corporation ("GNI") and GNI's wholly owned Subsidiary, General Nutrition Corporation, a Pennsylvania corporation ("GNC"; and together with GNI, collectively the "Borrowers") have entered into a Credit Agreement dated as of January 18, 1993, which Credit Agreement was amended and restated pursuant to the Second Amended and Restated Credit Agreement dated as of July 19, 1994, which Credit Agreement was further amended and restated pursuant to the Third Amended and Restated Credit Agreement dated as of March 21, 1996 (the "Existing Credit Agreement") with the lenders referred to therein (the "Existing Lenders") and BNP, as agent for the Existing Lenders.

     (3) In connection with the Existing Credit Agreement, the Subsidiary Guarantors have previously entered into the Third Amended and Restated Subsidiary Guaranty dated as of March 21, 1997, (the "Existing Subsidiary Guaranty") in favor of the Existing Lenders, the Lenders that have entered into a Hedge Agreement with any Loan

Party, and BNP, as administrative agent for the Existing Lenders.

     (4) The Existing Credit Agreement is being further amended and restated pursuant to a Fourth Amended and Restated Credit Agreement dated as of March 31, 1997 (said agreement, as it may hereafter be amended or otherwise modified from time to time, being the "Fourth Amended and Restated Credit Agreement," the terms defined therein and not otherwise defined herein being used herein as therein defined) among the Borrowers, the Lenders party thereto as Restatement Lenders, the Agents, the Issuing Bank and the Swing Line Bank.

     (5) It is a condition precedent to the effectiveness of the Fourth Amended and Restated Credit Agreement, that on the Restatement Date, each Subsidiary Guarantor shall have executed and delivered this Guaranty.

     NOW, THEREFORE, in consideration of the premises and in order to induce the Restatement Lenders to make Advances and the Issuing Bank to issue Letters of Credit under the Fourth Amended and Restated Credit Agreement, each Subsidiary Guarantor hereby agrees as follows:

     SECTION 1. Guaranty; Limitation on Liability. (a) Each of the Subsidiary Guarantors hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of the Loan Parties now or hereafter existing under the Loan Documents, whether for principal, interest, fees, expenses or otherwise (such Obligations being the "Guaranteed Obligations"), and agrees to pay any and all reasonable expenses (including reasonable counsel fees and expenses) incurred by the Administrative Agent or the other Lender Parties in enforcing any rights under this Guaranty or any other Loan Document. Without limiting the generality of the foregoing, the liability of each of the Subsidiary Guarantors shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Loan Parties to the Administrative Agent or the Lender Parties under the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such Loan Party.

  (b) (i) Each Guarantor and by its acceptance of this Subsidiary Guaranty, the Agent and each of the other Lender Parties, hereby confirms that it is the intention of all such parties that this Subsidiary Guaranty not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to this Subsidiary Guaranty. To effectuate the foregoing intention, the Agents, the other Lender Parties and the Subsidiary Guarantors hereby irrevocably agree that the Obligations of each Subsidiary Guarantor under this Guaranty shall not exceed the greater of (A) the net benefit realized by such Subsidiary Guarantor from the proceeds of the Advances made from time to time by the Borrower to such Subsidiary Guarantor or to any subsidiary of such Subsidiary Guarantor and (B) the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Subsidiary Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the Obligations of such other Subsidiary Guarantor under this Guaranty, result in the Obligations of such Subsidiary Guarantor under this Subsidiary Guaranty not constituting a fraudulent transfer or conveyance. For purposes hereof, "Bankruptcy Law" means Title 11, U.S. Code, or any similar Federal or state law for the relief of debtors.

     (ii) Each Subsidiary Guarantor agrees that in the event any payment shall be required to be made to the Lender Parties under this Guaranty or any other guaranty, such Guarantor will contribute, to the maximum extent permitted by law, such amounts to each other Subsidiary Guarantor and each other guarantor so as to maximize the aggregate amount paid to the Lender Party under the Loan Documents.

     SECTION 2. Guaranty Absolute. Each of the Subsidiary Guarantors guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent or any other Lender Party with respect thereto. The Obligations of each of the Subsidiary Guarantors under this Guaranty are independent of the Guaranteed Obligations or any other Obligations of any other Loan Party under the Loan Documents, and a separate action or actions may be brought and prosecuted against each such Subsidiary Guarantor to enforce this Guaranty, irrespective of whether any action is brought against either Borrower or any other Loan Party or whether the Borrowers are joined in any such action or actions. The liability of each of the Subsidiary Guarantors under this Guaranty shall be absolute and unconditional irrespective of:

     (a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

     (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any Loan Party under the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any of the Loan Parties or otherwise;

     (c) any taking, exchange, release or nonperfection of any collateral, or any taking, release, amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

     (d) any manner of application of collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or any other assets of either of the Borrowers or any of their Subsidiaries;

     (e) any change, restructuring or termination of the corporate structure or existence of the Loan Parties; or

     (f) any other circumstance (including, without limitation, any statute of limitations) that might otherwise constitute a defense available to, or a discharge of, either of the Borrowers or a Subsidiary Guarantor or any other guarantor or surety.

This Guaranty shall continue to be effective or to be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Administrative Agent or any of the other Lender Parties upon the insolvency, bankruptcy or reorganization of either of the Borrowers or any other Loan Party or otherwise, all as though such payment had not been made.

     SECTION 3. Waivers. (a) Each of the Subsidiary Guarantors hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Administrative Agent or any other Lender Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against either of the Borrowers or any other Person or any collateral.

     (b) Each of the Subsidiary Guarantors hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Loan Documents or any of the transactions contemplated thereby, or the actions of the Administrative Agent or any other Lender Party in the negotiation, administration, performance or enforcement thereof.

     (c) Each of the Subsidiary Guarantors hereby irrevocably waives any duty on the part of the Administrative Agent or any other Lender Party to disclose to such Subsidiary Guarantor any matter, fact or thing relating to the business, operation or condition of either of the Borrowers and their respective assets now or hereafter known by the Administrative Agent or any other Lender Party.

     (d) Each of the Subsidiary Guarantors hereby irrevocably waives any claim or other rights that it may now or hereafter acquire against either of the Borrowers or any other insider guarantor that arise from the existence, payment, performance or enforcement of each

Subsidiary Guarantor's Obligations under this Guaranty or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Administrative Agent or any other Lender Party against either of the Borrowers or any other insider guarantor or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from either of the Borrowers or any other insider guarantor, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim, remedy or right. If any amount shall be paid to any Subsidiary Guarantor in violation of the preceding sentence at any time prior to the later of (i) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty and (ii) the Termination Date, such amount shall be held in trust for the benefit of the Administrative Agent and the other Lender Parties and shall forthwith be paid to the Administrative Agent to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. Each of the Subsidiary Guarantors acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waiver set forth in this subsection (d) is knowingly made in contemplation of such benefits.

     SECTION 4. Payments Free and Clear of Taxes, Etc. (a) Any and all payments made by any Subsidiary Guarantor hereunder shall be made, in accordance with
Section 2.11 of the Fourth Amended and Restated Credit Agreement, free and clear of and without deduction for any and all present or future Taxes. If such Subsidiary Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Administrative Agent or any other Lender Party, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4), the Administrative Agent or such other Lender Party, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Subsidiary Guarantor shall make such deductions and (iii) such Subsidiary Guarantor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

     (b) In addition, each of the Subsidiary Guarantors agree to pay any present or future Other Taxes.

     (c) The Subsidiary Guarantors jointly and severally agree to indemnify the Administrative Agent and each other Lender Party for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 4) paid by the Administrative Agent or such other Lender Party, as the case may be, and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date the Administrative Agent or such other Lender Party, as the case may be, makes written demand therefor.

     (d) Within 30 days after the date of any payment of Taxes, each of the Subsidiary Guarantors will furnish to the Administrative Agent, at its address referred to in Section 8.02 of the Fourth Amended and Restated Credit Agreement, appropriate evidence of payment thereof. If no Taxes are payable in respect of any payment hereunder by or on behalf of such Subsidiary Guarantor through an account or branch outside the United States or on behalf of such Subsidiary Guarantor by a payor that is not a United States person (as defined in Section 2.11(d) of the Fourth Amended and Restated Credit Agreement), such Subsidiary Guarantor will furnish, or will cause such payor to furnish, to the Administrative Agent a certificate from each appropriate taxing authority or authorities, or an opinion of counsel acceptable to the Administrative Agent, in either case stating that such payment is exempt from or not subject to Taxes.

     (e) Without prejudice to the survival of any other agreement of any Subsidiary Guarantor hereunder, the agreements and obligations of such Subsidiary Guarantor contained in this Section 4 shall survive the payment in full of the Guaranteed Obligations and all other amounts payable under this Guaranty.

     SECTION 5. Representations and Warranties. Each Guarantor hereby represents and warrants as follows:

     (a) Such Guarantor other than GND (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed would not have a Material Adverse Effect and (iii) has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. All of the outstanding capital stock of such Guarantor has been validly issued and is fully paid and non-assessable. GND (i) is a business trust duly organized, validly existing under the laws of the Commonwealth of Pennsylvania, (ii) is duly qualified as a foreign business trust in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed, except where the failure to so qualify or be licensed would not have a Material Adverse Effect and (iii) has all requisite power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. The instrument organizing GND as a business trust has been filed in the Department of State of the Commonwealth of Pennsylvania and the sole beneficiaries of GND are GNS and GNIC.

     (b) The execution, delivery and performance by such Guarantor of this Guaranty and each other Loan Document and each Related Document to which it is or is to be a party, and the consummation of the transactions contemplated hereby, are within such Guarantor's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene such Guarantor's charter or bylaws, (ii) violate any law (including, without limitation, the Securities Exchange Act and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970), rule, regulation (including, without limitation, Regulation G, T, U and X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting such Guarantor, any of its Subsidiaries or any of their properties or (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the properties of such Guarantor or any of its Subsidiaries. The execution, delivery and performance by GND of each Loan Document and each Related Document to which it is or is to be a party, and the consummation of the transactions contemplated hereby, are within the powers of GND, have been duly authorized by all necessary action by and consent of its trustees, and do not (i) contravene GND's organizational documents or bylaws, (ii) violate any law (including, without limitation, the Securities Exchange Act and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970), rule, regulation (including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System), order, writ, judgement, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting GND, any of its Subsidiaries or any of its properties or (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the properties of GND or any of its Subsidiaries. Neither such Guarantor nor any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which would have a Material Adverse Effect.

     (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by such Guarantor of this Guaranty, the Notes or any other Loan Document or any

   Related Document to which it is or is to be a party, or for the consummation of the transactions contemplated hereby, or (ii) the exercise by the Agent or any Lender Party of its rights under the Loan Documents.

     (d) This Guaranty has been, and each other Loan Document and each Related Document to which such Guarantor will be a party when delivered pursuant to the Credit Agreement will have been, duly executed and delivered by such Guarantor. This Guaranty is, and each of the Notes, and each other Loan Document and each Related Document to which it will be a party when delivered pursuant to the Credit Agreement will be, the legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms.

     (e) There is no action, suit, investigation, litigation or proceeding affecting such Guarantor, any of its Subsidiaries or any of its properties, including any Environmental Action, pending or, to the best of the Guarantor's knowledge, threatened before any court, governmental agency or arbitrator that (i) would be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Guaranty, any Note, any other Loan Document or any Related Document or the consummation of the transactions contemplated by the Loan Documents.

     (f) There are no conditions precedent to the effectiveness of this Guaranty that have not been satisfied or waived.

     (g) Such Guarantor has, independently and without reliance upon the Agent or any other Secured Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty, and such Guarantor has established adequate means of obtaining from any other Loan Parties on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the financial condition, operations, properties and prospects of such other Loan Parties.

     SECTION 6. Covenants. Each Guarantor covenants and agrees that, so long as any part of the Guaranteed Obligations shall remain unpaid, any Letter of Credit shall be outstanding, or any Lender Party shall have any Commitment or any obligation under any Hedge Agreements, such Guarantor will, unless the Required Lenders shall otherwise consent in writing, perform or observe, and cause its Subsidiaries to perform or observe, all of the terms, covenants and agreements that the Loan Documents state that the Borrowers are to cause such Guarantor or such Subsidiaries to perform or observe.

     SECTION 7. Amendments, Etc. No amendment or waiver of any provision of this Guaranty and no consent to any departure by any Subsidiary Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent and the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, (a) limit the liability of any Subsidiary Guarantor hereunder or (b) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder.

     SECTION 8. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy, telex or cable communication) and mailed, telegraphed, telecopied, telexed, cabled or delivered (a) if to any Subsidiary Guarantor, addressed to it at 921 Penn Avenue, Pittsburgh, Pennsylvania 15222, Attention: Chief Financial Officer, with a copy to Hutchins, Wheeler & Dittmar, A Professional Corporation, at 101 Federal Street, Boston, MA 02110, Attention: Jeffrey S. Wieand or (b) if to the Administrative Agent or any Lender, at the address of the Administrative Agent or such Lender referred to in Section 8.02 of the Fourth Amended and Restated Credit Agreement, or as to any such party at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section 6. All such notices and other communications shall, when mailed, telegraphed, telecopied, telexed or cabled, respectively, be effective when deposited in the mails, telecopied, delivered to the telegraph company, transmitted by telecopier, confirmed by telex answerback or delivered to the cable company, respectively.

     SECTION 9. No Waiver; Remedies. No failure on the part of the Administrative Agent or any other Lender Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof or consent thereto; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     SECTION 10. Right of Setoff. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 of the Fourth Amended and Restated Credit Agreement to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of said Section 6.01, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any of the Subsidiary Guarantors against any and all of the Obligations of such Subsidiary Guarantor now or hereafter existing under this Guaranty, whether or not such Lender shall have made any demand under this Guaranty and although such Obligations may be unmatured. Each

Lender agrees promptly to notify each such Subsidiary Guarantor after any such setoff and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section 8 are in addition to other rights and remedies (including, without limitation, other rights of setoff) that such Lender may have.

     SECTION 11. Continuing Guaranty; Assignments Under the Fourth Amended and Restated Credit Agreement. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the later of (i) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty and (ii) the Termination Date, (b) be binding upon each Subsidiary Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Administrative Agent, the other Lender Parties and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Fourth Amended and Restated Credit Agreement (including, without limitation, all or any portion of its Commitment or Commitments, the Advances owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender, herein or otherwise, in each case as provided in Section 8.07 of the Fourth Amended and Restated Credit Agreement.

     SECTION 12. Governing Law. This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York.

     SECTION 13. Execution in Counterparts. This Guaranty may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Guaranty by telecopier shall be effective as delivery of a manually executed counterpart of this Guaranty.

     IN WITNESS WHEREOF, each of the Subsidiary Guarantors has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                  GENERAL NUTRITION CORPORATION

                                  By /s/
                                     --------------------------
                                     Title: President


                                  By /s/
                                     --------------------------
                                     Title: Treasurer


                                  GENERAL NUTRITION PRODUCTS, INC.

                                  By /s/
                                     --------------------------
                                     Title:


                                  NATURE'S FRESH NORTHWEST, INC.

                                  By /s/
                                     --------------------------
                                     Title:


                                  GENERAL NUTRITION GOVERNMENT SERVICES, INC.

                                  By /s/
                                     --------------------------
                                     Title:

                                  GNC (CANADA) HOLDING COMPANY

                                  By /s/
                                     --------------------------
                                     Title:


                                  GENERAL NUTRITION INVESTMENT COMPANY

                                  By /s/
                                     --------------------------
                                     Title:


                                  GENERAL NUTRITION SERVICES, INC.

                                  By /s/
                                     --------------------------
                                     Title:


                                  GNC FRANCHISING, INC.

                                  By /s/
                                     --------------------------
                                     Title:


                                  GNC LIMITED

                                  By /s/
                                     --------------------------
                                     Title:


                                  GENERAL NUTRITION INTERNATIONAL, INC.

                                  By /s/
                                     --------------------------
                                     Title:

                                  GENERAL NUTRITION DISTRIBUTION COMPANY

                                  By /s/
                                     --------------------------
                                     Title: Treasurer


                                  GNC (UK) HOLDING COMPANY

                                  By /s/
                                     --------------------------
                                     Title:


                                  NATURE FOOD CENTRES, INC.

                                  By /s/
                                     --------------------------
                                     Title:


                                  NFC, INC.

                                  By /s/
                                     --------------------------
                                     Title:


                                  VSS, INC.

                                  By /s/
                                     --------------------------
                                     Title:


                                  GNC INTERNATIONAL HOLDINGS, INC.

                                  By /s/
                                     --------------------------
                                     Title:

                                                                  EXECUTION COPY

                                                                       EXHIBIT F

                              ASSIGNMENT AGREEMENT

     Reference is made to the Third Amended and Restated Credit Agreement dated as of March 21, 1996 (as amended prior to the date hereof, the "Credit Agreement") among GENERAL NUTRITION, INCORPORATED, a Pennsylvania corporation ("GNI"), GENERAL NUTRITION CORPORATION, a Pennsylvania corporation ("GNC"), the banks and other lenders listed on the signature pages thereof, BANQUE NATIONALE DE PARIS, NEW YORK BRANCH, as agent for the Lenders hereunder, PNC BANK, NATIONAL ASSOCIATION, FLEET NATIONAL BANK and THE FUJI BANK, LIMITED, as co-agents and BANQUE NATIONALE DE PARIS, NEW YORK BRANCH, as swing line bank. Terms not otherwise defined herein are used herein as defined in the Credit Agreement.

     1. Each of the lenders listed on the signature pages hereof under the caption "Assignors" (each an "Assignor" and, collectively, the "Assignors") hereby sells and assigns to the Lenders (each an "Assignee" and, collectively, the "Assignees") party to the Fourth Amended and Restated Credit Agreement dated as of March 31, 1997 (the "Restated Credit Agreement") among GENERAL NUTRITION, INCORPORATED, a Pennsylvania corporation ("GNI"), GENERAL NUTRITION CORPORATION, a Pennsylvania corporation ("GNC" together with GNI, the "Borrowers"), GENERAL NUTRITION COMPANIES, INC., a Delaware corporation, the banks and other lenders (the "Lenders") listed on the signature pages hereof, BANQUE NATIONALE DE PARIS ("BNP"), as administrative agent (together with any successor appointed pursuant to Article VII, the "Administrative Agent") and as documentation agent (the "Documentation Agent"), for the Lenders hereunder, PNC BANK, NATIONAL ASSOCIATION and ABN AMRO Bank N.V. as syndication agents (the "Syndication Agents"), THE SUMITOMO BANK, LIMITED, FIRST UNION NATIONAL BANK OF NORTH CAROLINA, THE FUJI BANK, LIMITED, NEW YORK BRANCH, FLEET NATIONAL BANK and UNITED STATES NATIONAL BANK OF OREGON, as co-agents (the "Co-Agents," and, together with the Administrative Agent, the Documentation Agent and the Syndication Agents, the "Agents"), and BNP, as issuing bank ("Issuing Bank") and as swing line bank (the "Swing Line Bank"), all of such Assignor's interest in and rights and obligations under the Credit Agreement as of the Effective Date (as defined below), including, without limitation, such Assignor's Revolving Credit Commitments as in effect on the Effective Date

(each an "Assignment" and, collectively, the "Assignments"). The Administrative Agent, on behalf of each Assignee, accepts the Assignments in accordance with the terms set forth in the Restated Credit Agreement.

     2. This Assignment Agreement shall become effective as of the date (the "Effective Date") and time specified in a notice delivered by the Borrowers to the Administrative Agent in accordance with the Restated Credit Agreement no later than the day prior to the proposed Effective Date; the Administrative Agent shall give each Assignor prompt notice of the delivery of such notice by the Borrowers. No such notice shall specify an Effective Date later than March 31, 1997. In consideration of the Assignments contemplated hereby, each Assignor shall receive an amount (each, an "Assignment Payment" and, collectively, the "Assignment Payments") in same day funds equal to the sum of the aggregate principal amount of all Advances owing to such Assignor on such date, plus accrued and unpaid commitment fees and interest thereon to such date at the rates specified pursuant to the Credit Agreement, such payment to be made as soon as practicable following the initial borrowing under the Restated Credit Agreement (the "Effective Time"), but in no event later than 12:00 noon on the day immediately following the Effective Time (the "Payment Deadline"). Each Assignee shall pay an amount equal to its ratable share, determined as set forth in the Restated Credit Agreement, of the aggregate of the Assignment Payments. If the aggregate amount of the Assignment Payments has not been delivered to the Administrative Agent on or prior to the Payment Deadline or if the Fourth Restatement Date (as defined in the Restated Credit Agreement) does not occur, then (i) each Assignment shall automatically be revoked without further action by any party and each Assignor shall have the same interest in and rights and obligations under the Credit Agreement as existed immediately prior to the Effective Date, (ii) each Assignor shall return to the Administrative Agent all Assignment Payments received by such Assignor, and the Administrative Agent shall return all such payments, together with all other Assignment Payments received by the Administrative Agent and not paid to the Assignors, to the Assignees and (iii) this Assignment Agreement shall be of no further force and effect and each of the parties hereto shall be released from its obligations and forfeit its rights hereunder (except under this sentence). In the event that any Assignor's Assignment Payment is not made by 12:00 noon on the Effective Date, such Assignor shall receive an additional day's interest and commitment fee for each day until the day on which such payment is made prior to 2:00 p.m., unless this Assignment Agreement shall have been revoked in accordance with the preceding sentence.

     3. Each Assignor (i) represents and warrants that it is the legal and beneficial owner of the interests being sold and assigned by it hereunder and that such interests are free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the Restated Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or the Restated Credit Agreement or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or the performance or observance by the Borrowers of any of their respective obligations under the Credit Agreement or the Restated Credit Agreement or any other instrument or document furnished pursuant thereto.

     4. By accepting this Assignment Agreement below, the Administrative Agent confirms on behalf of each Assignee that such Assignee has received such financial statements and such other documents and information as such Assignee has deemed appropriate to make its own credit analysis and decision to enter into the Restated Credit Agreement and agrees that such Assignee will, independently and without reliance upon any Assignor and based on such documents and information as such Assignee shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Restated Credit Agreement.

     5. The Borrowers hereby acknowledge that this Assignment Agreement varies from the form of Assignment and Acceptance prescribed by the Credit Agreement and waives any objection to such variations. Subject to the payment of all amounts specified under paragraph 2 above, each Assignor waives any and all rights to assert that the borrowings and other transactions contemplated by the Restated Credit Agreement constitute a Default under the Credit Agreement.

     6. The Borrowers hereby acknowledge that the Assignors, by performance of this Assignment Agreement, may incur costs associated with a repayment on a day other than the last day of an Interest Period. The Borrower hereby agrees to pay directly to each Assignor, on demand, an amount equal to such costs in accordance with Section 8.04(c) of the Credit Agreement.

     7. THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     8. This Assignment Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Assignment Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment Agreement.

     IN WITNESS WHEREOF, the Assignors, GNI and GNC have caused this Assignment Agreement to be executed by their officers thereunto duly authorized.

                               GENERAL NUTRITION, INCORPORATED,
                                  as Borrower

                               By

                                  Title:


                               GENERAL NUTRITION CORPORATION,
                                  as Borrower

                               By

                                  Title:

                               By

                                  Title:


                               BANQUE NATIONALE DE PARIS,
                                  as Administrative Agent

                               By

                                  Title:

                               By

                                  Title:


Assignors:                     BANQUE NATIONALE DE PARIS

                               By

                                  Title:

                               By

                                  Title:

                               ABN AMRO BANK N.V.

                               By

                                  Title:

                               By

                                  Title:


                               COMMERZBANK, AG NEW YORK BRANCH

                               By

                                  Title:


                               CREDIT LYONNAIS NEW YORK BRANCH

                               By

                                  Title:


                               FIRST UNION NATIONAL BANK OF NORTH CAROLINA

                               By

                                  Title:


                               FUYO GENERAL LEASE (USA) INC.

                               By

                                  Title:

                               THE BANK OF NEW YORK

                               By

                                  Title:


                               THE INDUSTRIAL BANK OF JAPAN TRUST COMPANY

                               By

                                  Title:


                               THE SANWA BANK, LIMITED, NEW YORK BRANCH

                               By

                                  Title:


                               THE TOYO TRUST AND BANKING CO. LTD.

                               By

                                  Title:


                               TOKAI BANK, LIMITED NEW YORK BRANCH

                               By

                                  Title:

                               FLEET NATIONAL BANK

                               By

                                  Title:


                               MELLON BANK, N.A.

                               By

                                  Title:


                               MITSUBISHI TRUST & BANKING CORPORATION (U.S.A.)

                               By

                                  Title:


                               NATIONAL CITY BANK OF PENNSYLVANIA

                               By

                                  Title:


                               PNC BANK, NATIONAL ASSOCIATION

                               By

                                  Title:


                               KEYBANK NATIONAL ASSOCIATION

                               By

                                  Title:

                               THE SUMITOMO TRUST & BANKING CO., LTD., NEW YORK
                                BRANCH

                               By

                                  Title:


                               BANK OF TOKYO-MITSUBISHI TRUST COMPANY

                               By

                                  Title:


                               THE DAI-ICHI KANGYO BANK, LTD.

                               By

                                  Title:


                               THE FUJI BANK, LIMITED, NEW YORK BRANCH

                               By

                                  Title:


                               THE SUMITOMO BANK, LIMITED

                               By

                                  Title:


                               By

                                  Title:

                               THE YASUDA TRUST AND BANKING CO., LTD., NEW YORK BRANCH

                               By

                                  Title:


                               UNITED STATES NATIONAL BANK OF OREGON

                               By

                                  Title:


                               WELLS FARGO BANK, N.A.

                               By

                                  Title:

Assignees:

                               ABN AMRO BANK N.V.

                               By

                                  Title:

                               By

                                  Title:


                               BANQUE NATIONALE DE PARIS

                               By

                                  Title:


                               By

                                  Title:

                               PNC BANK, NATIONAL ASSOCIATION

                               By

                                  Title:


                               BANK OF TOKYO-MITSUBISHI TRUST COMPANY

                               By

                                  Title:


                               CREDIT LYONNAIS NEW YORK BRANCH

                               By

                                  Title:


                               FIRST UNION NATIONAL BANK OF NORTH CAROLINA

                               By

                                  Title:


                               FLEET NATIONAL BANK

                               By

                                  Title:

                               KEYBANK NATIONAL ASSOCIATION

                               By

                                  Title:


                               MELLON BANK, N.A.

                               By

                                  Title:


                               MITSUBISHI TRUST & BANKING CORPORATION (U.S.A.)

                               By

                                  Title:


                               NATIONAL CITY BANK OF PENNSYLVANIA

                               By

                                  Title:


                               THE BANK OF NEW YORK

                               By

                                  Title:

                               THE DAI-ICHI KANGYO BANK, LTD.

                               By

                                  Title:


                               THE FUJI BANK, LIMITED, NEW YORK BRANCH

                               By

                                  Title:


                               THE INDUSTRIAL BANK OF JAPAN TRUST COMPANY

                               By

                                  Title:


                               THE SANWA BANK, LIMITED, NEW YORK BRANCH

                               By

                                  Title:


                               THE SUMITOMO BANK, LIMITED

                               By

                                  Title:


                               By

                                  Title:

                               THE SUMITOMO TRUST & BANKING CO., LTD., NEW YORK BRANCH

                               By

                                  Title:


                               THE TOYO TRUST AND BANKING CO. LTD.

                               By

                                  Title:


                               THE YASUDA TRUST AND BANKING CO., LTD., NEW YORK BRANCH

                               By

                                  Title:


                               UNITED STATES NATIONAL BANK OF OREGON

                               By

                                  Title:


                               WELLS FARGO BANK, N.A.

                               By

                                  Title:

                               BANQUE PARIBAS

                               By

                                  Title:


                               CIBC INC.

                               By

                                  Title:


                               NATIONAL AUSTRALIA BANK LIMITED

                               By

                                  Title:


                               WACHOVIA BANK OF GEORGIA, N.A.

                               By

                                  Title:

                                                                    EXHIBIT G TO
                                                              THE FOURTH AMENDED
                                                                    AND RESTATED
                                                                CREDIT AGREEMENT
                                                          AS SEPARATELY EXECUTED


                      INTERCOMPANY SUBORDINATION AGREEMENT

                           Dated as of March 31, 1997

                                     among

                       GENERAL NUTRITION COMPANIES, INC.

                           as Subordinated Creditor,

                                      and

                        GENERAL NUTRITION, INCORPORATED,

                                  as Borrower,

                                  in favor of

                           BANQUE NATIONALE DE PARIS,

                            as Administrative Agent

                                                                  EXECUTION COPY

                      INTERCOMPANY SUBORDINATION AGREEMENT

                           Dated as of March 31, 1997

                                     among

                       GENERAL NUTRITION COMPANIES, INC.

                           as Subordinated Creditor,

                                      and

                        GENERAL NUTRITION, INCORPORATED,

                                  as Borrower,

                                  in favor of

                           BANQUE NATIONALE DE PARIS,

                            as Administrative Agent

                      INTERCOMPANY SUBORDINATION AGREEMENT

     SUBORDINATION AGREEMENT dated March 31, 1997, made by General Nutrition Companies, Inc., a Delaware corporation (the "Subordinated Creditor") and General Nutrition, Incorporated, a Pennsylvania corporation (the "Borrower"), in favor of Banque Nationale de Paris ("BNP"), as administrative agent (together with any successor agent appointed pursuant to Article VII of the Fourth Amended and Restated Credit Agreement referred to below, the "Administrative Agent") for the Lenders under the Credit Agreements referred to below.

                             PRELIMINARY STATEMENTS

     (1) The Lenders have entered into (a) a Fourth Amended and Restated Credit Agreement dated as of March 31, 1997 with the Borrower and BNP, as administrative agent and as documentation agent, PNC Bank, National Association and ABN AMRO Bank N.V., as syndication agents (the "Syndication Agents"), The Sumitomo Bank, Limited, First Union National Bank of North Carolina, The Fuji Bank, Limited, New York Branch, Fleet National Bank and United States National Bank of Oregon, as co-agents (the "Co-Agents," and, together with the Administrative Agent, the Documentation Agent and the Syndication Agents, the "Agents"), and BNP, as swing line bank (the "Swing Line Bank") and Issuing Bank (the "Issuing Bank") (said Agreement, as it may hereafter be amended, restated, supplemented or otherwise modified from time to time, and any agreement extending the maturity of, refinancing or otherwise restructuring all or any portion of the Obligations thereunder being the "Credit Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined), and (b) the other Loan Documents and each Hedge Agreement entered into with the Loan Parties party thereto.

     (2) The Borrower is, and may hereafter from time to time become, indebted or otherwise obligated to the Subordinated Creditor. All Indebtedness and other Obligations of the Borrower to the Subordinated Creditor now or hereafter existing (whether created directly or acquired by assignment or otherwise), and interest and premiums, if any, thereon and other amounts payable in respect thereof or in connection therewith are hereinafter referred to as the "Subordinated Debt".

     (3) It is a condition precedent to the incurrence of the Subordinated Debt that the Subordinated Creditor shall have executed and delivered this Agreement.

     NOW, THEREFORE, the Subordinated Creditor and the Borrower each hereby agrees as follows:

     SECTION 1. Agreement to Subordinate. The Subordinated Creditor and the Borrower each agrees that all of the Subordinated Debt is and shall be subordinate and junior, to the extent and in the manner hereinafter set forth, to the prior payment in full of all Senior Obligations (as hereinafter defined), whether now or hereafter existing. For the purposes of this Agreement, the Senior Obligations shall not be deemed to have been paid in full until the latest of (a) the payment in full in cash of all of the Senior Obligations and the termination or expiration of all of the commitments of the Senior Creditors and other holders thereof and (b) the expiration or termination of all of the Hedge Agreements (such latest date being hereinafter referred to as the "Subordination Termination Date"). Furthermore, for purposes of this Agreement (A) the term "Senior Obligations" means all Indebtedness and other Obligations of the Borrower under or in respect of (1) the Credit Agreement, the Notes, the other Loan Documents, and each Hedge Agreement, in each case whether for principal, interest (including, without limitation, interest, as provided in the Notes, that accrues after the filing of a petition initiating any action or proceeding under the U.S. Bankruptcy Code or any other bankruptcy, insolvency or similar law or statute protecting creditors in effect in any jurisdiction, whether or not such interest accrues after the filing of such petition for purposes of the U.S. Bankruptcy Code or such other law or statute or is an allowed claim in any such action or proceeding), fees, premiums, indemnifications, liabilities, expenses or otherwise, and in each case as amended, supplemented, modified, extended, restated, renewed, refunded or replaced, in whole or in part, from time to time, and without limitation as to amount, terms, conditions, covenants and other provisions, and (2) any instrument or other agreement governing any Indebtedness or other Obligations incurred to refinance, refund or replace, in whole or in part, any of the Indebtedness or other Obligations referred to in subclause (1) of this sentence, together with any related notes, guarantees, collateral documents, instruments and agreements executed from time to time in connection therewith and (B) the term "Senior Creditors" means, collectively, the Agents, the Lenders, the Swing Line Bank, the Issuing Bank and any Lender that has entered into a Hedge Agreement with any Loan Party.

     SECTION 2. Events of Subordination. (a) In the event of any dissolution, winding up, liquidation, arrangement, reorganization, adjustment, protection, relief or composition of the Borrower or of its debts, whether voluntary or involuntary, in any bankruptcy, insolvency, arrangement, reorganization, receivership, liquidation, winding up, dissolution, relief or other similar action or proceeding under any bankruptcy, insolvency or similar law or statute protecting creditors in effect in any jurisdiction, or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Borrower, or any other similar action or proceeding (each, an "Insolvency Event"), the Senior Creditors shall be entitled to receive payment in full of the Senior Obligations owed to them before the Subordinated Creditor shall be entitled to receive any payment of all or any of the Subordinated Debt, and any payment or distribution of any kind (whether in cash, property or securities) that otherwise would be payable or deliverable upon or with respect to the Subordinated Debt in any such Insolvency Event (including any payment that may be payable by reason of any other indebtedness of the Borrower being subordinated to payment of the Subordinated Debt) shall be paid or delivered directly to the Administrative Agent for the account of the Senior Creditors until the Senior Obligations shall have been paid in full.

     (b) In the event that (i) any Default shall have occurred and be continuing or (ii) any judicial proceeding shall be pending with respect to any such Default, then no payment (including any payment that may be payable by reason of any other indebtedness of the Borrower being subordinated to payment of the Subordinated Debt) shall be made by or on behalf of the Borrower for or on account of any Subordinated Debt, and the Subordinated Creditors shall not take or receive from the Borrower, directly or indirectly, in cash or other property or by set-off or in any other manner, including, without limitation, from or by way of collateral, payment of all or any of the Subordinated Debt.

     (c) In the event that any Subordinated Debt is declared due and payable before its stated maturity, the Senior Creditors shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Obligations before the Subordinated Creditor is entitled to receive any payment (including any payment which may be payable by reason of the payment of any other indebtedness of the Borrower being subordinated to the payment of the Subordinated Debt) by the Borrower on account of the Subordinated Debt. As long as there is no Default and except as otherwise provided in this Agreement, the Subordinated Creditor shall be entitled to receive and keep payments in respect of the Subordinated Debt.

     SECTION 3. In Furtherance of Subordination. The Subordinated Creditor agrees, in furtherance of the rights of the Senior Creditors set forth in
Section 2, that:

     (a) If any Insolvency Event is commenced by or against the Borrower:

          (i) the Administrative Agent is hereby irrevocably authorized and empowered (in its own name or in the name of the Subordinated Creditor or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution otherwise payable to the Subordinated Creditor on account of the Subordinated Debt following an Insolvency Event and give acquittance therefor, and to file claims and proofs of claim and take such other action (including, without limitation, voting the Subordinated Debt or enforcing any security interest or other lien securing payment of the Subordinated Debt) as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of any of the Senior Creditors under this Agreement; and

          (ii) the Subordinated Creditor shall duly and promptly take such action as the Administrative Agent may from time to time reasonably request

     (A) to collect the Subordinated Debt for the account of the Senior Creditors and to file appropriate claims or proofs or claim in respect of the Subordinated Debt, (B) to execute and deliver to the Administrative Agent such powers of attorney, assignments, or other instruments as the Administrative Agent may reasonably request in order to enable the Administrative Agent to enforce any and all claims with respect to, and any security interests and other liens securing payment of, the Subordinated Debt and (C) to collect and receive any and all payments or distributions which may be payable or deliverable upon or with respect to the Subordinated Debt.

     (b) All payments or distributions upon or with respect to the Subordinated Debt which are received by the Subordinated Creditor contrary to the provisions of this Agreement shall be received in trust for the benefit of the Senior Creditors, shall be segregated from other funds and property of the Subordinated Creditor and shall be forthwith paid over to the Administrative Agent in the same form as so received (with any necessary indorsement) for the account of the Senior Creditors (or the successors thereto) for application (in the case of cash) to, or as collateral (in the case of noncash property or securities) for, the payment or prepayment of the Senior Obligations owed to the applicable Senior Creditors until such Senior Obligations shall have been paid in full.

     (c) To the extent that any of the Subordinated Creditor, the Borrower or any of its Subsidiaries or any other guarantor of or provider of collateral for the Senior Obligations makes any payment on the Senior Obligations that is subsequently invalidated, declared to be fraudulent or preferential or set aside or is required to be repaid to a trustee, receiver or any other party under any bankruptcy, insolvency or reorganization act, state or federal law, common law or equitable cause (such payment being hereinafter referred to as a "Voided Payment"), then to the extent of such Voided Payment, that portion of the Senior Obligations that had been previously satisfied by such Voided Payment shall be revived and continue in full force and effect as if such Voided Payment had never been made. To the extent that the Subordinated Creditor shall have received any payments subsequent to the date of the Senior Creditors' initial receipt of such Voided Payment and such payments have not been invalidated, declared to be fraudulent or preferential or set aside or are required to be repaid to a trustee, receiver, or any other party under any bankruptcy act, state or federal law, common law or equitable cause, the Subordinated Creditor shall be obligated and hereby agrees that any such payment so made or received shall be deemed to have been received in trust for the benefit of the Senior Creditors, and the Subordinated Creditor hereby agrees to pay to the Administrative Agent, upon demand, the full amount so received by the Subordinated Creditor during such period of time to the extent necessary fully to restore to the Senior Creditors the amount of such Voided Payment to be applied as set forth in Section 3(b).

     (d) The Administrative Agent is hereby authorized to demand specific performance of this Agreement, whether or not the Borrower shall have complied with any of the provisions hereof applicable to it, at any time when the Subordinated Creditor shall have failed to comply with any of the provisions of this Agreement applicable to it. The Subordinated Creditor hereby irrevocably waives any defense based on the adequacy of a remedy at law which might be asserted as a bar to the remedy of specific performance set forth in this
Section 3(d).

     (e) The Subordinated Creditor shall not have or claim any Lien in or on any property or assets of the Borrower, whether now or hereafter existing, except in furtherance of the execution or levy upon any judgment which the Subordinated Creditor is permitted to obtain hereunder and, in all such cases, subject to the provisions of this Agreement.

     (f) The Subordinated Creditor hereby agrees, with respect to the Senior Obligations and any and all of the collateral therefor, that the Borrower and the Senior Creditors may agree to amend, waive, supplement or otherwise modify the terms or conditions of any of the Senior Obligations, and the Senior Creditors (or any portion of them) may grant extensions of the time of payment or performance of and make compromises in respect of, any or all of the Senior Obligations (including, without limitation, releases of collateral of, and settlements with, the Borrower, any of the other Loan Parties or any of the other guarantors, sureties or providers of collateral security for the Senior Obligations) and the agreements, instruments and other documents related thereto, in each case without the consent of the Subordinated Creditor and without affecting any of the agreements or obligations of the Subordinated Creditor or the Borrower contained in this Agreement. Without the necessity of any reservation of rights against or any notice to or assent by the Subordinated Creditor, any demand for payment of any of the Senior Obligations may be rescinded, in whole or in part, and any of the Senior Obligations may be continued or extended, and the Senior Creditors may exercise or refrain from exercising any rights and remedies against the Borrower or any other Loan Party and the collateral therefor, all without impairing, abridging, releasing or affecting the subordination provisions or any of the other agreements or obligations of the Subordinated Creditor or the Borrower contained in this Agreement. Nothing in this Agreement shall be construed to create or impose upon the Administrative Agent or any of the other Senior Creditors any fiduciary duty to the Subordinated Creditor or any other implied obligation to act or refrain from acting with respect to the Borrower, any of the other Loan Parties or the collateral therefor, or with respect to any of the Senior Obligations in any manner that is contrary to what the Administrative Agent and the Senior Creditors may determine from time to time is in its or their own interests.

     SECTION 4. No Commencement of Any Proceeding. (a) The Subordinated Creditor agrees that, so long as the Subordination Termination Date shall not have occurred, the Subordinated Creditor will not sue for, nor, so long as any Default has occurred and is continuing, take, ask or demand from the Borrower, payment of all or any of the Subordinated Debt, or commence, or join with any creditor other than the Administrative Agent and the other Senior Creditors in commencing, or directly or indirectly cause the Borrower to commence, or assist the Borrower in commencing, any Insolvency Event.

     (b) If the Subordinated Creditor, in contravention of this Agreement, shall commence, prosecute or participate in any of the proceedings mentioned in
Section 4(a), then the Administrative Agent may intervene and interpose as a defense or plea the making of this Agreement in its name or the name of the Borrower.

     SECTION 5. Rights of Subrogation. The Subordinated Creditor hereby unconditionally and irrevocably agrees that no payment or distribution to the Administrative Agent, on behalf of itself or any of the other Senior Creditors, pursuant to the provisions of this Agreement shall entitle the Subordinated Creditor to exercise any right of subrogation in respect thereof, nor shall the Subordinated Creditor have any right of reimbursement, restitution, exoneration, contribution or indemnification whatsoever from any property or assets of the Borrower, any of the other Loan Parties or any of the other guarantors, sureties or providers of collateral security for the Senior Obligations, or any right to participate in any claim or remedy of the Administrative Agent or any of the other Senior Creditors against the Borrower or any of the collateral for the Senior Obligations, whether or not such claim, remedy or right arises in equity or under contract, statute or common law (including, without limitation, the right to take or receive from the Borrower, directly or indirectly, in cash or other property and assets or by set off or in any other manner, payment or security on account of such claim, remedy or right), until the Subordination Termination Date. If any amount shall be paid to the Subordinated Creditor in violation of the immediately preceding sentence at any time prior to the Subordination Termination Date, such amount shall be held in trust for the benefit of the Administrative Agent and the other Senior Creditors, shall be segregated from all other property and funds of the Subordinated Creditor and shall forthwith be paid to the Administrative Agent for the account of the Senior Creditors in the same form as so received (with any necessary indorsement) for the account of the Senior Creditors (or the successors thereto) for application (in the case of cash) to, or as collateral (in the case of noncash property or securities) for, the payment or prepayment of the Senior Obligations owed to the applicable Senior Creditors until such Senior Obligations shall have been paid in full.

     SECTION 6. Subordination Legend; Further Assurances. The Subordinated Creditor and the Borrower will cause each instrument evidencing Subordinated Debt to be endorsed with the following legend:

          "THE DEBT EVIDENCED BY THIS INSTRUMENT IS SUBORDINATED PURSUANT TO, AND TO THE EXTENT PROVIDED IN, THE INTERCOMPANY SUBORDINATION AGREEMENT DATED MARCH 31, 1997 BY THE MAKER HEREOF AND PAYEE NAMED HEREIN IN FAVOR OF THE ADMINISTRATIVE AGENT AND THE OTHER SENIOR CREDITORS REFERRED TO THEREIN."

If any of the Subordinated Debt is not evidenced by an instrument, the Subordinated Creditor and the Borrower each will mark its books of account in such a manner as shall be effective to give proper notice of the effect of this Agreement and will, in the case of any Subordinated Debt which is not evidenced by any instrument, upon the Administrative Agent's request, promptly cause such Subordinated Debt to be evidenced by an appropriate instrument or instruments endorsed with the legend set forth above. The Subordinated Creditor and the Borrower each will, at its expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Administrative Agent may reasonably request, in order to protect any right or interest granted or purported to be granted under this Agreement or to enable the Administrative Agent or any of the other Senior Creditors to exercise and enforce its rights and remedies hereunder.

     SECTION 7. Agreements in Respect of Subordinated Debt, Etc. (a) The Subordinated Creditor will not:

     (i) Sell, assign, pledge, encumber or otherwise dispose of any of the Subordinated Debt unless such sale, assignment, pledge, encumbrance or disposition (A) is to a Person other than the Borrower or any of its Affiliates and (B) is made expressly subject to the terms of this Agreement; or

     (ii) Permit the terms of any of the Subordinated Debt to be amended, waived, supplemented or other modified in such a manner as could reasonably be expected to have a material adverse effect upon the rights or interests of the Administrative Agent or any of the other Senior Creditors under this Agreement or any of the Loan Documents.

     (b) The Subordinated Creditor shall promptly notify the Administrative Agent of the occurrence of any default under the Subordinated Debt.

     SECTION 8. Agreement by the Borrower. The Borrower agrees that it will not make any payment of any of the Subordinated Debt, or take any other action, in contravention of the provisions of this Agreement.

     SECTION 9. Senior Obligations Hereunder Not Affected. All rights and interests of the Administrative Agent and the Senior Creditors hereunder, and all agreements and other Obligations of the Subordinated Creditor and the Borrower under this Agreement, shall remain in full force and effect irrespective of, and the Subordinated Creditor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

     (a) any lack of validity or enforceability of the Credit Agreement or any of the other Loan Documents, any of the other agreements or instruments relating to any of the Senior Obligations, or any other agreement or instrument relating to any of the foregoing;

     (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Senior Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement or any of the other Loan Documents, any of the other agreements or instruments relating to any of the Senior Obligations, including, without limitation, any increase in the Senior Obligations resulting from the extension of additional credit to the Borrower or any of its Subsidiaries or otherwise;

     (c) any taking, exchange, release or nonperfection of any collateral for the Senior Obligations, or any taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Senior Obligations;

     (d) any manner of application of any collateral for the Senior Obligations, or proceeds thereof, to all or any of the Senior Obligations, or any manner of sale or other disposition of any collateral for the Senior Obligations or any other assets of the Borrower or any of its Affiliates;

     (e) any change, restructuring or termination of the corporate structure or existence of the Borrower or any of its Affiliates; or

     (f) any other circumstance (including, without limitation, any statute of limitations or the existence of or reliance upon any representation by the Administrative Agent or any of the other Senior Creditors) that might otherwise constitute a defense available to, or a discharge of, the Borrower or a subordinated creditor.

     SECTION 10. Waivers and Acknowledgments. (a) The Subordinated Creditor and the Borrower each hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Senior Obligations and this Agreement; and any requirement that the Administrative Agent or any of the Senior Creditors protect, secure, perfect or insure any Lien or any property or assets subject thereto or exhaust any right or take any action against the Borrower or any other Person or any collateral or any other collateral for the Senior Obligations.

     (b) The Subordinated Creditor and the Borrower each hereby unconditionally and irrevocably waives any duty on the part of the Administrative Agent or any of the other Senior Creditors to disclose to the Subordinated Creditor any matter, fact or thing relating to the business, condition, operations, properties or prospects of the Borrower or any of its Subsidiaries now or hereafter known by the Administrative Agent or such other Senior Creditor.

     (c) The Subordinated Creditor and the Borrower each hereby unconditionally waives any right to revoke this Agreement, and acknowledges that this Agreement is continuing in nature at all times on or prior to the Subordination Termination Date and applies to all of the Subordinated Debt and all of the agreements and other Obligations of the Subordinated Creditor under this Agreement, whether existing now or in the future.

     (d) The Subordinated Creditor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and the other agreements or instruments relating to any of the Senior Obligations, and that the waivers set forth in
Section 9 and in this Section 10 are knowingly made in contemplation of such benefits.

     SECTION 11. Representations and Warranties. The Subordinated Creditor and the Borrower each hereby represent and warrant as follows:

     (a) The Subordinated Debt now outstanding, true and complete copies of instruments evidencing which have been furnished to the Administrative Agent, has been duly authorized, issued and delivered by the Borrower, has not been amended or otherwise modified except as set forth in Preliminary Statement (3) of this Agreement, and constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms. There exists no default in respect of any such Subordinated Debt.

     (b) The Subordinated Creditor is the legal and beneficial owner of the Subordinated Debt now outstanding, free and clear of any Lien.

     (c) There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

     (d) The Subordinated Creditor has, independently and without reliance upon the Administrative Agent or any of the other Senior Creditors and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.

     SECTION 12. Amendments, Waivers, Etc. (a) No amendment or waiver of any provision of this Agreement, and no consent to any departure by the Subordinated Creditor or the Borrower herefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent and the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     (b) The Subordinated Creditor hereby agrees that no failure on the part of the Administrative Agent or any of the other Senior Creditors to exercise, and no delay in exercising, any right, power or privilege hereunder shall operate as a waiver thereof or a consent thereto; nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The Subordinated Creditor hereby agrees that the remedies herein provided are cumulative and not exclusive of any remedy provided by applicable law.

     SECTION 13. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication) and mailed, telegraphed, telecopied, telexed or delivered by an overnight courier of recognized standing, if to the Subordinated Creditor, at each of the addresses listed below each such Subordinated Creditor's name on the signature pages hereof; if to the Borrower, the Agents or any Lender, at its address specified in Section 8.02 of the Credit Agreement; or as to each party, at such other address as shall be designated by such party in a written notice to each other party. All such notices and other communications shall, when deposited in the mails, delivered to the telegraph company, transmitted by telecopier, confirmed by telex answerback or delivered by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, telecopied, confirmed by telex answerback or delivered to the overnight courier, respectively.

     SECTION 14. Expenses. The Subordinated Creditor and the Borrower jointly and severally agree to pay to the Administrative Agent, upon demand, any and all costs and expenses, including the reasonable fees and expenses of its counsel and of any experts or agents, which the Administrative Agent or any or any of the other Senior Creditors may incur in connection with the (a) the administration of this Agreement, (b) the exercise or enforcement of any of the rights of the Administrative Agent or the Senior Creditors hereunder or (c) the failure by the Subordinated Creditor or the Borrower to perform or observe any of the terms or provisions of this Agreement.

     SECTION 15. Continuing Agreement; Assignments Under the Credit Agreement. This Agreement is a continuing agreement and shall (a) remain in full force and effect until the Subordination Termination Date, (b) be binding upon the Subordinated Creditor, the Borrower and their respective successors and assigns, and (c) inure to the benefit of, and be enforceable by, the Administrative Agent, the Senior Creditors and their respective successors, transferees and assigns. Without limiting the generality of the clause (c) of the immediately preceding sentence, any of the Lenders may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitment, the Advances and any Note to be held by it) to any other Person, and such other Person shall thereupon become vested with all the rights in respect thereof granted to such Lender Party herein or otherwise, in each case as provided in section 8.07 of the Credit Agreement.

     SECTION 16. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

     SECTION 17. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

     SECTION 18. Severability. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

     IN WITNESS WHEREOF, the Subordinated Creditor and the Borrower each has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                            GENERAL NUTRITION COMPANIES, INC.

                            By /s/
                               --------------------------
                               Name:
                               Title:
                               Address:  921 Penn Avenue
                                         Pittsburgh, PA 15222

                            GENERAL NUTRITION, INCORPORATED

                            By /s/
                               --------------------------
                               Name:
                               Title:
                               Address:  921 Penn Avenue
                                         Pittsburgh, PA  15222